GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
SUPPLEMENT NO. 4 DATED JUNE 17, 2016
TO THE PROSPECTUS DATED FEBRUARY 16, 2016

This document supplements, and should be read in conjunction with, our prospectus dated February 16, 2016. This Supplement No. 4 supersedes and replaces all prior supplements to our prospectus. Unless otherwise defined in this Supplement No. 4, capitalized terms used have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 4 is to disclose:

•	the satisfaction of our minimum offering in Ohio and status of our public offering;

•	the reallocation of shares and commencement of offering Class I shares in our public offering;

•	updates to the cover page of our prospectus;

•	our process for the admission of stockholders and revised subscription instructions for shares of our common stock;

•	updates to the “Questions and Answers About this Offering” section of our prospectus;

•	our potential acquisition of Auburn MOB located in Auburn, CA;

•	revisions to the “Estimated Use of Proceeds” section of our prospectus;

•	updates to the “Compensation Table” section of our prospectus;

•	updates to the “Prior Performance Summary” section of our prospectus;

•	updates to the “Distribution Reinvestment Plan” section of our prospectus;

•	the declaration of distributions to our stockholders;

•	updates to the “Risk Factors” section of our prospectus;

•	a new “Selected Financial Data” section of our prospectus;

•	updates to the “Management of Our Company” section of our prospectus;

•	stock purchase plans entered into by several executive officers and other personnel;

•	revisions to the “Description of Capital Stock” section of our prospectus;

•	updates to the “Share Repurchase Plan” section of our prospectus;

•	revisions to “The Operating Partnership Agreement” section of our prospectus;

•	revisions to the “Plan of Distribution” section of our prospectus;

•	updates to the “Experts” section of our prospectus;

•	a new “Incorporation of Certain Information by Reference” section of our prospectus;

•	updates to the Prior Performance Tables, attached as Exhibit A to our prospectus;

•	a revised form of our Subscription Agreement, attached as Exhibit B to our prospectus;

•	a revised form of our Share Repurchase Request, attached as Exhibit “A” to Exhibit D to our prospectus; and

•	certain information relating to our Class T common stock, which is attached to this prospectus supplement as Exhibit E.

Status of Our Public Offering

We commenced our initial public offering of shares of our common stock on February 16, 2016. Until subscriptions aggregating at least $2,000,000 were received and accepted by us, all subscription proceeds were placed in escrow, and until subscriptions aggregating at least $10,000,000 were received and accepted by us, all subscription proceeds from residents of Ohio were placed in escrow. The conditions of our minimum offering amount were satisfied on April 12, 2016, and we admitted our initial subscribers as stockholders, and the conditions of our minimum offering in Ohio were satisfied on June 14, 2016, and as of such date we were able to admit Ohio subscribers as stockholders. Residents of Washington and Pennsylvania will not be admitted as stockholders until we receive and accept subscriptions aggregating at least $20,000,000 and $150,000,000, respectively. Effective February 16, 2016, we were offering up to approximately $3,000,000,000 in shares of Class T common stock, and effective June 17, 2016, we reallocated certain of the remaining shares being offered, such that we are currently offering up to approximately $2,800,000,000 in shares of Class T common stock and $200,000,000 in shares of Class I common stock in our primary offering, as described further elsewhere in this supplement. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan, and among classes of stock.

As of June 10, 2016, we had received and accepted subscriptions in this offering for 996,111 shares of Class T common stock, or approximately $9,854,000, excluding shares of our common stock issued pursuant to our distribution reinvestment plan, or DRIP. As of June 10, 2016, approximately $2,990,146,000 in shares of our common stock remained available for sale to the public pursuant to this offering, excluding shares available pursuant to the DRIP. We will sell shares of our common stock in our offering until the earlier of February 16, 2018, or the date on which the maximum offering amount has been sold; provided however, that our board of directors may extend this offering for an additional year or as otherwise permitted under applicable law.

Reallocation of Shares and Commencement of Offering Class I Shares

On May 25, 2016, our board of directors approved a reallocation of shares being offered in our public offering and the commencement of offering a new class of common stock, Class I shares. Effective June 17, 2016, we are offering up to $2,800,000,000 in shares of Class T common stock and up to $200,000,000 in shares of Class I common stock in our primary offering. Class I shares will initially be sold at a price of $9.30 per share, reflecting the fact that no selling commissions or stockholder servicing fees are payable on such shares. Class I shares are only available to investors who: (i) purchase shares through fee-based programs, or wrap accounts; (ii) purchase shares through participating broker-dealers that have alternative fee arrangements with their clients; (iii) purchase shares through certain registered investment advisers; (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers; or (v) are an endowment, foundation, pension fund or other institutional investor. We will pay our dealer manager a dealer manager fee of up to 3.0% of the gross offering proceeds of Class I shares, of which 2.0% of the gross offering proceeds will be funded by our advisor and 1.0% of the gross offering proceeds will be funded by us, as outlined further in this supplement. We will issue shares of Class I stock pursuant to the DRIP at the same purchase price as sales of Class T shares pursuant to the DRIP, currently $9.50 per share.

All references throughout our prospectus to the amounts and classes of shares being offered, as well as the purchase price, dealer manager fees, and distribution reinvestment plan price, are hereby updated accordingly.

Cover Page

The table and footnotes thereto on the cover page of our prospectus are hereby superseded and replaced with the following:

		Less		Plus
	Price to Public	Selling Commissions*	Dealer Manager Fee*	Advisor Funding of Dealer Manager Fee*	Net Proceeds (Before Expenses)
Primary Offering
Per Class T Share	$10.00	$0.30	$0.30	$0.20	$9.60
Per Class I Share	$9.30	$—	$0.28	$0.19	$9.21
Total Maximum	$3,000,000,000	$84,000,000	$90,000,000	$60,000,000	$2,886,000,000
Distribution Reinvestment Plan
Per Class T Share	$9.50	$—	$—	$—	$9.50
Per Class I Share	$9.50	$—	$—	$—	$9.50
Total Maximum	$150,000,000	$—	$—	$—	$150,000,000

*
The maximum amount of selling commissions we will pay with respect to Class T shares is 3.0% of the gross offering proceeds in our primary offering. With respect to the dealer manager fee, our advisor will fund 2.0% of the gross offering proceeds with respect to Class T and Class I shares, which will reduce the amount we pay for such fee, and we will fund the remaining 1.0% of the gross offering proceeds. The selling commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a reduction in the per share purchase price, except that shares sold under the DRIP will be sold at $9.50 per share. See “Plan of Distribution.” We will also pay our dealer manager a quarterly stockholder servicing fee with respect to Class T shares, which is not shown in the table above, that will accrue daily in the amount of 1/365th of 1.0% of the purchase price per share (or, once reported, the amount of our net asset value, or NAV, per share) of Class T shares in our primary offering. The selling commissions, dealer manager fee and stockholder servicing fee will not exceed the 10.0% limitation on underwriting compensation imposed by the Financial Industry Regulatory Authority, or FINRA.

All references to the advisor funding of a portion of our fees and expenses, similar to those contained in the footnote to the table above, throughout our prospectus are hereby updated accordingly.

Admission of Stockholders and Revised Subscription Instructions

The “How to Subscribe” section on page iv of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

Investors who meet the suitability standards described herein may subscribe for shares of our common stock as follows:

•	Review this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement is included in this supplement as Exhibit B.

•
Deliver the full purchase price of the shares of our common stock being subscribed for in the form of checks, drafts, wire, Automated Clearing House (ACH) or money orders, along with a completed, executed Subscription Agreement, to your participating broker-dealer. For instructions on wiring funds, see the Wiring Instructions, included in this supplement as Exhibit B.

•
Make your form(s) of payment payable to “Griffin-American Healthcare REIT IV, Inc.,” except that (i) Washington investors should make their form(s) of payment payable to “UMB Bank Escrow Agent for Griffin-American Healthcare REIT IV, Inc.” until we have received and accepted subscriptions for $20,000,000, at which point form(s) of payment should be made payable to “Griffin-American Healthcare REIT IV, Inc.”; and (ii) Pennsylvania investors should make their form(s) of payment payable to “UMB Bank Escrow Agent for Griffin-American Healthcare REIT IV, Inc.” until we have received and accepted subscriptions for $150,000,000, at which point form(s) of payment should be made payable to “Griffin-American Healthcare REIT IV, Inc.”

By executing the Subscription Agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the minimum income and net worth standards we have established.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription, in whole or in part. An approved custodian or trustee must process and forward to us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. See the “Suitability Standards” and the “Plan of Distribution – Subscription Process” sections of this prospectus for additional details on how you can subscribe for shares of our common stock.

The first paragraph of the “Plan of Distribution — Subscription Process” section on page 195 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

To purchase shares of our common stock in this offering, you must complete and sign a subscription agreement similar to the one contained in this supplement as Exhibit B. After you become a stockholder, you may purchase additional shares of our common stock by completing and signing an additional investment subscription agreement similar to the one contained in this supplement as part of Exhibit B. You should pay for your shares of our common stock by delivering the full purchase price of the shares of our common stock in the form of checks, drafts, wire, Automated Clearing House (ACH) or money orders, payable to “Griffin-American Healthcare REIT IV, Inc.,” except that (i) Washington investors should make their form(s) of payment payable to “UMB Bank Escrow Agent for Griffin-American Healthcare REIT IV, Inc.” until we have received and accepted subscriptions for $20,000,000, at which point form(s) of payment should be made payable to “Griffin-American Healthcare REIT IV, Inc.”; and (ii) Pennsylvania investors should make their form(s) of payment payable to “UMB Bank Escrow Agent for Griffin-American Healthcare REIT IV, Inc.” until we have received and accepted subscriptions for $150,000,000, at which point form(s) of payment should be made payable to “Griffin-American Healthcare REIT IV, Inc.”

Questions and Answers About this Offering

The “Questions and Answers About this Offering — What kind of offering is this?” section on page 3 of our prospectus is hereby superseded and replaced with the following:

Q:    What kind of offering is this?

A:
Through Griffin Capital Securities, LLC, which we refer to as Griffin Securities or our dealer manager, we are offering a maximum of $3,000,000,000 in shares of our common stock in our primary offering, up to $2,800,000,000 of which are Class T shares, at a price of $10.00 per share, and up to $200,000,000 of which are Class I shares, at a price of $9.30 per share. These shares are being offered on a “best efforts” basis. We are also offering $150,000,000 in shares of our common stock pursuant to the DRIP to those stockholders who elect to participate in such plan, as described in this prospectus, at a price of $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP, and among classes of stock.

The following information should be read in conjunction with the “Questions and Answers About this Offering” section beginning on page 1 of our prospectus:

Q:    Why did you begin to offer Class T shares and Class I shares, and what are the similarities and differences between the classes?

A:
We began to offer Class T shares and Class I shares due to recent regulatory developments and trends related to non-traded alternative investment products such as the investment opportunity being offered by this prospectus. Concerns over the amount of selling commissions paid from offering proceeds and disclosure of the same on customer account statements have resulted in many sponsors of alternative investment products electing to utilize share class structures that involve lower up-front selling commissions paid from offering proceeds. After extensive consideration and discussions with various constituencies, we commenced offering our Class T shares, which feature 3.0% up-front selling commissions and a stockholder servicing fee, and Class I shares, which feature no up-front selling commissions and no stockholder servicing fee, as discussed in further detail elsewhere in this prospectus.

One difference between Class T shares and Class I shares relates to the amount of selling commissions and stockholder servicing fees payable with respect to each class of shares, and the amount of funding of certain costs by our advisor. Class T shares are subject to selling commissions of 3.0% of the gross offering proceeds of Class T shares, which are paid out of offering proceeds at the time of sale of the share. Class I shares are not subject to selling commissions. Class T shares and Class I shares are also subject to an aggregate dealer manager fee of up to 3.0% of the gross offering proceeds, of which 2.0% of the gross offering proceeds will be funded by our advisor and 1.0% of the gross offering proceeds will be funded by us. Class T shares also feature a stockholder servicing fee, which accrues daily at a rate of 1/365th of 1.0% of the purchase price per Class T share and is payable quarterly in arrears. Our dealer manager will generally re-allow 100% of the stockholder servicing fee to participating broker-dealers. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earliest of: (i) the date at which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to the DRIP); (ii) the fourth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding the DRIP offering) terminates; (iii) the date that such Class T share is redeemed or is no longer outstanding; or (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction. We cannot predict if or when this will occur. We currently estimate that we will pay stockholder servicing fees up to four years after the termination of our offering, but in no event will our underwriting expenses exceed 10.0% of our gross offering proceeds. We cannot predict the length of time over which we will pay this fee due to, among many factors, the varying dates of purchase and the timing of a liquidity event. The aggregate amount of stockholder servicing fees we expect to pay (based on the assumption of $2,800,000,000 in gross offering proceeds pursuant to the sale of Class T shares) is approximately $112,000,000. Class I shares are not subject to a stockholder servicing fee. We will not pay selling commissions, the dealer manager fee, or the stockholder servicing fee with respect to shares of any class sold pursuant to the DRIP. See “Plan of Distribution” for further detail regarding the selling commissions and stockholder servicing fees payable with respect to Class T shares, and the dealer manager fees payable with respect to Class T shares and Class I shares.

Class I shares will also differ from Class T shares in regards to the annualized distribution rate attributable to such shares. While we expect that our board of directors will declare the same daily distribution amount with respect to Class I shares as compared to Class T shares, the lower purchase price of Class I shares will result in a higher annualized distribution percentage rate (when compared to the purchase price) for such shares as compared to Class T shares. See the “Description of Capital Stock” and “Plan of Distribution” sections of this prospectus for further discussion on the differences between our classes of shares.

Assuming (i) a constant primary offering price of $10.00 per Class T share, (ii) that shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees, and (iii) that none of such shares purchased are redeemed or otherwise disposed of and that stockholder servicing fees are paid over four years, we expect that with respect to a one-time $10,000 investment in Class T shares, $300 in selling commissions will be paid at the time of the investment, $100 in dealer manager fees will be paid at the time of the investment (excluding the portion of the dealer manager fee funded by our advisor) and approximately $400 in stockholder servicing fees will be paid, for a total of $800 in selling commissions, dealer manager fees and stockholder servicing fees.

Assuming (i) a constant primary offering price of $9.30 per Class I share, (ii) that shares are sold through distribution channels associated with the highest possible dealer manager fees, and (iii) that none of such shares purchased are redeemed or otherwise disposed of, we expect that with respect to a one-time $10,000 investment in Class I shares, $100 in dealer manager fees will be paid at the time of the investment (excluding the portion of the dealer manager fee funded by our advisor). No selling commissions or stockholder servicing fees are paid with respect to Class I shares.

Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval; provided, however, that stockholders of one share class shall have exclusive voting rights on any amendment to our charter that would alter only the contract rights of that share class, and no stockholders of another share class shall be entitled to vote thereon. Our estimated NAV will be determined on an aggregate basis for the company and our estimated NAV per share will be the same across share classes.

Until we determine an estimated NAV per share, customer account statements for our stockholders will reflect values of $9.60 per Class T share and $9.21 per Class I share. If not for the amounts paid by our advisor for dealer manager fees and other organizational and offering expenses, or collectively, the Advisor Up Front Funding, the customer account statements for our stockholders would reflect values of $9.30 per Class T share and $8.93 per Class I share during this same period. Because we will include leverage in the calculation of the Contingent Advisor Payment, as described below, a higher use of leverage may allow our advisor to recoup the Advisor Up Front Funding more quickly than if we used less leverage. If our advisor recoups the full amount of the Advisor Up Front Funding, our estimated NAV may be negatively impacted by the payment of the Contingent Advisor Payment. Until the date that we determine an estimated NAV per share, any such potential negative impact will not be reflected on customer account statements, and will not be reflected in our calculation of modified funds from operations. While other factors (such as the deployment of the Advisor Up Front Funding in the acquisition of one or more revenue-generating properties) may outweigh such potential negative impact, the net effect of the Advisor Up Front Funding relative to the return generated by us from the deployment of the Advisor Up Front Funding may not be known until we determine an estimated NAV per share. Please see the description of the acquisition fee contained in the “Estimated Use of Proceeds” and “Compensation Table” sections of the prospectus, as supplemented, for additional information.

Q:    What services are provided to Class T stockholders in connection with the payment of the stockholder servicing fee?

A:
With respect to our Class T shares, we will pay our dealer manager a quarterly stockholder servicing fee in arrears, all or a portion of which may be reallowed to participating broker-dealers, in connection with ongoing services provided to our Class T stockholders. Such ongoing services to be provided by participating broker-dealers to all Class T stockholders include providing ongoing or regular account or portfolio maintenance for the stockholder, assisting with recordkeeping, assisting with processing distribution payments, assisting with share repurchase requests, offering to meet with the stockholder to provide overall guidance on the stockholder’s investment in us or to answer questions about the account statement or valuations, and/or providing other similar services as the stockholder may reasonably require in connection with their investment. We expect that a Class I stockholder receives similar services pursuant to such stockholder’s arrangement with the registered investment adviser or other person through whom such stockholder purchased their shares, and therefore we do not pay a stockholder servicing fee with respect to Class I shares.

Potential Acquisition

The following information should be read in conjunction with the “Prospectus Summary — Description of Investments” section on page 7 of our prospectus and the “Investment Objectives, Strategy and Criteria — Real Estate Acquisitions” section on page 103 of our prospectus:

As of June 10, 2016, we, through our subsidiary, entered into a purchase and sale agreement for the acquisition of the following property from an unaffiliated third party:

Property Name	Type of Property	Gross Leasable Area (Sq Ft)	Current Occupancy	Contract Purchase Price	Date of Purchase Agreement	Location
Auburn MOB	Medical Office	19,000	100%	$5,450,000	05/24/16	Auburn, CA

On May 24, 2016, American Healthcare Investors, LLC, or American Healthcare Investors, one of our co-sponsors and the managing member of our advisor, entered into a Real Estate Purchase Agreement and Escrow Instructions, or the Purchase Agreement, for the acquisition of Auburn MOB from Kargan Holdings, LLC, an unaffiliated third party. Auburn MOB is a medical office building located in Auburn, California. Built in 1997, Auburn MOB consists of approximately 19,000 square feet of gross leasable area. As of May 2016, Auburn MOB is 100% leased to The Regents of the University of California for the benefit of UC Davis Medical Group, with such lease expiring in 2020. Medical services provided at Auburn MOB include family medicine, internal medicine, pediatrics, cardiology, obstetrics/gynecology and orthopaedics.

The material terms of the Purchase Agreement include: (i) a due diligence period of 33 days from the effective date of the Purchase Agreement; (ii) an initial deposit of $100,000 due within three business days after the later of the effective date of the Purchase Agreement or the receipt of all of the property information, which shall be applied to the purchase price and is nonrefundable except in limited circumstances, such as seller’s breach of the Purchase Agreement or failure to meet a condition precedent; (iii) a closing date within 30 days following the expiration of the due diligence period; (iv) a right to terminate the Purchase Agreement, in American Healthcare Investors’ sole discretion, at any time prior to or on the expiration of the due diligence period; (v) in the event that seller is in default, the right for American Healthcare Investors to either: proceed to closing with no reduction in the purchase price and seek specific performance, or terminate the Purchase Agreement and recover the full deposit and receive reimbursement of out-of-pocket costs; and (vi) American Healthcare Investors’ right to assign the Purchase Agreement to GAHC4 Auburn CA MOB, LLC, our wholly-owned subsidiary, without the seller’s consent. The Purchase Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements. On May 24, 2016, American Healthcare Investors assigned the Purchase Agreement to GAHC4 Auburn CA MOB, LLC, as the buyer, pursuant to an assignment and assumption of real estate purchase agreement and escrow instructions, or the Assignment.

We intend to finance the purchase of Auburn MOB from funds raised through this offering. We also anticipate paying an acquisition fee based on the purchase price of the property to our advisor or its affiliates in connection with the acquisition of such property, as described in our prospectus. We expect that AHI Management Services, Inc., a subsidiary of American Healthcare Investors, will provide property management oversight services and receive a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to Auburn MOB. We anticipate closing this acquisition in the second quarter of 2016; however, we can give no assurance that the closing will occur within this timeframe, or at all. The potential acquisition is subject to substantial conditions to closing. Our decision to consummate the acquisition will generally depend upon:

•	the satisfaction of the conditions to the acquisition contained in the relevant agreements;

•	no material adverse change occurring relating to the property, the tenant or in the local economic conditions;

•	our receipt of sufficient net proceeds from this offering to make the acquisition; and

•	our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Due to the considerable conditions that must be satisfied in order to acquire Auburn MOB, we cannot give any assurances that the closing of this acquisition is probable.

In evaluating Auburn MOB as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we have considered a variety of factors including the overall valuation of net operating income, location, demographics, the quality of the tenant, length of lease, price per square foot, occupancy and the fact that the overall rental rate at the property is comparable to market rates. We believe that the property is well located, well maintained and has been professionally managed. Auburn MOB will be subject to competition from similar medical office buildings within its market area and its economic performance could be affected by changes in local economic conditions. We have not considered any other factors materially relevant to our decision to acquire Auburn MOB.

Estimated Use of Proceeds

The “Prospectus Summary — Estimated Use of Proceeds” section beginning on page 7 of our prospectus and the “Estimated Use of Proceeds” section beginning on page 61 of our prospectus are hereby superseded and replaced with the following:

The following table sets forth our best estimates of how we intend to use the proceeds raised in this offering assuming that we sell the maximum primary offering of $2,800,000,000 in Class T shares and $200,000,000 in Class I shares. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the DRIP, and among classes of stock. The amount of our common stock offered pursuant to our primary offering may vary from these assumptions since we have reserved the right to reallocate the shares of our common stock between the primary offering and the DRIP, and among classes of stock. Class T shares of our common stock in the primary offering are being offered to the public on a “best efforts” basis at $10.00 per share, and Class I shares of our common stock in the primary offering are being offered to the public on a “best efforts” basis at $9.30 per share.

We have not given effect to any special sales or volume discounts that could reduce the selling commissions or dealer manager fee for sales pursuant to the primary offering. Reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investments. See the “Plan of Distribution” section of this prospectus for a description of the special sales and volume discounts.

The following table assumes that we do not sell any shares of our common stock pursuant to the DRIP. As long as the shares of our common stock are not listed on a national securities exchange, it is anticipated that all or substantially all of the proceeds from the sale of shares of our common stock pursuant to the DRIP will be used to fund repurchases of shares of our common stock pursuant to our share repurchase plan. Because we do not pay selling commissions, a dealer manager fee or other organizational and offering expenses with respect to shares of our common stock sold pursuant to the DRIP, we receive greater net proceeds from the sale of shares of our common stock pursuant to the DRIP than pursuant to the primary offering. As a result, if we reallocate shares of our common stock from the DRIP to the primary offering, the net proceeds from the sale of the reallocated shares of our common stock could be less than we currently estimate.

Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming we sell the maximum primary offering of $2,800,000,000 in Class T shares and $200,000,000 in Class I shares, we estimate that approximately 92.1% of the gross offering proceeds will be used to purchase real estate and real estate-related investments, pay down debt or to fund distributions if our cash flows from operations are insufficient, and the remaining 7.9% will be used to pay the costs of this offering, including selling commissions and the dealer manager fee, and to pay fees to our advisor for its services in connection with the selection and acquisition of properties.

We may pay distributions from sources other than our cash flows from operations, including offering proceeds, borrowings in anticipation of future cash flows or other sources. We have not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law, and it is likely that we will use offering proceeds to fund a majority of our initial distributions.

Our board of directors is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders. Our independent directors are responsible for reviewing the performance of our advisor and determining from time to time and at least annually that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of the services to be performed and that the provisions of the advisory agreement are being carried out. The fees set forth below may not be increased without approval of our independent directors.

The following table assumes that no debt is incurred in respect of any property acquisitions. However, as disclosed throughout this prospectus, we expect to use leverage. Assuming, in addition to our other assumptions, a maximum leverage of

50.0% of our assets, the maximum acquisition fees described in the following table would increase to approximately $215,032,000.

	Class T Shares		Class I Shares
	Maximum Primary Offering(1)		Maximum Primary Offering(1)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,800,000,000	100%	$200,000,000	100%
Less Public Offering Expenses:
Selling Commissions(2)	84,000,000	3.0	—	—
Dealer Manager Fee(2)	84,000,000	3.0	6,000,000	3.0
Advisor Funding of Dealer Manager Fee(2)	(56,000,000)	(2.0)	(4,000,000)	(2.0)
Other Organizational and Offering Expenses(3)	28,000,000	1.0	2,000,000	1.0
Advisor Funding of Other Organizational and Offering Expenses(3)	(28,000,000)	(1.0)	(2,000,000)	(1.0)
Amount Available for Investment(4)	$2,688,000,000	96.0%	$198,000,000	99.0%
Less Acquisition Costs:
Acquisition Fees(5)
Base Acquisition Fees	$57,876,000	2.1%	$4,263,000	2.1%
Contingent Advisor Payment	57,876,000	2.1	4,263,000	2.1
Initial Working Capital Reserve(6)	—	—	—	—
Amount Invested in Assets(7)	$2,572,248,000	91.8%	$189,474,000	94.8%

(1)
This table assumes an allocation of $2,800,000,000 in Class T shares and $200,000,000 in Class I shares, which we intend to sell in the maximum primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the DRIP, and among classes of stock.

(2)
We will pay our dealer manager selling commissions in an amount up to 3.0% of the gross offering proceeds from the sale of Class T shares in our primary offering. Our dealer manager also will receive a dealer manager fee in an amount up to 3.0% of the gross offering proceeds from the sale of Class T shares and Class I shares in our primary offering, of which 1.0% of the gross offering proceeds will be funded by us and the remaining 2.0% of the gross offering proceeds will be funded by our advisor; however, our advisor intends to recoup the portion of the dealer manager fee it funds through the receipt of the Contingent Advisor Payment, as described in note (5) below. We will also pay our dealer manager a quarterly stockholder servicing fee with respect to Class T shares that will accrue daily in the amount of 1/365th of 1.0% of the purchase price per Class T share sold in our primary offering. We have excluded the stockholder servicing fee from this table, as we will pay the stockholder servicing fee from our cash flows from operations or, if our cash flows from operations are not sufficient to pay the stockholder servicing fee, from borrowings in anticipation of future cash flows. We have assumed for purposes of this table that the 3.0% selling commissions and 3.0% dealer manager fee will be paid at the time the applicable shares are sold. Sales of Class I shares will not be subject to selling commissions. If the maximum selling commissions, dealer manager fees and stockholder servicing fees are paid, the total of such underwriting compensation will be 10.0% of the gross offering proceeds in the primary offering.

(3)
Our advisor will fund all of our other organizational and offering expenses, which we anticipate will not exceed an amount equal to 1.0% of the gross offering proceeds from the sale of all shares. However, our advisor intends to recoup such expenses through the receipt of the Contingent Advisor Payment, as described in note (5) below.

(4)
Until required in connection with the acquisition of real estate or real estate-related investments, the net proceeds of this offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(5)
For each property we acquire, we will pay our advisor or one of its affiliates acquisition fees of up to 4.50% of the contract purchase price, including any contingent or earn-out payments that may be paid, and for each real estate-related investment we originate or acquire, we will pay our advisor or one of its affiliates acquisition fees of up to 4.25% of the origination or acquisition price, including any contingent or earn-out payments that may be paid. These acquisition fees consist of a

2.25% or 2.00% base acquisition fee for real estate and real estate-related investments, respectively, and an additional 2.25% contingent advisor payment, or the Contingent Advisor Payment. The Contingent Advisor Payment allows our advisor to recoup the portion of the dealer manager fee and other organizational and offering expenses funded by our advisor. Therefore, the amount of the Contingent Advisor Payment paid upon the closing of an acquisition shall not exceed the then outstanding amounts paid by our advisor for dealer manager fees and other organizational and offering expenses at the time of such closing. For these purposes, the amounts paid by our advisor and considered as “outstanding” will be reduced by the amount of the Contingent Advisor Payment previously paid.

Notwithstanding the foregoing, the initial $7.5 million of amounts paid by our advisor to fund the dealer manager fee and other organizational and offering expenses, or the Contingent Advisor Payment Holdback, will be retained by us until the later of the termination of our last public offering, or the third anniversary of the commencement date of this offering, at which time such amount shall be paid to our advisor or its affiliates.

For purposes of this table, the 2.25% base acquisition fee and the 2.25% Contingent Advisor Payment are applied against the amount invested in assets shown in the table. However, the percentages that appear in this table are stated as a percentage of the gross offering proceeds shown in the table. As a result, the base acquisition fee and the Contingent Advisor Payment stated in the table each represent approximately 2.1% of the gross offering proceeds shown in the table with respect to Class T shares and approximately 2.1% of the gross offering proceeds shown in the table with respect to Class I shares.

Acquisition fees may be paid in connection with the purchase, development or construction of real properties, or the making of or investing in loans or other real estate-related investments. Acquisition fees do not include acquisition expenses, which may be paid from offering proceeds. For purposes of this table, we have assumed that (a) no real estate-related investments are originated or acquired and (b) no debt is incurred in respect of any property acquisitions. However, as disclosed throughout this prospectus, we expect to use leverage, which results in higher fees paid to our advisor and its affiliates. Assuming, in addition to our other assumptions, a maximum leverage of 50.0% of our assets, the maximum acquisition fees (including the Contingent Advisor Payment) would be approximately $215,032,000. Furthermore, under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of our net assets without the approval of a majority of our independent directors. Generally speaking, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. Assuming, in addition to our other assumptions, a maximum leverage of 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves, the maximum acquisition fees (including the Contingent Advisor Payment) would be approximately $342,044,000. These assumptions may change due to different factors including changes in the allocation of shares of our common stock between the primary offering and the DRIP and between classes of stock, the extent to which proceeds from the DRIP are used to repurchase shares of our common stock pursuant to our share repurchase plan and the extent to which we make real estate-related investments. To the extent that we issue new shares of our common stock outside of this offering or interests in our operating partnership in order to acquire real properties, then the acquisition fees and amounts invested in real properties will exceed the amount stated above.

(6)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments.

(7)
Includes amounts anticipated to be invested in assets, amounts used to fund distributions if our cash flows from operations are insufficient and all expenses actually incurred in connection with selecting, evaluating and acquiring such assets, which will be reimbursed regardless of whether an asset is acquired. We have not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. We will also pay a quarterly stockholder servicing fee in arrears that will accrue daily in the amount of 1/365th of 1.0% of the purchase price per share (or, once reported, the amount of our estimated NAV per share) of Class T shares in our primary offering. We have excluded the stockholder servicing fee from this table.

Compensation Table

The lead-in paragraph in the “Prospectus Summary — Compensation to Our Advisor, Our Dealer Manager and Their Affiliates” section beginning on page 13 of our prospectus and the lead-in paragraph in the “Compensation Table” section beginning on page 104 of our prospectus are hereby superseded and replaced with the following:

We will pay to our advisor, our dealer manager and their affiliates substantial compensation, fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The most significant items of compensation we expect to pay to our advisor, our dealer manager and their affiliates are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers, as described in the “Plan of Distribution” section of this prospectus. The estimated dollar amounts for the maximum offering in the table below assume the sale of $2,800,000,000 in Class T shares and $200,000,000 in Class I shares. The table below also assumes that such shares will be sold through distribution channels associated with the highest possible selling commissions and dealer manager fee and that no shares of our common stock are sold pursuant to the DRIP.

The following rows supersede and replace the corresponding rows in the table contained in the “Prospectus Summary — Compensation to Our Advisor, Our Dealer Manager and Their Affiliates” section beginning on page 13 of our prospectus and the table contained in the “Compensation Table” section beginning on page 104 of our prospectus:

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Maximum Offering(1)
Offering Stage

Selling Commissions (our dealer manager)(2)	Generally, up to 3.0% of gross offering proceeds from the sale of Class T shares of our common stock sold pursuant to our primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). No selling commissions are payable on Class I shares or shares of our common stock sold pursuant to the DRIP.	$84,000,000

Dealer Manager Fee (our dealer manager)(2)
Generally, up to 3.0% of gross offering proceeds from the sale of Class T and Class I shares of our common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers), of which 1.0% of the gross offering proceeds will be funded by us and the remaining 2.0% of the gross offering proceeds will be funded by our advisor; however, our advisor intends to recoup the portion of the dealer manager fee it funds through the receipt of the Contingent Advisor Payment as part of our acquisition fees, as described below. No dealer manager fee is payable on shares of our common stock sold pursuant to the DRIP.
		$90,000,000 ($30,000,000 of which would be funded by us and $60,000,000 of which would be funded by our advisor, subject to our advisor’s intent to recoup such funded amount)

Other Organizational and Offering Expenses(3)
Our advisor will fund all of our other organizational and offering expenses; however, our advisor intends to recoup such expenses through the Contingent Advisor Payment as part of our acquisition fees, as described below. Based on the experience of our co-sponsors and their affiliates, we anticipate that the other organizational and offering expenses will not exceed 1.0% of the gross offering proceeds for Class T and Class I shares of our common stock sold pursuant to our primary offering. No other organizational and offering expenses will be paid with respect to shares of our common stock sold pursuant to the DRIP.
		$30,000,000 (all of which would be funded by our advisor, subject to our advisor’s intent to recoup such expenses)

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Maximum Offering(1)
Acquisition and Development Stage

Stockholder Servicing Fee (our dealer manager)
A quarterly fee with respect to Class T shares that will accrue daily in an amount equal to 1/365th of 1.0% of the purchase price per share (or, once reported, the amount of our estimated NAV per share) of Class T shares sold in our primary offering up to a maximum of 4.0% in the aggregate. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earliest of (i) the date at which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to the DRIP); (ii) the fourth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding the DRIP offering) terminates; (iii) the date that such Class T share is redeemed or is no longer outstanding; or (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction. We cannot predict if or when this will occur. Our dealer manager may, in its discretion, reallow to participating broker-dealers all or a portion of the stockholder servicing fee for services that such participating broker-dealers perform in connection with the shares of our Class T common stock. No stockholder servicing fee shall be paid with respect to Class I shares or shares sold pursuant to the DRIP.
$112,000,000

Acquisition Fee (including base acquisition fee and Contingent Advisor Payment) (our advisor or its affiliates)(4)(5)
Up to 4.50% of the contract purchase price, including any contingent or earn-out payments that may be paid, of each property we acquire or, with respect to any real estate-related investment we originate or acquire, up to 4.25% of the origination or acquisition price, including any contingent or earn-out payments that may be paid. The 4.50% or 4.25% acquisition fees consist of a 2.25% or 2.00% base acquisition fee for real estate and real estate-related acquisitions, respectively, and an additional 2.25% Contingent Advisor Payment. The Contingent Advisor Payment allows our advisor to recoup the portion of the dealer manager fee and other organizational and offering expenses funded by our advisor. Therefore, the amount of the Contingent Advisor Payment paid upon the closing of an acquisition shall not exceed the then outstanding amounts paid by our advisor for dealer manager fees and other organizational and offering expenses at the time of such closing. For these purposes, the amounts paid by our advisor and considered as “outstanding” will be reduced by the amount of the Contingent Advisor Payment previously paid. Notwithstanding the foregoing, the Contingent Advisor Payment Holdback of the initial $7.5 million of amounts paid by our advisor to fund the dealer manager fee and other organizational and offering expenses shall be retained by us until the later of the termination of our last public offering, or the third anniversary of the commencement date of this offering, at which time such amount shall be paid to our advisor or its affiliates. Our advisor or its affiliates will be entitled to receive these acquisition fees for properties and real estate-related investments acquired with funds raised in this offering, including acquisitions completed after the termination of the advisory agreement (including imputed leverage of 50.0% on funds raised in this offering) or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions. Our advisor may waive or defer all or a portion of the acquisition fee at any time and from time to time, in our advisor’s sole discretion.

$62,139,000 for base acquisition fee and $62,139,000 for Contingent Advisor Payment, for total acquisition fees of $124,278,000 assuming no debt or $215,032,000 assuming leverage of 50.0% of the contract purchase price or $342,044,000 assuming leverage of 75.0% of the contract purchase price

(1)
The estimated dollar amounts for the maximum offering in the table assume the sale of $2,800,000,000 in Class T shares and $200,000,000 in Class I shares of our common stock. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP, and among classes of stock.

(2)
This table assumes selling commissions in the amount of 3.0% of the gross offering proceeds for sales of Class T shares of our common stock in the primary offering, which commissions may be reduced under certain circumstances. A dealer manager fee of up to 3.0% of the gross offering proceeds also will be paid with respect to sales of Class T and Class I shares of our common stock, of which 1.0% of the gross offering proceeds will be funded by us and the remaining 2.0% of the gross offering proceeds will be funded by our advisor; however, our advisor intends to recoup the portion of the dealer manager fee it funds through the receipt of the Contingent Advisor Payment as part of our acquisition fees. Our dealer manager may, from time to time, enter into selected dealer agreements that provide for reduced selling commissions and an increased dealer manager fee, provided that in no event will the aggregate of the selling commissions and the dealer manager fee with respect to sales of such shares be greater than 6.0% of the gross offering proceeds for shares of our common stock sold pursuant to the primary offering. In addition, the amount of selling commissions we pay may be reduced in connection with certain categories of sales, such as sales for which a volume discount applies, sales of shares through investment advisors or banks acting as trustees or fiduciaries and sales of shares to our affiliates. See the “Plan of Distribution” section of this prospectus.

(3)
Other organizational and offering expenses consist of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts for direct expenses of our advisor’s employees and employees of its affiliates (other than our dealer manager and its employees and dual-employees) while engaged in registering and marketing Class T and Class I shares of our common stock to be sold in this offering. Activities of our advisor include, but are not limited to, development of sales literature and presentations, participating in due diligence and coordinating generally the marketing process for this offering. All organizational and offering expenses, including selling commissions, dealer manager fees and stockholder servicing fees, will be capped at 15.0% of the gross proceeds of this offering.

(4)
This estimate assumes the contract purchase price for our assets will be an amount equal to the estimated amount invested in assets in a maximum offering, and that all of the assets purchased are real properties. We have assumed that no financing is used to acquire future assets. However, as disclosed throughout this prospectus, we do expect to use leverage, which would result in higher fees paid to our advisor and its affiliates. Any portion of this fee may be deferred and paid in a subsequent year. Assuming a maximum leverage of 50.0% of our assets, the maximum acquisition fees would be approximately $215,032,000. Furthermore, under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of our net assets without the approval of a majority of our independent directors. Generally speaking, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. Assuming, in addition to our other assumptions, a maximum leverage of 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves, the maximum acquisition fees would be approximately $342,044,000. The inclusion of the Contingent Advisor Payment in our acquisition fees will cause the aggregate acquisition fees we pay to exceed the prevailing market average for such fees in the non-traded REIT industry until such time as we are no longer obligated to pay our advisor the Contingent Advisor Payment. However, we believe that the aggregate of all fees and expenses we will pay to our advisor and its affiliates are near the prevailing market average for such aggregate fees and expenses. We will pay our advisor or its affiliates the acquisition fee upon the closing of a real estate acquisition or upon the funding or acquisition of a real estate-related investment. Our advisor may waive or defer all or a portion of the acquisition fee at any time and from time to time, in our advisor’s sole discretion.

(5)
Acquisition expenses include any and all expenses actually incurred in connection with the selection, evaluation and acquisition of, and investment in real estate and real estate-related investments, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance premiums and escrow fees, transfer taxes, and miscellaneous expenses related to the selection, evaluation and acquisition of properties. We estimate acquisition expenses to be 0.5% of the contract purchase price. We reimburse our advisor for acquisition expenses, whether or not the evaluated property is acquired. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses, including any development fees and construction management fees paid to our advisor or affiliates of our advisor, and real estate commissions and other fees paid to third parties, is not reasonable or would exceed 6.0% of the contract purchase price of the property or real estate-related investment, or in the case of a loan, 6.0% of the funds advanced. Under our charter, a majority of our directors not interested in the transaction, including a majority of our independent directors not interested in the transaction, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real property acquisition to exceed 6.0% of the purchase price.

All similar references to the amounts of the above compensation, fees and expense reimbursements contained in our prospectus are hereby revised in accordance with the above.

Prior Performance Summary

The first sentence in the “Prospectus Summary — Prior Investment Programs” section beginning on page 19 of our prospectus is hereby superseded and replaced with the following:

The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored or co-sponsored by our co-sponsors, American Healthcare Investors and Griffin Capital, through December 31, 2015.

The “Prior Performance Summary” section beginning on page 118 of our prospectus is hereby superseded and replaced with the following:

The information in this section and in the Prior Performance Tables attached to this prospectus as Exhibit A provides relevant summary information regarding programs sponsored by American Healthcare Investors and Griffin Capital. Some programs remaining in operation may acquire additional properties in the future. In addition to this offering, from January 7, 2012 to December 31, 2015, American Healthcare Investors and Griffin Capital have also co-sponsored two other real estate programs, Griffin-American Healthcare REIT II, Inc., or GA Healthcare REIT II, and Griffin-American Healthcare REIT III, Inc., or GA Healthcare REIT III. On December 3, 2014, GA Healthcare REIT II had a liquidity event by merging with and into a subsidiary of NorthStar Realty Finance Corp., or NorthStar Realty Finance. GA Healthcare REIT III is the only other real estate program currently co-sponsored by American Healthcare Investors and Griffin Capital. As of December 31, 2015, Griffin Capital and/or its affiliates have sponsored or co-sponsored four public real estate programs, GA Healthcare REIT II, GA Healthcare REIT III, Griffin Capital Essential Asset REIT, Inc., or GC REIT, and Griffin Capital Essential Asset REIT II, Inc., or GC REIT II, along with sponsoring 21 other private offerings of real estate programs since 2004. Of the public real estate programs sponsored or co-sponsored by our co-sponsors, only three programs, GA Healthcare REIT II, GA Healthcare REIT III and GC REIT, had completed their offerings as of December 31, 2015. As of December 31, 2015, GA Healthcare REIT III and GC REIT had not effectuated a liquidity event or determined the timing or method of any liquidity event and are still within the time periods specified in their respective prospectus for such event. Programs that list substantially the same investment objectives as we do in this prospectus are considered to have investment objectives similar to ours, regardless of the particular emphasis that a program places on each objective. All of the information provided below represents the performance of programs with investment objectives similar to ours.

The information in this summary represents the historical experience of the American Healthcare Investors and Griffin Capital co-sponsored programs and Griffin Capital-sponsored programs. As applicable, the Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) operating results of prior programs (Table III); (4) results of completed programs (Table IV); and (5) sale or disposals of properties (Table V).

The purpose of this prior performance information is to enable you to evaluate accurately American Healthcare Investors’ and Griffin Capital’s experience with like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Programs Co-Sponsored by American Healthcare Investors and Griffin Capital

Griffin-American Healthcare REIT II, Inc.

Prior to completing its merger transaction with NorthStar Realty Finance in December 2014 whereby all of its assets were acquired by NorthStar Realty Finance for a combination of common stock and cash, GA Healthcare REIT II was a publicly registered, non-traded real estate investment trust formed in January 2009 that had investment objectives similar to ours, including the acquisition and operation of a diversified portfolio of real estate properties focusing primarily on medical office buildings and healthcare-related facilities; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. GA Healthcare REIT II also originated and acquired secured loans and other real estate-related investments. On August 24, 2009, GA Healthcare REIT II commenced its initial public offering of up to $3,285,000,000 in shares of its common stock consisting of up to $3,000,000,000 in shares of common stock through its primary offering and $285,000,000 in shares of its common stock through its distribution reinvestment plan. On February 14, 2013, GA Healthcare REIT II terminated its initial offering. GA Healthcare REIT II had received and accepted subscriptions in its initial offering for 123,179,064 shares of common stock, or approximately $1,233,333,000, excluding shares of common stock issued pursuant to its distribution reinvestment plan.

On February 14, 2013, GA Healthcare REIT II commenced a follow-on public offering of up to $1,650,000,000 in shares of its common stock consisting of up to $1,607,200,000 in shares of common stock through its primary offering and $42,800,000 in shares of its common stock through its distribution reinvestment plan. On October 30, 2013, GA Healthcare REIT II terminated its follow-on offering. GA Healthcare REIT II had received and accepted subscriptions in its follow-on offering for 157,622,743 shares of common stock, or approximately $1,604,996,000, excluding shares of common stock issued pursuant to its distribution reinvestment plan. The funds from both the initial offering and the follow-on offering were raised from approximately 65,406 investors. On December 3, 2014, GA Healthcare REIT II merged with and into a subsidiary of NorthStar Realty Finance.

As of December 3, 2014, GA Healthcare REIT II had completed 77 acquisitions, 57 of which were acquisitions of medical office buildings, 19 of which were acquisitions of healthcare-related facilities and one of which was an acquisition of both a medical office building and a healthcare-related facility. The aggregate purchase price of these properties was $2,978,384,000 and the portfolio was comprised of 295 buildings and 11,551,000 square feet of GLA. GA Healthcare REIT II did not dispose of any properties prior to its merger with and into a subsidiary of NorthStar Realty Finance.

Griffin-American Healthcare REIT III, Inc.

GA Healthcare REIT III, another publicly registered, non-traded real estate investment trust, was formed on January 11, 2013 and has investment objectives similar to ours, including investing in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. GA Healthcare REIT III also operates healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure (the provisions of the Internal Revenue Code of 1986, as amended, or the Code, authorizing the RIDEA structure were enacted as part of the Housing and Economic Recovery Act of 2008). GA Healthcare REIT III also originates and acquires secured loans and real estate-related investments on an infrequent and opportunistic basis. GA Healthcare REIT III generally seeks investments that produce current income. On February 26, 2014, GA Healthcare REIT III commenced its initial public offering of up to $1,900,000,000 in shares of its common stock. During its initial public offering, GA Healthcare REIT III offered to the public up to $1,865,000,000 in shares of common stock through its primary offering and $35,000,000 in shares of its common stock through its distribution reinvestment plan. On March 12, 2015, GA Healthcare REIT III terminated the primary portion of its initial public offering, but continued to offer shares of its common stock pursuant to its distribution reinvestment plan until the deregistration of its initial public offering on April 22, 2015. As of April 22, 2015, GA Healthcare REIT III had received and accepted subscriptions in its offering for 184,930,598 shares of its common stock, or $1,842,618,000, excluding shares of its common stock issued pursuant to the distribution reinvestment plan. The funds from the initial offering were raised from approximately 38,294 investors.

As of December 31, 2015, GA Healthcare REIT III had completed 34 acquisitions: 23 acquisitions of medical office buildings, four acquisitions of senior housing — RIDEA facilities, three acquisitions of senior housing facilities, one acquisition of a hospital, one acquisition of a mixed-use medical office building and hospital, one acquisition of a skilled nursing facility and one acquisition of integrated senior health campuses. The aggregate contract purchase price of these properties was $2,253,885,000 and the portfolio was comprised of 74 buildings and 97 integrated senior health campuses and 10,281,000 square feet of GLA. In addition, as of December 31, 2015, GA Healthcare REIT III acquired real estate-related investments for an aggregate purchase price of $142,234,000. GA Healthcare REIT III has not disposed of any properties through December 31, 2015.

Acquisitions completed by GA Healthcare REIT II and GA Healthcare REIT III

The table below represents the number of acquisitions by location made by GA Healthcare REIT II and GA Healthcare REIT III as of December 31, 2015:

Location	Number
Alabama	2
Arizona	1
California	6
Colorado	6
Florida	4
Georgia	11
Idaho	1
Illinois	5
Indiana	2
International	2
Kansas	1
Louisiana	3
Maryland	1
Massachusetts	2
Michigan	2
Minnesota	1
Missouri	2
Multi-State	21
Nevada	1
New York	1
North Carolina	3
Ohio	2
Oklahoma	2
Pennsylvania	4
South Carolina	2
Tennessee	4
Texas	14
Utah	1
Virginia	2
Washington	1
Washington DC	1
Total	111

The table below represents the method of financing used by GA Healthcare REIT II and GA Healthcare REIT III for acquisitions as of December 31, 2015:

Method of Financing	Number
All Debt	—
All Cash	82
Combination of Cash and Debt	29
Total	111

Any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the United States Securities and Exchange Commission, or the SEC, by GA Healthcare REIT II and GA Healthcare REIT III within the last 24 months at http://www.sec.gov. For a reasonable fee, we will provide copies of any exhibits to such Form 10-K.

Programs Sponsored by Griffin Capital

Griffin Capital Essential Asset REIT, Inc.

GC REIT, a publicly registered, non-traded real estate investment trust formed in August 2008, has investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to our stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of its properties. On February 20, 2009, GC REIT engaged in a private offering to accredited investors only, in which GC REIT raised approximately $2,400,000 through the issuance of 200,000 shares. On November 6, 2009, GC REIT terminated the private offering and commenced its initial public offering of up to a maximum of 82,500,000 shares of common stock, consisting of 75,000,000 shares for sale to the public and 7,500,000 shares for sale pursuant to its distribution reinvestment plan. On April 25, 2013, GC REIT terminated its initial public offering, having issued approximately 19,200,000 total shares of its common stock, including shares issued pursuant to its distribution reinvestment plan, for gross proceeds of approximately $191,500,000 in its public offering, of which 600,000 shares, or $5,600,000, were issued pursuant to its distribution reinvestment plan. On April 26, 2013, GC REIT commenced a follow-on public offering of up to $1,100,000,000 in shares of common stock, consisting of approximately 97,200,000 shares for sale at a price of $10.28 per share in the primary offering and approximately 10,200,000 shares for sale at a price of $9.77 per share pursuant to the distribution reinvestment plan. On April 22, 2014, GC REIT announced that it was no longer accepting subscriptions in the follow-on offering, as the maximum amount of offering proceeds was expected to have been reached, and subsequently terminated such offering. GC REIT issued 107,144,337 total shares of GC REIT’s common stock for gross proceeds of approximately $1,100,000,000 in the follow-on offering, including 1,774,208 shares, or $17,300,000, issued pursuant to its distribution reinvestment plan.

On May 7, 2014, GC REIT filed a Registration Statement on Form S-3 with the SEC for the registration of $75,000,000 in shares for sale pursuant to its distribution reinvestment plan, or the 2014 GC REIT DRP Offering. On December 15, 2014, GC REIT announced a revised offering price for shares pursuant to the 2014 GC REIT DRP Offering of $10.40 per share, effective December 27, 2014. On September 22, 2015, GC REIT filed a Registration Statement on Form S-3 with the SEC for the registration of $100,000,000 in shares for sale pursuant to its distribution reinvestment plan, or the 2015 GC REIT DRP Offering, and together with the 2014 GC REIT DRP Offering, the GC REIT DRP Offerings, and terminated the 2014 GC REIT DRP Offering. In connection with the GC REIT DRP Offerings, GC REIT had issued 8,579,699 shares of common stock for gross proceeds of approximately $87,300,000 through December 31, 2015. The 2015 GC REIT DRP Offering may be terminated at any time upon 10 days’ prior written notice to stockholders.

As of December 31, 2015, GC REIT had received aggregate gross offering proceeds of approximately $1,400,000,000 from the sale of shares in its private offering, its public offerings, and the GC REIT DRP Offerings. There were 175,184,519 shares outstanding at December 31, 2015, including shares issued pursuant to the GC REIT DRP, less shares redeemed pursuant to the share redemption plan. Since inception through December 31, 2015, GC REIT had redeemed $17,300,000 of common stock pursuant to the share redemption plan. As of December 31, 2015, GC REIT had over 40,000 stockholders. As of December 31, 2015, GC REIT had not effectuated a liquidity event and is still within the time period specified in its prospectus for such an event.

Using a combination of approximately 48.3% debt, 8.2% issuance of preferred units of limited partnership interest of Griffin Capital Essential Asset Operating Partnership, L.P., 41.7% offering proceeds, and 1.8% issuance of limited partnership units in Griffin Capital Essential Asset Operating Partnership, L.P., as of December 31, 2015, GC REIT had acquired 74 existing properties in 20 states encompassing approximately 18.6 million rentable square feet.

The following charts present a summary of the properties acquired by GC REIT as of December 31, 2015 by diversity across geographic locations and property type (dollars in thousands):

State	Annualized Net Rent (unaudited)	Number of Properties	Percentage of Annualized Net Rent
California	$35,608	7	15.5%
Texas	31,524	10	13.7
Ohio	21,232	8	9.2
Illinois	20,811	8	9.1
Georgia	19,875	4	8.6
Colorado	18,326	6	8.0
Arizona	11,858	4	5.2
All others(1)	70,608	27	30.7
Total	$229,842	74	100.0%
_________________

(1)	All others account for less than 5% of total annualized net rent on an individual basis.

The percentage of annualized net rent for the 12-month period subsequent to December 31, 2015, by industry, based on the respective in-place leases, is as follows (dollars in thousands):

Industry(1)	Annualized Net Rent (unaudited)	Number of Lessees	Percentage of Annualized Net Rent
Manufacturing	$61,344	25	26.7%
Finance & Insurance	53,155	28	23.1
Information(2)	45,162	11	19.6
Professional, Scientific and Technical Services(3)	26,455	8	11.5
Retail Trade	12,636	5	5.5
All others(4)	31,090	18	13.6
Total	$229,842	95	100.0%
_________________

(1)	Industry classification based on the 2012 North American Industry Classification System.

(2)	Includes Telecommunications.

(3)	Includes, but is not limited to: Scientific Research and Development Services; Architectural, Engineering, and Related Services; and Legal Services.

(4)	All others accounts for less than 5% of total annualized net rent on an individual basis.

Griffin Capital Essential Asset REIT II, Inc.

GC REIT II, a publicly registered, non-traded real estate investment trust formed in November 2013, has investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to our stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of its properties. One difference in investment objectives between us and GC REIT II is the focus on a particular type or asset class of commercial property. In particular, our focus is on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities and to a lesser extent, secured loans and other real estate-related investments, whereas GC REIT II focuses on acquiring a portfolio of single tenant properties diversified by corporate credit, physical geography, product type and lease duration. GC REIT II focuses primarily on properties that are essential to the business operations of the tenants, located in primary, secondary and certain select tertiary markets, leased to tenants with stable and/or improving credit quality, and subject to long-term leases with defined rental rate increases or with short-term leases with high-probability renewal and potential for increasing rent.

On July 31, 2014, GC REIT II’s registration statement was declared effective, pursuant to which GC REIT II registered $2,200,000,000 in shares of Class A common stock and Class T common stock in its initial public offering, consisting of $2,000,000,000 in shares to be offered to the public in its primary offering and $200,000,000 in shares for sale pursuant to its distribution reinvestment plan. On December 5, 2014, GC REIT II ceased offering Class T common stock, having sold no shares of Class T common stock as of such date. On October 30, 2015, GC REIT II ceased offering Class A common stock in its initial public offering, having sold approximately $240,800,000 in shares of its Class A common stock, and reallocated the remaining shares to Class T common stock, such that, effective November 2, 2015, GC REIT II began offering up to approximately $1,800,000,000 in shares of Class T common stock in its primary offering. GC REIT II is offering Class T shares at a price of $10.00 per share in its primary offering and a price of $9.50 per share pursuant to its distribution reinvestment plan.

As of December 31, 2015, GC REIT II had received aggregate gross offering proceeds of approximately $283,600,000 from the sale of shares in its initial public offering and its distribution reinvestment plan. There were 28,556,170 shares outstanding at December 31, 2015, including shares issued pursuant to its distribution reinvestment plan. As of December 31, 2015, GC REIT II had over 7,700 stockholders. As of December 31, 2015, GC REIT II had not effectuated a liquidity event and is still within the time period specified in its prospectus for such an event.

Using a combination of approximately 59.6% debt, 15.3% issuance of preferred units of limited partnership interest of Griffin Capital Essential Asset Operating Partnership II, L.P., which were subsequently redeemed from offering proceeds, and 25.1% offering proceeds, as of December 31, 2015, GC REIT II had acquired 15 existing properties in 11 states encompassing approximately 3.2 million rentable square feet.

The following charts present a summary of the properties acquired by GC REIT II as of December 31, 2015 by diversity across geographic locations and property type:

State	Annualized Net Rent (unaudited)	Number of Properties	Percentage of Annualized Net Rent
Arizona	$7,385,573	2	22.5%
California	5,166,447	2	15.7
New Jersey	5,123,603	1	15.6
Ohio	4,030,675	3	12.4
Texas	3,878,050	1	11.8
Virginia	2,232,054	1	6.8
Nevada	1,911,821	1	5.8
All Others(1)	3,085,764	4	9.4
Total	$32,813,987	15	100.0%
_________________

(1)	All others account for less than 4% of total annualized net rent on an individual basis.

The percentage of annualized net rent for the 12-month period subsequent to December 31, 2015, by industry, based on the respective in-place leases, is as follows:

Industry(1)	Annualized Net Rent (unaudited)	Number of Lessees	Percentage of Annualized Net Rent
Finance and Insurance	$12,552,019	3	38.2%
Accommodation and Food Services	6,993,238	2	21.3
Manufacturing	5,591,590	5	17.0
Professional, Scientific and Technical Services	5,012,231	2	15.3
Transportation and Warehousing	1,860,914	1	5.7
All Others(2)	803,995	2	2.5
Total	$32,813,987	15	100.0%
_________________

(1)	Industry classification based on the 2012 North American Industry Classification System.

(2)	All others accounts for less than 3% of total annualized net rent on an individual basis.

Private Programs — Overview

The prior privately-offered programs sponsored by Griffin Capital include eight single tenant real estate tenant-in-common offerings, eight multi-tenant real estate tenant-in-common offerings, a Delaware Statutory Trust offering consisting of nine restaurants (sold on various dates, as disclosed in Table V of the Prior Performance Tables attached to this prospectus as Appendix A), one hotel asset tenant-in-common offering (sold in October 2012), a Delaware Statutory Trust offering consisting of an apartment community (sold in September 2011), a Delaware Statutory Trust offering consisting of a single tenant office building and a Delaware Statutory Trust offering consisting of a single tenant manufacturing facility (GC REIT acquired 100% of the beneficial interest in November 2015, as disclosed in Table V of the Prior Performance Tables attached to this prospectus as Appendix A). Investors in the tenant-in-common offerings acquired an undivided interest in the property that was the subject of such offering. Beginning in 2004, these 21 privately-offered programs, which programs acquired 100% existing real estate assets, raised approximately $309,500,000 of gross offering proceeds from 660 investors, which includes 643 third party, non-affiliated investors, as of December 31, 2015. With a combination of offering proceeds and debt, these 21 privately-offered programs invested approximately $864,500,000 (including acquisition costs and funded reserves) in 34 properties. An affiliate of Griffin Capital was an investor in all but two of these private programs, with ownership interests between 1.0% and 24.65%.

See Table II of the Prior Performance Tables attached to this prospectus as Appendix A for more detailed information about the compensation paid to Griffin Capital for certain of these programs.

Based on the aggregate amount of acquisition costs, the property type of the assets in these 21 programs can be categorized as follows: 74% office, 12% industrial, 5% retail, 5% hospitality, and 4% multi-family. As a percentage of acquisition costs, the diversification of these 21 programs by geographic area is as follows: 41% California, 24% Illinois, 7% Georgia, 7% Minnesota, 5% Ohio, 5% Tennessee, 4% Missouri, 4% Washington, and 3% Michigan. As a percentage of acquisition costs, the allocation of financing proceeds for these 21 programs is 64% debt proceeds and 36% offering proceeds.

See Table III of the Prior Performance Tables included in Appendix A for more detailed information as to the operating results of such programs whose offerings closed during the previous five years.

Below is a summary of the 11 private programs previously sponsored by Griffin Capital categorized as single tenant net lease programs, as well as discussion on other private programs that were impacted by material adverse economic and business related developments, and other investments of affiliates of Griffin Capital.

Programs offered during the previous five years:

Single Tenant Business Essential Program

Two single tenant Delaware Statutory Trusts are considered to have similar investment objectives to ours. The privately-offered program in Nashville, Tennessee raised $16,000,000 of gross offering proceeds from 38 investors. With a combination of offering proceeds and debt, this privately offered program having similar investment objectives invested approximately $39,700,000 (including acquisition costs and funded reserves) in the property. The privately-offered program in Jefferson, Missouri raised approximately $10,500,000 of gross offering proceeds from 45 investors. With a combination of offering proceeds and debt, this privately-offered program having similar investment objectives invested approximately $31,900,000 (including acquisition costs and funded reserves) in the property.

Griffin Capital (Nashville) Investors, DST

Griffin Capital (Nashville) Investors, DST, or HealthSpring, is a privately-offered Delaware Statutory Trust offering. HealthSpring completed its offering on September 6, 2013 and raised $16,000,000 of gross offering proceeds from 38 investors. With a combination of offering proceeds and debt, which represented 40% and 60% of acquisition costs, respectively, HealthSpring has invested approximately $39,700,000 (including acquisition costs) in the following asset:

Tenant:	HealthSpring, Inc.
Location:	530 & 500 Great Circle Road, Nashville, Tennessee 37228
Square Footage:	170,515 square feet
Land Area:	21.07 acres
Asset Class:	Office
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net

The HealthSpring Operational Headquarters is a 21.07-acre office complex site consisting of a one-story, two building office campus with a total of 170,515 square feet of net rentable space and 996 surface parking spaces, located in Nashville, Tennessee. The operating partnership of GC REIT has exercised its option to acquire the beneficial ownership interest from the 38 beneficial owners, and as of December 31, 2015, is working with the lender and investors to finalize the acquisition. Certain of the original investors in the Delaware Statutory Trust will enter into a so-called “721” deferred exchange into GC REIT’s operating partnership.

Griffin Capital (Highway 94) Investors, DST

Griffin Capital (Highway 94) Investors, DST, or Highway 94, is a privately-offered Delaware Statutory Trust offering. Highway 94 completed its offering on November 22, 2013 and raised $10,500,000 of gross offering proceeds from 45 investors. With a combination of offering proceeds and debt, which represented 33% and 67% of acquisition costs, respectively, Highway 94 has invested approximately $31,900,000 (including acquisition costs) in the following asset:

Tenant:	ABB Power T&D Company, Inc. (ABB)
Location:	500 West Highway 94, Jefferson City, Missouri 65101
Square Footage:	660,000 square feet
Land Area:	97.24 acres
Asset Class:	Industrial, with attached office
No. of Stories:	Single-Story
Lease Type:	Bond-Type Triple-Net

The property is a 660,000 square foot single level manufacturing facility, including a two-story attached office area of approximately 64,000 square feet. The property is 100% leased to and occupied by ABB Power T&D Company, Inc. and serves as a manufacturing facility for the past 30 years. ABB is a leading manufacturer of electrical distribution transformers for commercial and residential applications for both pad-mounted and underground installation. The operating partnership of GC REIT exercised its option to acquire the beneficial ownership interest from the 45 beneficial owners after the investment had been held for one year, and, on November 6, 2015, the operating partnership of GC REIT acquired 100% of the beneficial ownership interest in the Delaware Statutory Trust. Certain of the original investors in the Delaware Statutory Trust entered into a so-called “721” deferred exchange into GC REIT’s operating partnership at the time of the acquisition.

Programs offered greater than five years ago:

Will Partners Investors, LLC

Will Partners Investors, LLC, or Will Partners, was a privately-offered real estate tenant-in-common offering. Will Partners completed its offering in January 2005 and raised approximately $6,300,000 of gross offering proceeds from a total of four investors. With a combination of offering proceeds and debt, which represented 26% and 74% of the acquisition costs, respectively, Will Partners invested approximately $24,000,000 (including acquisition costs) in the following asset:

Tenant:	Currently vacant
Location:	5800 Industrial Drive, Monee, Illinois 60449
Square Footage:	700,200 square feet
Land Area:	34.3 acres
Asset Class:	Industrial; Warehouse Distribution Facility
No. of Stories:	Single-Story
Lease Type:	No lease in place

The property is a 700,200 square foot, Class A industrial building, located in Monee (suburban Chicago), Illinois. The property was 100% leased to World Kitchen, LLC, a manufacturer of bakeware, dinnerware, kitchen and household tools, range top cookware and cutlery products sold under brands including CorningWare, Pyrex, Corelle, Revere, EKCO, Baker’s Secret, Magnalite, Chicago Cutlery, and Olfa. An entity affiliated with Griffin Capital and three unaffiliated third party investors contributed their respective equity interests in this property to GC REIT on June 4, 2010. In June 2013, World Kitchen, LLC vacated the Will Partners property and remained obligated under the lease. In January 2014, GC REIT and World Kitchen agreed to terminate the lease requiring World Kitchen to make a termination payment and releasing World Kitchen from all obligations under the lease. The property was sold to an unaffiliated third party on August 7, 2015.

Griffin Capital (Carlsbad Pointe) Investors, LLC

Griffin Capital (Carlsbad Pointe) Investors, LLC, or Carlsbad, was a privately-offered real estate tenant-in-common offering. Carlsbad completed its offering in February 2006 and raised $15,500,000 of gross offering proceeds from a total of 30 investors, which included 29 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 30% and 70% of the acquisition costs, respectively, Carlsbad invested approximately $52,500,000 (including acquisition costs) in the following asset:

Tenant:	Life Technologies Corporation (formerly Invitrogen Corporation) (LTI)
Location:	5781 Van Allen Way, Carlsbad, California 92008
Square Footage:	328,655 square feet
Land Area:	27.91 acres
Asset Class:	Office (Bio-Medical Facility)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net

The property is located in the northern San Diego County market of Carlsbad, California, in Carlsbad Research Center. The property is leased to Life Technologies Corporation (formerly Invitrogen Corporation), a profitable biotech company, and serves as its worldwide headquarters, main research, development and manufacturing facility, and is the core of the tenant’s long-term corporate campus plan. On February 3, 2014, LTI was acquired by and became a wholly-owned subsidiary of Thermo Fisher Scientific. Thermo Fisher Scientific (NYSE: TMO) is focused on providing precision laboratory equipment. Life Technologies is now referred to as Life Sciences Solutions Group and remained obligated to the lease.

Griffin Capital and several unaffiliated third party investors contributed all or a portion of their interests in this property to GC REIT on May 13, 2011.

In the third quarter of 2015, Life Technologies began discussions with GC REIT as to whether it would exercise its right to purchase the property at the price set forth in the lease ($57,220,000), pursue a renewal at a blended rate, or enter into a synthetic lease transaction with an affiliate of Bank of America. The tenant ultimately elected to pursue the synthetic lease transaction. The tenant’s purchase option under the lease was assigned to Bank of America’s affiliate on December 31, 2015, immediately prior to the closing of the acquisition. The property was conveyed on the same date at the purchase price set forth in the lease, together with a sum intended to cover the difference between debt service and the remainder of the rent through the loan maturity date.

Griffin Capital (Shellmound) Investors, LLC

Griffin Capital (Shellmound) Investors, LLC, or Shellmound, is a privately-offered real estate tenant-in-common offering. Shellmound completed its offering in June 2006 and raised $7,400,000 of gross offering proceeds from a total of 19 investors, which included 17 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 41% and 59% of the acquisition costs, respectively, Shellmound has invested approximately $17,900,000 (including acquisition costs) in the following asset:

Tenant:	Ex’pression College for Digital Arts
Location:	6601-6603 Shellmound Street, Emeryville, California 94608
Square Footage:	63,273 square feet
Land Area:	2.28 acres
Asset Class:	Office (Flex)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net

The property is 100% leased to and occupied by Ex’pression College for Digital Arts pursuant to a 10-year, 10 month triple-net lease expiring in November 2016. Ex’pression is a profitable and accredited media arts college. The property serves as its main campus. The owners of the property are currently investigating refinancing alternatives for the property.

Griffin Capital (Puente Hills) Investors, LLC

Griffin Capital (Puente Hills) Investors, LLC, or Puente Hills, was a privately-offered real estate tenant-in-common offering. Puente Hills completed its offering in November 2006 and raised approximately $9,200,000 of gross offering proceeds from a total of 29 investors, which included 28 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 37% and 63% of the acquisition costs, respectively, Puente Hills invested approximately $24,800,000 (including acquisition costs) in the following asset:

Tenant:	Property sold May 7, 2010
Location:	17320 Gale Avenue, Puente Hills, California 91748
Square Footage:	76,109 square feet
Land Area:	3.41 acres
Asset Class:	Retail (Car Dealership)
No. of Stories:	Single-Story
Lease Type:	Not applicable

The property is located in City of Industry (suburban Los Angeles), California. The property was previously leased to Superior Auto of Puente Hills, LLC, or Superior Auto, pursuant to a long-term triple-net lease. Superior Auto was part of the Superior Automotive Group, LLC, or Superior Automotive.

Please see “Material Adverse Business Developments — Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.

Griffin Capital (ARG Restaurants) Investors, DST

Griffin Capital (ARG Restaurants) Investors, DST, or ARG Restaurants, was a privately-offered real estate Delaware Statutory Trust offering. ARG Restaurants completed its offering in September 2007 and raised $12,900,000 of gross offering proceeds from a total of 60 investors, which included 59 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 32% and 68% of the acquisition costs, respectively, ARG Restaurants invested approximately $39,900,000 (including acquisition costs) in the following assets:

Tenant:	American Restaurant Group, Inc. operating as Black Angus Steakhouse Restaurants
Location:
1625 Watt Avenue, Sacramento, California 95864 (sold)
1011 Blossom Hill Road, San Jose, California 95123 (sold)
1000 Graves Avenue, El Cajon, California 92021 (sold)
707 E Street, Chula Vista, California 91910 (sold)
1616 Sisk Road, Modesto, California 95350 (sold)
3610 Park Sierra Boulevard, Riverside, California 92505 (sold)
7111 Beach Boulevard, Buena Park, California 90621 (sold)
23221 Lake Center Drive, El Toro, California 92630 (sold)
3601 Rosedale Highway, Bakersfield, California 93308 (sold)

Square Footage:	88,686 Square Feet in total
Asset Class:	Retail (Free Standing Restaurants)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net

The nine properties were leased to American Restaurant Group, Inc., or ARG, Inc., which operates under the Black Angus Steakhouse brand name, pursuant to a long-term triple-net lease.

Please see “Material Adverse Business Developments — Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.

Griffin Capital (Redwood) Investors, LLC

Griffin Capital (Redwood) Investors, LLC, or Redwood, is a privately-offered real estate tenant-in-common offering. Redwood completed its offering in March 2007 and raised approximately $11,400,000 of gross offering proceeds from a total of 28 investors, which included 27 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 42% and 58% of the acquisition costs, respectively, Redwood has invested approximately $26,900,000 (including acquisition costs) in the following asset:

Tenant:	DPR Construction, Inc.
Location:	1450 Veterans Boulevard, Redwood City, California 94063
Square Footage:	53,000 Square Feet
Land Area:	1.81 acres
Asset Class:	Office
No. of Stories:	Three-Story
Lease Type:	Absolute Triple-Net

The property is a 53,000 square foot, Class A office building, located in Redwood City, California. The property is 100% leased to and occupied by DPR Construction, Inc. and serves as its headquarters facility, pursuant to a long-term, triple-net lease. DPR Construction, Inc. is a privately-held national commercial contractor and construction manager which specializes in technically-challenging and environmentally-complex developments. DPR has consistently ranked among the top 50 general contractors in the country and is in the top 5% of general contractors based upon its four core markets: advanced technology, biopharmaceutical, corporate office and healthcare.

Griffin Capital (Independence) Investors, LLC

Griffin Capital (Independence) Investors, LLC, or Independence, is a privately-offered real estate tenant-in-common offering. Independence completed its offering in June 2007 and raised $13,400,000 of gross offering proceeds from a total of 23 investors, which included 22 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 34% and 66% of the acquisition costs, respectively, Independence has invested approximately $39,800,000 (including acquisition costs) in the following asset:

Tenant:	L.D. Kichler Company
Location:	7711 East Pleasant Valley Road, Independence, Ohio 44131
Square Footage:	630,000 square feet
Land Area:	38.83 acres
Asset Class:	Industrial (Office/Warehouse-Distribution Facility)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net

The property is an office/warehouse-distribution center 100% leased pursuant to a long-term triple-net lease to L.D. Kichler Company, or Kichler. Located in Independence, Ohio just 15 minutes south of Cleveland’s central business district, the property serves as Kichler’s headquarters and Midwest distribution center. Founded in 1938 in Cleveland, Ohio, and privately-held, Kichler is one of the world’s leading designers and distributors of decorative lighting fixtures.

Griffin Capital (Bolingbrook) Investors, LLC

Griffin Capital (Bolingbrook) Investors, LLC, or Bolingbrook, is a privately-offered real estate tenant-in-common offering. Bolingbrook completed its offering in October 2007 and raised approximately $11,100,000 of gross offering proceeds from a total of 30 investors, which included 29 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 31% and 69% of the acquisition costs, respectively, Bolingbrook has invested approximately $35,300,000 (including acquisition costs) in the following assets:

Tenant:	Property sold September 25, 2014
Location:	750 South Schmidt Road & 525 Crossroads Pkwy, Bolingbrook, Illinois 60440
Square Footage:	265,870 square feet in total
Land Area:	One (1) 10.0 acre site and one (1) 4.30 acre site
Asset Class:	Industrial/Office; Freezer/Cooler Warehouse Distribution Facility
No. of Stories:	Single-Story
Lease Type:	Not applicable

The Quantum Foods properties are two single-story, freezer-cooler production and distribution properties consisting of 265,870 square feet that were leased in their entirety pursuant to a long-term triple-net lease to Quantum Foods, LLC, or Quantum. At the time the investment was made, the properties housed Quantum’s headquarters and main production operations. The property was sold on September 25, 2014.

Please see “Material Adverse Business Developments — Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.

Griffin Capital (Westmont) Investors, LLC

Griffin Capital (Westmont) Investors, LLC, or Westmont, is a privately-offered real estate tenant-in-common offering. Westmont completed its offering in February 2008 and raised $17,100,000 of gross offering proceeds from a total of 26 investors, which included 25 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 38% and 62% of the acquisition costs, respectively, Westmont has invested approximately $44,800,000 (including acquisition costs) in the following asset:

Tenant:	Currently vacant
Location:	700 Oakmont Lane, Westmont, Illinois 60559
Square Footage:	269,715 square feet
Land Area:	17.93 acres
Asset Class:	Office
No. of Stories:	Multi-Story
Lease Type:	No lease in place

The property is a 269,715 square foot, Class A office building located in Westmont, Illinois and was vacant as of December 31, 2014.

Please see “Material Adverse Business Developments — Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.

Material Adverse Business Developments — Single Tenant Assets

Due to the challenging real estate market, credit market, and general economic conditions in recent years, the Griffin Capital-sponsored programs described below have experienced material adverse business developments. The economic crisis, which began with the collapse of residential subprime credit markets and continued through an overall crisis in, and freeze of, the credit markets toward the end of 2008, followed by unemployment and economic declines unprecedented in the last 70 years, the downgrade of the U.S. government’s credit rating, and turmoil in the European markets, has had severely negative effects across substantially all commercial real estate. As the industry has been affected, certain Griffin Capital-sponsored investment programs that substantially completed their primary equity offerings at or prior to the end of 2007 have been adversely affected by the disruptions to the economy generally and the real estate market in particular. These economic conditions have adversely affected the financial condition of many of these programs’ tenants and lease guarantors, resulting in tenant defaults or bankruptcies. Further, lowered asset values, as a result of declining occupancies, reduced rental rates, and greater tenant concessions and leasing costs, have reduced investor returns in these investment programs because these factors not only reduce current returns to investors but also negatively impact the ability of these investment programs to refinance or sell their assets and to realize gains thereon.

In response to these economic stresses, these Griffin Capital-sponsored investment programs have altered their overall strategies to focus on capital conservation, debt extensions and restructurings, reduction of operating expenses, management of lease renewals and re-tenanting, declining occupancies and rental rates, and increases in tenant concessions and leasing costs. Identified and described below are trends regarding the consequences of the current economic environment affecting certain characteristics of these other investment programs. These trends provide additional information as to the consequences of the current economic conditions on real estate investment programs of the type sponsored by Griffin Capital.

Tenant Vacancies, Litigation, and Financing

Griffin Capital (Puente Hills) Investors, LLC

The private offering related to the Superior Auto dealership located in Puente Hills, California was affected by the strained economic circumstances during both the latter half of 2007 and in 2008 and the additional stress this placed on the automotive industry and the financial industry. Superior Automotive, the parent of Superior Auto, was beset with a severe liquidity crisis. In late February 2009, Superior Automotive’s principal lender (Nissan Motors Acceptance Corporation, or NMAC) elected to cease its funding of Superior Auto’s operations, and Superior Automotive was forced to shut down all of its remaining dealerships, including the Puente Hills location, leaving the property vacant. Griffin Capital, as asset manager, identified and negotiated with a prospective replacement tenant. The prospective tenant secured a franchise agreement with a national automobile manufacturer and dealer for the rights to a franchise. The property was sold to the replacement tenant pursuant to a court order on May 7, 2010 for $4,500,000 resulting in a loss, based on total capitalization value at closing, of approximately $20,300,000. This is not necessarily the loss realized by individual investors as each investor’s tax basis may differ from the sponsor’s allocated capitalized value. Griffin Capital, as asset manager, worked very closely with the purchaser, the receiver and the lender to accomplish the sale and maximize value accordingly.

In June 2009, the lender filed suit in Los Angeles County Superior Court against the carve-out guarantors, which included a principal of Griffin Capital, alleging that the transfer provisions of the mortgage were violated, specifically that the owner’s failure to pay the property taxes related to the property constituted waste under the guaranty and could create a lien on the property. The lender sought reimbursement from the carve-out guarantors for the property taxes, any penalties, applicable interest and legal fees. Griffin Capital Corporation believed the suit to be frivolous and without merit, and the lender ultimately agreed to settle the suit and release the carve-out guarantors/investors once its foreclosure was complete. The settlement agreement was signed by most of the investors and the lender dismissed the action with prejudice in September 2010 as to all investors other than those that the lender deemed to be “non-executing defendants” (because they either did not execute the settlement agreement or failed to execute the settlement agreement in a manner that was acceptable to the lender). The lender may re-file the action if any of these non-executing defendants brings an action against the lender in the future in connection with the suit. The settlement agreement called for a one-time settlement payment, which was partially funded with the remaining cash available in the program, with the balance funded by Griffin Capital.

The Superior Auto lease was personally guaranteed by the president and majority owner of Superior Automotive. Subsequent to settlement of the suit against the carve-out guarantors, the lender conducted settlement discussions with the lease guarantor, but they were unsuccessful in reaching an agreement and subsequently filed suit against the lease guarantor, or Kahn, and obtained a judgment against him personally, along with a judgment lien on any recovery he may receive from an action Kahn filed against NMAC. Notably, the decision against Kahn in the NMAC action was reversed by the California Court of Appeals, overturning the Superior Court’s judgment against him and Superior Auto Group, or SAG, on their cross-complaint against NMAC (NMAC had obtained a jury verdict of approximately $40,000,000 on its breach of contract claims against Kahn and SAG). At the close of evidence, the trial court granted a non-suit on SAG’s tort claims against NMAC (most of which were based on fraud) and those claims were not presented to the jury.

Kahn/SAG appealed the nonsuit, but not the $40,000,000 breach of contract verdict. While the appeal was pending and after briefing had started, the California Court of Appeal issued its decision in Riverisland Cold Storage, Inc. v. Fresno-Madera Production Credit Assn., overturning a 78-year old California precedent that oral promises directly contradicting an integrated written agreement were inadmissible to establish fraud. Further briefing was permitted and the Court of Appeal, applying Riverisland, held (in an unpublished opinion) that the Superior Court erred in excluding evidence that NMAC made oral promises, asserted to be fraudulent, that it would continue to finance SAG dealerships through 2009 regardless of untimely inventory payments. The judgment in favor of NMAC on the cross-complaint and this portion of the case was remanded for retrial.

In October 2011, a subsidiary and principal of Griffin Capital, collectively the Respondent, received a class action arbitration demand from one of the investors in the property. The claim was initially based largely on inadequate initial disclosure that the guaranty of the lease had been collaterally assigned to the lender as security for the loan (a notion later refuted by the claimant’s own ‘expert’). The initial claim was subsequently amended multiple times until ultimately, claimant specifically alleged inadequate disclosure, fraud, breach of fiduciary duty and securities law violations. Respondent objected to (a) certification of one investor as a class; and (b) all claims generally on the basis of statute of limitations grounds. Initial settlement discussions were conducted at this point, but were unproductive. Claimant argued the statute of limitations should be tolled until the date upon which the investor was certain that damages had been suffered (i.e., until January 2012, when SAG/Kahn’s $200,000,000 claim against NMAC was decided in NMAC’s favor). The arbitrator issued an Interim Statement of

Decision in favor of Respondent, denying all claims on statute of limitations grounds and ruling in part that the information delivered to the claimant at the time he purchased the investment was sufficient to put the claimant on inquiry notice about the risks of the investment. Claimant then filed a Motion for Reconsideration and Motion for Leave to Amend its Claim, alleging, among other things, that a fourth amended statement of claim needed to be filed to allege what the claimant deemed to be new claims – that the property was overvalued at the time of the original purchase and that insufficient diligence was performed on the part of the Respondent on the financial statements of the guarantor and lessee in connection with the offering. Respondent argued in relevant part that a reconsideration was not warranted because the claimant’s arguments were not new or newly discovered. Following a hearing on August 28, 2012, the arbitrator indicated the intent to take under advisement the issue of whether a class arbitration could occur under provisions of the arbitration clause. On November 30, 2012, the arbitrator issued a Partial Final Award on Clause Construction which denied the claimant the right to proceed on the basis of a class action based on construction of the arbitration clause used between the parties. Upon the unfavorable ruling on the class action issue, claimant’s counsel filed suit in Los Angeles Superior Court naming Respondents, on behalf of claimant in the arbitration and numerous other investors, in their personal capacity.

On February 28, 2013, the arbitrator entered an order conditionally granting leave to amend the complaint, and vacated her prior orders pertaining to the claims being barred by the statute of limitations. The basis of the ruling is that the legal theories ultimately asserted by the claimant bore little resemblance to those originally plead, and the new claims need to be developed before “being addressed and ruled upon.” The arbitrator largely abandoned the standard for diligence that she said she would require to be shown and merely conditioned the grant of leave to amend on reimbursement of a small portion of arbitrator compensation and a small portion of the actual attorneys’ fees. A response (consisting of demurrers and objections to standing) was filed on behalf of each defendant in the state court claim. A codefendant (the original appraiser of the property) was also served in the case and filed a response in the action asserting 34 affirmative defenses to the plaintiff’s claims.

In June 2013, the judge in state court stayed the lawsuit (including the pending discovery in that action and the claims filed against the appraiser) on his own motion, directed the claimant back to the arbitrator, and said he would reconsider the action once the arbitrator had ruled on the claim. Mediation was attempted in August 2014 but was unsuccessful. The arbitration case advanced to the discovery phase and depositions were taken pursuant to an agreed upon discovery schedule. In anticipation of conducting the November arbitration hearing, the plaintiffs reopened settlement negotiations. A settlement agreement was reached contingent upon Respondent’s obtaining a so-called “877.6 declaration” (barring any further involvement in any litigation between the claimants and the appraiser on the basis of a good faith settlement agreement). The judge denied this finding on March 5, 2015. Respondent/defendant did not elect to opt out of the settlement agreement, and accordingly the arbitration has settled and will be dismissed. The stay in the state court action (now confined to the claim against the appraiser) will be lifted. Respondent/defendant’s writ of appeal of the decision to not find a good faith settlement was denied on May 13, 2015 and the stay in the state case was lifted. As Respondents/defendants did not opt out of the settlement agreement, settlement of the state court claims against them stands and they were subsequently dismissed from the state case with prejudice pursuant to the terms of the settlement agreement. However, the appraiser is not bound by the terms of the settlement agreement and has the right to bring the defendants back into the litigation. The appraiser and state court defendants entered into a tolling agreement with respect to any potential contribution or indemnity claims the appraiser may have. The appraiser moved for summary judgment against the plaintiffs, which motion was argued on November 4, 2015, and granted on November 20, 2015. The plaintiffs retained the ability to appeal such summary judgment finding within 60 days after entry of the notice of entry of judgment and a Notice of Appeal was filed on January 19, 2016 (solely on behalf of Mr. Bobertz individually); on February 12, 2016, an additional Notice of Appeal was filed on behalf of 13 additional plaintiffs, three of whom have since withdrawn from the appeal. Timing of the decision on the appeal is governed by the timing of certification of the court record and its delivery to the appellate division.

Griffin Capital (ARG) Investors, DST

On January 15, 2009, ARG, Inc., the tenant on the properties acquired by ARG Restaurants, filed for Chapter 11 bankruptcy protection in Delaware. ARG, Inc. successfully rejected 13 out of 82 locations, which restaurants had already been shut down.

ARG filed a motion in bankruptcy court seeking to reject the master lease on six of the nine locations in this Delaware Statutory Trust. A subsidiary of Griffin Capital, as trust manager, objected to this motion, but subsequently determined that such objection would cause ARG, Inc. to reject the entire master lease. ARG, Inc. rejected four of the leases, affirmed three of the leases and under threat of rejection, restructured two of the leases in a negotiated compromise that reduced the rent and term of the two locations in question. ARG, Inc.’s bankruptcy filing created a non-monetary event of default under the loan with the current lender on the property. A loan default provided the lender with the right to sweep all of the excess cash flow above and beyond the mortgage payment. Given the rejection of the four leases, as of April 1, 2009, there was insufficient cash flow necessary to support the monthly debt service.

In order to cover the remaining debt service and/or pay down the loan to reduce the debt, the trust manager sold the four properties that ARG, Inc. closed, and engaged a retail brokerage firm to market the four properties. The four vacant properties were successfully sold by December 31, 2012 (Modesto property for $1,450,000 in April 2011, Lake Forrest property for $1,740,000 in August 2011, Riverside property for $1,100,000 in April 2012 and Sacramento property for $800,000 in July 2012), at an aggregate loss of approximately $11,500,000, based on allocated total capitalization. This is not necessarily the loss realized by individual investors as each investor’s tax basis may differ from the sponsor’s allocated capitalized value.

Concerned that the two properties under the restructured leases would continue to experience negative sales growth resulting in a lease termination at the end of the shortened lease term, the trust manager initiated communications with the lender regarding restructuring the loan – specifically, bifurcating the loan into a performing and non-performing loan. The ownership structure was converted to a Delaware limited partnership, and the restructuring closed June 25, 2010. In 2012, the general partner, a subsidiary of Griffin Capital, was able to extend the term of the restructured leases for an additional five years to May 31, 2018. The borrower and lender entered into a loan modification in April 2014 allowing the borrower to sell the remaining five locations with a discount of some of the accrued interest on the note. One of the remaining assets was sold in June 2014, two additional assets were sold in the third quarter, and an additional asset in December 2014. The final closing occurred in January 2015. While the loan modification specified that asset sales had to be completed by December 31, 2014, the lender cooperated with the delayed sale of the final asset and the borrower does not anticipate any further action by the lender, who has indicated it considers the matter complete and the borrower’s obligations satisfied.

Griffin Capital (Westmont) Investors, LLC

On February 5, 2008, SIRVA, the tenant on the Westmont property, filed for bankruptcy protection. In conjunction with the filing, the landlord and tenant executed a lease amendment that called for SIRVA to affirm its lease in exchange for the landlord reimbursing SIRVA for a substantial portion of its letter of credit fees. The bankruptcy plan was successfully confirmed on May 7, 2008. SIRVA was required to maintain an evergreen letter of credit in the amount of $4,000,000, which decreased by $500,000 each year in conjunction with the contractual rent increase. Further, SIRVA agreed to maintain the letter of credit in the minimum amount of $2,000,000 for the balance of its lease term. Until recently, SIRVA was paying a letter of credit facility fee in the amount of 6.5% of the stated amount of the letter of credit. The landlord agreed to reimburse SIRVA for all but 1.0% of the actual cost to maintain the letter of credit (the “normal” letter of credit fee), not to exceed 5.5%. As a result of a refinancing, SIRVA’s letter of credit fee was thereafter reduced to 3.5%. As a part of the lease amendment, Griffin Capital was able to secure a right to terminate SIRVA’s lease upon 12 months’ advance notice, which allowed the landlord to continually seek a replacement tenant, which process Griffin Capital commenced in the first quarter of 2009. SIRVA had an option to terminate the lease effective November 30, 2012, for a termination fee. On November 28, 2012, SIRVA exercised the option, paid a $1,300,000 termination fee, and vacated the property on November 30, 2013. The lender has since been using escrowed funds to make debt service at the property, which is and has been actively marketed.

On February 13, 2014, a principal of the sponsor received a FINRA arbitration demand from an existing investor, which also named Griffin Securities and the investor’s now-defunct broker dealer and certain individuals who were formerly employed by said defunct broker dealer. The sponsor vigorously protested the inclusion of Griffin Securities in the claim, which related to a private offering in which Griffin Securities was not involved. The claim alleged various issues relating to the sale of the investment, including negligence, suitability, misrepresentation and omission of material facts; fraud, violation of California securities laws; breach of fiduciary duty; failure to supervise a registered representative; and breach of contract, among other allegations. Counsel for Griffin Securities and the principal filed a response opposing the substance of the complaint; the forum for the claim; and the inclusion of Griffin Securities and the principal. The parties complied with mandatory FINRA discovery requirements, and a motion to dismiss was filed on behalf of Griffin Securities and Kevin Shields, alleging improper forum and improper parties to the action. In violation of FINRA rules, claimant’s counsel filed an interim motion arguing the substance of its claim. In response, the respondent filed a motion for immediate dismissal based on the claimant’s counsel failing to abide by FINRA arbitration rules, or the interim dismissal motion, and requesting the claimant be required to arbitrate in AAA, as required by their purchase and sale agreement for the investment. The interim dismissal motion was heard on March 26, 2015; the arbitrators refused to rule on the merits of the interim dismissal motion but also refused to dismiss the case. The arbitration occurred during the week of August 3, 2015, and, on September 9, 2015, the arbitrator issued its award, awarding claimants certain damages against the now-defunct broker-dealer and certain individuals who were formerly employed by said broker-dealer. No damages were awarded against Griffin Securities or the principal of the sponsor. On December 9, 2015, Markel Petty (former finop of Direct Capital Securities) filed a notice of appeal and a petition to vacate the arbitration award. Attorneys for the claimant filed responsive pleadings, as did attorneys for Mr. Petty. Counsel for Mr. Petty indicated in subsequent filings that they did not seek to overturn the arbitration finding in favor of Griffin Securities and Kevin Shields, and acknowledged that the time frame for doing so had expired. Counsel for the claimant attempted to name Griffin Securities and Shields in the pending appeal, solely for purposes of destroying federal jurisdiction and removing the case to state court, and not for reversal of the favorable decision for Shields and Griffin Securities. The court concluded that since (1) Petty’s petition to vacate the award “does not seek to disturb the arbitration award in favor of Griffin and Shields” and (2) similarly, that neither the claimant’s petition to confirm the arbitration award (filed in Superior Court and removed to the District Court) nor the proposed amended petition “seek to disturb the arbitration award in favor of Griffin and Shields,” the District Court could provide relief “without prejudicing the interests of Griffin and Shields.” The court denied the claimant’s motion to dismiss the Petty petition on jurisdictional grounds and ordered that the case proceed on its merits, including Petty’s assertion that he should not be liable at all if Griffin Securities and Kevin Shields had no liability. The parties were ordered to file opening briefs on the merits by March 21, 2016 and responsive briefs by April 4, 2016, with a further hearing at the discretion of the District Court. However, the order makes it clear that the pending proceedings between Petty and the claimant will not have any impact on the integrity of the FINRA arbitration award as to Griffin Securities and Kevin Shields.

On October 2, 2014, the lender filed a foreclosure complaint and requested approval for the appointment of a receiver. The complaint included certain claims against a principal of Griffin Capital under the carve-out guaranty related to maintenance of a minimum balance of one of the escrows, a portion of which consisted of a letter of credit provided by SIRVA under its lease (which obligation was no longer required when SIRVA terminated its lease at the property). The principal named has vigorously opposed any claims related to the carve-out guaranty, filing an answer denying the allegations in the complaint against the guarantor and asserting numerous defenses such as breach of implied covenant of good faith and fair dealing, fraudulent inducement, failure to mitigate damages, and failure of condition precedent. Griffin Capital, as asset manager of the property, has and will cooperate with the lender with respect to enforcing its rights under the mortgage. In December 2014, Colliers was appointed as the receiver for the property and transition efforts for day to day management at the property were thereafter completed. In February, the lender moved to recover certain funds pre-paid to defense counsel as a retainer in connection with pending and possible potential future claims. All motions were heard on May 11, 2015, at which time the court rejected Griffin Capital’s affirmative defenses and ordered that the investor funds previously deposited with defense counsel be turned over to the receiver. Settlement negotiations have been completed and a settlement agreement was reached on July 1, 2015. The foreclosure sale of the property occurred on June 19, 2015.

Griffin Capital (Bolingbrook) Investors, LLC

On February 18, 2014, Quantum Foods, or Quantum, the tenant occupying the two buildings of the Bolingbrook property, filed for relief in bankruptcy court under Chapter 11. Quantum actively pursued a “stalking horse” acquirer. After an initial delay during which the tenant was unable to complete its agreement with the first stalking horse purchaser, on March 14, 2014 the court approved an alternate stalking horse bidder, which sale was scheduled to close on or about April 30, 2014. After several postponements, the alternate stalking horse bidder withdrew, and has since filed a lawsuit seeking the return of its $5,400,000 deposit. By mid-May Quantum ceased to be a going concern, had halted production and laid off most of its employees. Its principal creditor, Crystal Financial, or Crystal, turned its focus to collecting open receivables and selling through inventory in an orderly way, and also sought to monetize all of the equipment at the property, much of it liened. Various parties, including Griffin Capital (in its capacity as asset manager), were seeking a “turnkey” buyer or buyers for the equipment, which would resume operations in the property as a purchaser or tenant. Post-petition rent was paid by Quantum through May 2014. Griffin Capital negotiated a three-month extension of the date by which the leases would be affirmed or rejected, in exchange for a partial rent and real estate tax installment payment in each of the three months commencing June 2014. Griffin Capital included certain mechanic’s lien claim amounts along with pre-petition rent in the proposed cure amount for the leases. After successfully structuring an agreement with a turnkey buyer for the property, a competing bid was made to the bankruptcy court for Quantum’s trade equipment and trade fixtures (with no intent on the part of the new purchaser to operate from the property as a going concern). On June 19, 2014 the turnkey buyer increased its bid for the assets and ultimately prevailed as the preferred purchaser. Griffin Capital and the turnkey buyer entered into a license agreement that permitted the turnkey buyer to operate from the property while the sale was consummated. The buyer disclaimed any interest in certain disputed leasehold improvements. The turnkey buyer closed its purchase of the trade equipment and trade fixtures on June 20, 2014 through the bankruptcy court.

On September 23, 2014, the following transaction was successfully completed with West Liberty Foods, LLC, or WLF: (i) the sale of the two buildings previously leased to Quantum for $28,333,000; and (ii) the sale of the equipment deemed ‘fixtures’ at the properties for $600,000. The mortgage loan encumbering the properties was fully repaid, with a defeasance in the amount of approximately $341,000 (a 1.5% fee), negotiated down from the prepayment penalty of approximately $4,000,000 that would otherwise have been due. As part of the sale transaction, the sponsor obtained WLF’s agreement to take subject to various mechanic’s lien claims. WLF is negotiating these lien claims with the claimants: while the investor entities were named in a mechanic’s lien foreclosure action by one contractor, post-closing, the contractor amended its claim to substitute WLF as the defendant in that case. The sponsor will continue to monitor the lien foreclosure action while WLF’s negotiations with contractor progress. At closing, approximately $5,220,000 was returned to the investors, which represents approximately 47% of the original equity investment.

On October 29, 2014, the Official Committee of Unsecured Creditors of Quantum Foods, LLC, et al., filed numerous complaints with the Bankruptcy Court seeking to avoid and recover various amounts it alleged as “Preferential Transfers” (relating to payments made by Quantum prior to the Quantum Foods bankruptcy case being filed). The claim with respect to the lease at the property alleges that during the 90-day period immediately preceding the petition date, Quantum made payment(s) totaling $456,335, and the unsecured creditors seek to recover these funds. Bankruptcy counsel responded to the claim on November 10, 2014 via letter, stating that the two alleged transfers were for rent due and payable in each of December 2013 and January 2014 to which the landlord was entitled as a result of providing value in the form of continued occupancy of the properties. Bankruptcy counsel successfully obtained a dismissal of the preference claims on January 7, 2015.

Distributions

Distributions to investors in the Griffin Capital (Puente Hills) Investors, LLC program ceased on January 1, 2009, from the point of time the tenant defaulted on its lease as a result of the events discussed above, resulting in a decrease in distributions of $800,000 through the end of 2014. It was expected that recovery under the guaranty would be limited because a substantial portion of the guarantor’s net worth was subject to claims from various creditors associated with dealerships indirectly owned by the guarantor. Griffin Capital believed, given the financial condition of the guarantor, that a recovery under the personal guaranty was not likely to generate any proceeds that would benefit the investors. However, the settlement agreement discussed above provides that to the extent the lender experiences a complete recovery of its losses under the lease guaranty, excess proceeds will be distributed to the tenant-in-common investors.

Distributions to investors in the Griffin Capital (ARG) Investors, DST program ceased on March 1, 2009, upon the bankruptcy filing of ARG, Inc. in February 2009, which resulted in decreased distributions of approximately $4,900,000 through the end of 2014.

The original pro forma distribution to investors in the Griffin Capital (Westmont) Investors, LLC program has been adjusted as a result of the extra and unforeseen cost to the investors resulting from the tenant’s bankruptcy. The adjusted distribution amount, at a rate of 7.25%, was paid through February 2012, at which time the distribution rate was dropped to 3.75% effective March 1, 2012. The distribution rate was further reduced to zero in January 2013. Both reductions in the distribution rate resulted from the anticipated notification of early termination of the lease by the tenant, and resulted in a reduction in distributions of approximately $3,700,000 through the end of 2014.

Distributions to investors in the Griffin Capital (Bolingbrook) Investors, LLC program ceased on February 14, 2014, due to the tenant’s inability to pay rent when due, and resulted in a reduction in distributions of approximately $500,000 through the end of 2014.

Other Private Programs and Griffin Capital Investments

Griffin Capital has sponsored ten other privately-offered programs. These offerings include one hotel, eight multi-tenant asset real estate tenant-in-common offerings and one Delaware Statutory Trust consisting of an apartment community. These ten privately-offered programs have raised approximately $178,800,000 of gross offering proceeds from 328 investors, which included 319 third party, non-affiliated investors. With a combination of debt and offering proceeds, these privately-offered programs have invested approximately $487,200,000 (including acquisition costs) in 12 properties. The properties are located in California, Georgia, Illinois, Minnesota, Michigan and Washington.

The investments of the above-mentioned programs have all occurred during the previous twelve years.

In the five years prior to Griffin Capital’s first private offering, Griffin Capital focused on acquiring, developing and re-developing single tenant net lease assets for its own account. The assets acquired were leased to tenants of varying credit quality, in a broad section of geographical locations, with lease durations of 15 years. The acquisitions focused mainly on industrial (warehouse and manufacturing) and office properties and consisted of nine properties with approximately 3,100,000 square feet and entailed an aggregate investment of over $130,000,000 (including acquisition costs). The six investments discussed below were made by Griffin Capital, or its affiliates, since the inception of Griffin Capital. These six investments have similar investment characteristics and demonstrate the breadth and depth of Griffin Capital’s ability to source, structure, negotiate, finance and close new opportunities.

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A warehouse/distribution facility located in University Park, Illinois consisting of 186,560 square feet, originally leased in its entirety to Anvil International, or Anvil. A subsidiary of Muller Water Products, Anvil is a manufacturer and marketer of a broad range of water infrastructure and flow control products for use in water distribution networks and treatment facilities. The lease with Anvil expired, and the property owners and guarantors entered into a forbearance agreement with the lender. In August 2015, the owners entered into a new 10 year lease with Holland, L.P. Holland, L.P. is headquartered in Crete, Illinois and is a specialized contract service provider for the railroad industry. It offers mobile, fixed plan and containerized welding services; thermite and electric welding, track testing, rail measurement, and other track maintenance, repair and supply services. On October 16, 2015, the property was refinanced with a new 10 year conduit loan with Barclays Bank.

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A warehouse/distribution facility located in Wadesboro, North Carolina consisting of 327,785 square feet, leased in its entirety to Broder Brothers Company, or Broder Brothers. Founded in 1919 and headquartered in Trevose, Pennsylvania, Broder Brothers is a distributor of imprintable sportswear and accessories in the United States and the exclusive or near-exclusive distributor for several well established brands such as Adidas Golf, Columbia Sportswear and Champion. Broder Brothers operates the largest distribution network in its industry, which consists of 16 facilities strategically located throughout the United States, including Wadesboro, North Carolina. Broder Brothers employs approximately 2,000 employees worldwide. Broder Brothers had previously vacated this property, although they continued to pay rent and had a lease term of approximately four years remaining at the time the loan matured. Griffin Capital made several attempts to negotiate a lease and/or a lease buyout/sale of the property to a third party with the lender’s approval, but the lender felt it could best maximize the value of the asset by foreclosing and continuing to market the property. The foreclosure sale was completed in October 2009.

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A manufacturing facility located in Emporia, Kansas consisting of 320,764 square feet, leased in its entirety to Hopkins Manufacturing Corporation, or Hopkins. Headquartered in Emporia, Kansas, Hopkins is a manufacturer and marketer of specialized towing products and functional accessories for the automotive and recreational vehicle aftermarkets, as well as industrial products for automobile manufacturers, dealers, repair shops and safety inspection facilities. Hopkins employs approximately 650 people over 500,000 square feet of production, warehousing, shipping and receiving space in the United States and Mexico. This property was contributed to GC REIT on August 27, 2010.

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A warehouse/distribution facility located in Clinton, South Carolina consisting of 566,500 square feet, leased in its entirety to Renfro Corporation, or Renfro, under a triple-net lease. Founded in 1921 and headquartered in Mount Airy, North Carolina, Renfro is the largest manufacturer of socks in the United States. Renfro has an exclusive license for Fruit of the Loom, Ralph Lauren and Dr. Scholl’s and is one of only three suppliers to Nike. Renfro employs approximately 4,500 employees worldwide. This property was contributed to GC REIT on June 18, 2009.

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A four-property industrial manufacturing portfolio located in Georgia, Tennessee and Virginia consisting of 1,480,703 square feet with all four properties leased to ABB Power T&D Company, Inc. Headquartered in Zurich, Switzerland, with its North American operations headquartered in Norwalk, Connecticut, ABB is a global leader in power and automation technologies. The company serves customers in more than 30 industries including the automotive, building, chemical, electrical, marine, metal, mineral, paper, power and water industries. ABB employs approximately 120,000 employees in 100 countries.

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An office/laboratory property located in Plainfield, Illinois consisting of 176,000 square feet, leased in its entirety to Chicago Bridge & Iron Company, or Chicago Bridge & Iron, under a triple-net lease. Chicago Bridge & Iron is a publicly-traded corporation and is one of the world’s largest engineering, procurement and construction companies, with approximately 18,000 employees worldwide. This property was contributed to GC REIT on June 18, 2009.

Material Adverse Business Developments — Other Private Programs and Griffin Capital Investments

Certain of the 10 privately-offered programs have experienced tenant vacancies due to bankruptcies, mergers or lease expirations or other similar adverse developments, which has caused certain investments to perform below expectations. Since these programs are each tenant-in-common offerings made primarily to investors exchanging properties in a tax-deferred manner pursuant to Section 1031 of the Internal Revenue Code, it is impractical for these investors to make additional capital contributions to fund tenant improvements or other required capital expenditures. Therefore, Griffin Capital is compelled to take a very conservative approach to preserving capital to address the leasing needs at each of these properties and, accordingly, has suspended or reduced distributions for most of these programs.

Given the economic conditions that resulted from the economic recession’s severity and length and its impact on these properties, Griffin Capital, in its capacity as asset manager, defaulted on loans at some properties in order to commence workout negotiations. In many of these properties, vacancies and/or operational results resulted in the need for adjustment in the original economics of the loans in order to build adequate cash reserves to re-lease and/or stabilize the properties. While this approach is not unusual with securitized loans, and is generally required to move the loan to special servicers where it can be modified, there was an inherent risk that workout negotiations would be unsuccessful. The default could result in a foreclosure, imposition of default interest rates, acceleration or similar results. Therefore, Griffin Capital elected this strategy where it perceived a foreclosure would inevitably occur unless steps were taken to develop a long-term strategy for re-leasing and/or to reduce the debt load to a manageable level until a recovery occurs. In connection with the lenders’ actions in this regard, Griffin Capital received customary default notices.

The following notable events have occurred in five of the multi-tenant property programs (as disclosed in Table V of the Prior Performance Tables attached to this prospectus as Exhibit A, where the effect on the respective program is quantified): (i) the lender on the 1200 Ashwood property, through the exercise of a power of sale, took title after Griffin Capital, in its capacity as asset manager, was unable to locate a new source of third party equity on the timetable desired by the lender; (ii) on October 18, 2010, the lender for the Washington Pointe property served the program’s investors with a foreclosure action. Thereafter, Griffin Capital, as asset manager, and the lender reached mutually-agreeable terms for a modification of the loan. The modification bifurcated the loan into a performing loan and a non-performing loan. A balloon payment of the entire debt was due on September 1, 2016; however, the property was sold on November 7, 2014 with the lender accepting the balance of the purchase price in satisfaction of the loan; (iii) on February 3, 2011, the lender for the Hookston Square property served the program’s investors with a foreclosure action. The lender temporarily postponed the same while workout discussions were pending. Griffin Capital, as asset manager, sought third party equity capital and was able to present an offer for a discounted note payoff from a third party capital provider in an amount close to the valuation assessment of the lender, and which Griffin Capital believed reflected actual market value; however, the lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011; (iv) the mortgage secured by the U.S. Bank Building was in default since October 2009. Griffin Capital, as asset manager, continued to operate the property pursuant to a forbearance agreement with the lender that expired on May 31, 2011. The lender filed a foreclosure suit and moved for the appointment of a receiver in June 2011. At Griffin Capital’s request, this receivership hearing was postponed and thereafter dismissed in December 2011. The investors were thereafter served with a notice of default and a notice of hearing to appoint a receiver and in June 2012, the receiver was appointed (appointment of a receiver being standard procedure for Minnesota foreclosures). The receiver took control of the management of the property on June 20, 2012; the lender foreclosed on the property on October 15, 2012. Minnesota provides for a six month redemption period following foreclosure, which expired April 15, 2013, during which time title continued in the name of the borrower, but in possession of the receiver. No redemption occurred. Title automatically transferred to the lender at the expiration of the redemption period and a motion to terminate the receivership was filed on April 18, 2013. On May 3, 2013, an order was issued approving such termination pending a final accounting, which was filed with the court on August 13, 2013; and (v) the loan for the Ashwood-Southfield properties matured on December 31, 2011 but was not paid off. The combined value of the assets for the Ashwood-Southfield properties was substantially less than the loan balance. Throughout 2011 and 2012, Griffin Capital, asset manager, sought third party equity capital and was able to present an offer for a discounted note payoff from a third party capital provider in an amount close to the valuation assessment of the lender, and which Griffin Capital believed to reflect actual market value. However, in June 2012, the lender commenced with foreclosure actions against the Georgia property. The lender also filed a deficiency confirmation proceeding in Georgia against the borrowers and guarantors as a precaution against any interference with the Michigan foreclosure. This action was stayed until completion of the Michigan foreclosure. The lender sold the Southfield, Michigan property under a power of sale procedure on January 22, 2013 and requested that each of the borrowers waive the six month redemption period provided under Michigan law. The redemption waiver agreement was fully executed by the investors and the lender with an effective date of July 17, 2013. As a result, the Southfield, Michigan property was transferred and lender’s counsel in Georgia dismissed the deficiency confirmation proceeding related to the Georgia property. In addition, (a) Griffin Capital reduced, and eventually ceased, distributions for its multi-tenant multi-property program with properties located in Sacramento, California on December 15, 2011. Reletting and disposition efforts are ongoing with respect to the Sacramento property, and the investors are currently seeking a short term loan extension; and (b) with respect to The Atrium, a two-tenant property located in Emeryville, California, the loan matured in August of 2015; the tenants in common obtained a series of forbearance agreements pending a sale to a local residential developer, and approval for a bridge financing from GC REIT for an approximate term of 12–14 months, until such time as the developer had obtained its entitlements. When the developer sought a significant price reduction just prior to closing due to the City of Emeryville’s development constraints, the tenants in common closed the loan with GC REIT and proceeded to re-market the property. The property was sold on January 15, 2016, and the GC REIT loan was repaid in full from closing proceeds.

Distribution Reinvestment Plan

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary — Distribution Reinvestment Plan” section on page 20 of our prospectus and the “Distribution Reinvestment Plan” section on page 177 of our prospectus:

You may participate in the DRIP and elect to have the distributions you receive reinvested in shares of our common stock. Distributions in Class T shares will be reinvested in Class T shares and distributions in Class I shares will be reinvested in Class I shares. During this offering, we will issue both Class T shares and Class I shares pursuant to the DRIP at a reduced price of 95.0% of the primary offering price for Class T shares, or $9.50 assuming a $10.00 per share primary offering price for Class T shares. Thereafter, shares of both Class T shares and Class I shares in the DRIP will be offered for (1) 95.0% of the offering price per Class T share in any subsequent public equity offering during such offering, and (2) 95.0% of the most recent offering price per Class T share until our board of directors determines the estimated value per share of our Class T common stock or the listing of the shares of our common stock on a national securities exchange. After our board of directors determines the estimated value per share of our Class T common stock, participants in the DRIP plan may acquire Class T shares and Class I shares at 95.0% of the per Class T share valuation until the listing.

The Amended and Restated Distribution Reinvestment Plan is attached to this supplement as Exhibit C and supersedes and replaces the Distribution Reinvestment Plan contained in Exhibit C of our prospectus.

Declaration of Distributions

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary — Distribution Policy” section on page 20 of our prospectus and the “Description of Capital Stock — Distribution Policy” section on page 173 of our prospectus:

On April 13, 2016, our board of directors authorized a daily distribution to our Class T stockholders of record as of the close of business on each day of the period from May 1, 2016 through June 30, 2016. Our advisor has agreed to waive asset management fees that may otherwise be due to it pursuant to the Advisory Agreement, in order to provide us with additional funds to pay distributions to our stockholders. Our advisor has agreed to waive the asset management fees only until such time as the amount of such waived asset management fees is equal to the amount of distributions payable to our stockholders for the period commencing on May 1, 2016 and ending on the date we acquire our first property or real estate-related investment. Our advisor will not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such asset management fees.

The daily distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001643836 per share of our Class T common stock. The distributions will be aggregated and paid in cash or shares of our Class T common stock pursuant to the DRIP monthly in arrears. The distributions declared for each record date in the May 2016 and June 2016 periods will be paid in June 2016 and July 2016, respectively, only from legally available funds.

Risk Factors

The “Risk Factors — Risks Related to Our Business — Our success will be dependent on the performance of our co-sponsors” section on page 34 of our prospectus is superseded in its entirety as follows:

Our success will be dependent on the performance of our co-sponsors.

Our ability to achieve our investment objectives and to conduct our operations will be dependent upon the performance of our advisor. Our advisor is a joint venture between our two co-sponsors, in which American Healthcare Investors owns a 75.0% interest and Griffin Capital indirectly owns a 25.0% interest. Our advisor’s and co-sponsors’ ability to manage our operations successfully will be impacted by trends in the general economy, as well as the commercial real estate and credit markets. The current macroeconomic environment may negatively impact the value of commercial real estate assets and contribute to a general slow-down in our industry, which could put downward pressure on our co-sponsors’ revenues and operating results.

Additionally, American Healthcare Investors is 47.1% owned by AHI Group Holdings, LLC, or AHI Group Holdings, 45.1% indirectly owned by NorthStar Asset Management Group Inc., or NSAM, and 7.8% owned by Mr. James F. Flaherty III, who also serves as a member of the investment committee of our advisor. American Healthcare Investors and its sponsored programs, including our company, may not realize the anticipated benefits of the relationship with NSAM and Mr. Flaherty due to, among other things, the economic and overall conditions of the healthcare real estate industry, NSAM’s and Mr. Flaherty’s ability to source healthcare real estate investments with the returns anticipated by American Healthcare Investors or at all, or American Healthcare Investors, NSAM and Mr. Flaherty having overlapping interests that could exacerbate potential conflicts or disputes.

To the extent that any of these factors may cause a decline in our co-sponsors’ operating results or revenues, the performance of our advisor may be impacted and in turn, our results of operations and financial condition could also suffer.

Selected Financial Data

The following information is hereby inserted in our prospectus immediately following the section of our prospectus captioned “Estimated Use of Proceeds” beginning on page 61 of our prospectus:

The following selected financial data as of December 31, 2015 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015 is derived from our audited consolidated financial statements. The selected financial data as of March 31, 2016 and for the three months ended March 31, 2016 is derived from our unaudited consolidated financial statements. The following selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, incorporated by reference in this prospectus. Our historical results are not necessarily indicative of results for any future period. We had limited results of operations for the period from January 23, 2015 (Date of Inception) through December 31, 2015 and for the three months ended March 31, 2016, and therefore our results of operations are not comparable.

The following tables present summarized consolidated financial information, including balance sheet data, statement of operations data, and statement of cash flows data, derived from our consolidated financial statements:

	March 31,	December 31,
Selected Financial Data	2016	2015
BALANCE SHEET DATA:
Total assets	$428,000	$202,000
Stockholder’s equity	$82,000	$200,000

	Three Months Ended March 31, 2016	Period from January 23, 2015 (Date of Inception) through December 31, 2015
STATEMENT OF OPERATIONS DATA:
Total revenues	$—	$—
Net loss	$(150,000)	$—
Net loss attributable to controlling interest	$(150,000)	$—
Net loss per common share attributable to controlling interest — basic and diluted(1)	$(7.20)	$—
STATEMENT OF CASH FLOWS DATA:
Net cash used in operating activities	$—	$—
Net cash used in investing activities	$—	$—
Net cash provided by financing activities	$—	$202,000
OTHER DATA:
Distributions declared	$—	$—
Distributions declared per share	$—	$—

(1)
Net income (loss) per common share is based upon the weighted average number of shares of our common stock outstanding. Distributions by us of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholders’ basis in the shares of our common stock to the extent thereof (a return of capital for tax purposes) and, thereafter, as taxable gain. These distributions in excess of earnings and profits will have the effect of deferring taxation of the distributions until the sale of our stockholders’ common stock.

Management of Our Company

The fourth paragraph in the “Management of Our Company — Directors and Executive Officers” section beginning on page 67 of our prospectus is hereby superseded and replaced with the following:

Danny Prosky has served as our President and Chief Operating Officer since January 2015. Mr. Prosky also served as our Interim Chief Financial Officer from October 2015 to June 2016. He is also one of the founders and owners of AHI Group Holdings and since December 2014, has also served as Managing Director of American Healthcare Investors. Mr. Prosky has also served as President and Chief Operating Officer of GA Healthcare REIT III since January 2013, as its Interim Chief Financial Officer from August 2015 to June 2016, and as one of its directors since December 2014 and previously served as President, Chief Operating Officer and a director of GA Healthcare REIT II from January 2009 to December 2014. He has also served as Executive Vice President of Griffin-American Healthcare REIT Advisor since January 2012. He served as the President and Chief Operating Officer of Grubb & Ellis Healthcare REIT Advisor, LLC from January 2009 to November 2011 and as Executive Vice President and Secretary of GEEA Property Management from June 2011 to November 2011. He also served as the Executive Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors, LLC from September 2009 to
November 2011, having served as Executive Vice President, Healthcare Real Estate and Managing Director, Healthcare Properties of several investment management subsidiaries within the Grubb & Ellis organization from March 2006 to November 2011, and was responsible for all medical property acquisitions, management and dispositions. He served as the Executive Vice President — Acquisitions of Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America, Inc.) from April 2008 to June 2009, having served as its Vice President — Acquisitions from September 2006 to April 2008. Mr. Prosky previously worked for HCP, Inc., a publicly traded healthcare REIT, where he served as the Assistant Vice President — Acquisitions & Dispositions from February 2005 to March 2006 and as Assistant Vice President — Asset Management from November 1999 to February 2005. From 1992 to 1999, he served as the Manager, Financial Operations, Multi-Tenant Facilities for American Health Properties, Inc. Mr. Prosky received a B.S. degree in Finance from the University of Colorado and an M.S. degree in Management from Boston University.

The eighth paragraph in the “Management of Our Company — Directors and Executive Officers” section beginning on page 67 of our prospectus is hereby superseded and replaced with the following:

Ronald J. Lieberman has served as one of our directors since February 2016. Since January 2014, Mr. Lieberman has served as Executive Vice President, General Counsel and Secretary of NSAM. Mr. Lieberman has also served on the Executive Committee of American Healthcare Investors since December 2014. Mr. Lieberman has served as Executive Vice President, General Counsel and Secretary of NorthStar Realty Finance since April 2012, April 2011 and January 2013, respectively. He also previously served as Assistant Secretary of NorthStar Realty Finance from April 2011 until January 2013. Mr. Lieberman also serves as Executive Vice President, General Counsel and Secretary for NorthStar/RXR New York Metro Income, Inc., positions he has held since March 2014. Mr. Lieberman served as Executive Vice President of NHI from January 2013 to May 2016, and as General Counsel and Secretary of NHI from April 2013 to May 2016. Until August 2015, Mr. Lieberman had served as General Counsel and Secretary of NorthStar Real Estate Income Trust, Inc. and NorthStar Real Estate Income II, Inc. from October 2011 and December 2012, respectively, and as Executive Vice President of each of these companies from January 2013 and March 2013, respectively. Prior to joining NorthStar Realty Finance, Mr. Lieberman was a partner in the Real Estate Capital Markets practice at the law firm of Hunton & Williams LLP. Mr. Lieberman practiced at Hunton & Williams from September 2000 to March 2011 where he advised numerous REITs, including mortgage REITs, and specialized in capital markets transactions, mergers and acquisitions, securities law compliance, corporate governance and other board advisory matters. Prior to joining Hunton & Williams, Mr. Lieberman served as the associate general counsel of Entrade, Inc., or Entrade, during which time Entrade was a public company listed on the NYSE. Mr. Lieberman began his legal career at the law firm of Skadden, Arps, Slate, Meagher and Flom LLP. Mr. Lieberman received a B.A. degree in Economics, an M.B.A. and a J.D. degree, each from the University of Michigan in Ann Arbor, Michigan.

The following information should be read in conjunction with the “Management of Our Company — Directors and Executive Officers” section beginning on page 67 of our prospectus:

Brian S. Peay, age 51, has served as our Chief Financial Officer since June 2016. He has also served as Executive Vice President and Chief Financial Officer of American Healthcare Investors and as Chief Financial Officer of GA Healthcare REIT III since June 2016. Mr. Peay served as Chief Financial Officer of Veritas Investments, Inc., one of the largest owners and operators of rent-controlled apartments in the San Francisco Bay Area, from September 2015 to May 2016, where he was responsible for the financial planning, corporate budgeting, tax structuring and management of the accounting function of the company. Mr. Peay previously served as Vice President Finance & Sales Ops of MobileIron, Inc., a leader in security and management for mobile devices, applications and documents, from October 2013 to September 2015. Mr. Peay served as Chief Financial Officer of Glenborough, LLC from November 2006 to March 2012, and prior to its purchase by Morgan Stanley Real Estate Fund V, Mr. Peay also previously served in executive capacities including Chief Financial Officer, SVP — Joint Ventures (Business Development), Chief Accounting Officer and VP Finance with Glenborough Realty Trust, Inc., a real estate investment and management company focused on the acquisition, management and leasing of high quality commercial properties in major markets across the country, from November 1997 to November 2006, where he was responsible for the finance, accounting and reporting, risk management, IT and Human Resource functions of the company. Prior to Glenborough Realty Trust, Inc., Mr. Peay served as Chief Financial Officer & Director of Research at Cliffwood Partners, L.P. from August 1995 to November 1997. Mr. Peay also served as Manager at Kenneth Leventhal & Co., a certified public accounting firm specializing in real estate that subsequently merged with Ernst & Young, from August 1988 to August 1995. Mr. Peay received a B.S. degree in Business Economics from the University of California, Santa Barbara and is a Certified Public Accountant in the State of California (inactive).

Stock Purchase Plans

The following subsection is hereby inserted in our prospectus immediately following the section of our prospectus captioned “Management of Our Company — Directors and Executive Officers” beginning on page 67 of our prospectus:

Stock Purchase Plans

On February 29, 2016, Jeffrey T. Hanson, our Chairman and Chief Executive Officer and a founding principal of American Healthcare Investors, one of our co-sponsors, Danny Prosky, our President, Chief Operating Officer, Interim Chief Financial Officer and a founding principal of American Healthcare Investors, and Mathieu B. Streiff, our Executive Vice President and General Counsel and the third founding principal of American Healthcare Investors, each executed executive stock purchase plans, or the Executive Stock Purchase Plans.

Pursuant to the Executive Stock Purchase Plans, Messrs. Hanson, Prosky and Streiff have irrevocably agreed to invest 100% of all of their net after-tax base salary and cash bonus compensation earned as employees of American Healthcare Investors directly into shares of our Class T common stock. Purchases of shares of our Class T common stock pursuant to the Executive Stock Purchase Plans commenced beginning with the officers’ regularly scheduled payroll payment after the initial release from escrow of the minimum offering on April 13, 2016. The Executive Stock Purchase Plans terminate on December 31, 2016 or earlier upon the occurrence of certain events, unless otherwise renewed or extended.

On February 29, 2016, three Executive Vice Presidents of American Healthcare Investors, including Stefan K.L. Oh, who also serves as our Executive Vice President of Acquisitions, also entered into stock purchase plans, or the Stock Purchase Plans, whereby each individual irrevocably agreed to invest a portion of their net after-tax base salary or a portion of their net after-tax base salary and cash bonus compensation, ranging from 10% to 15%, as employees of American Healthcare Investors directly into our shares of Class T common stock. Purchases of shares of our Class T common stock pursuant to the Stock Purchase Plans commenced beginning with the officers’ regularly scheduled payroll payment after the initial release from escrow of the minimum offering on April 13, 2016. The Stock Purchase Plans terminate on December 31, 2016 or earlier upon the occurrence of certain events, unless otherwise renewed or extended.

The shares of Class T common stock will be purchased pursuant to the Executive Stock Purchase Plans and Stock Purchase Plans at a price of $9.60 per share, reflecting the purchase price of the Class T shares offered to the public in this offering reduced by selling commissions and the dealer manager fee in connection with such transactions.

Additionally, Messrs. Hanson, Prosky and Streiff, along with a subscription made indirectly by Kevin A. Shields, Chairman and Chief Executive Officer of Griffin Capital, our other co-sponsor, have collectively subscribed for a total investment of $1,000,000 directly into our company by purchasing shares of our Class T common stock. This initial subscription is in addition to the ongoing stock purchases that Messrs. Hanson, Prosky and Streiff will make through the Executive Stock Purchase Plans described above.

Description of Capital Stock

The second paragraph under the “Description of Capital Stock” section on page 169 of our prospectus is hereby superseded and replaced with the following:

Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock, of which (i) 1,000,000,000 shares are designated common stock, $0.01 par value per share, and (ii) 200,000,000 shares are designated as preferred stock, $0.01 par value per share. Of the 1,000,000,000 shares of common stock authorized, 900,000,000 shares are classified as Class T common stock and 100,000,000 shares are classified as Class I common stock. In addition, our board of directors may amend our charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

The first three paragraphs of the “Description of Capital Stock — Common Stock” section on page 169 of our prospectus are hereby superseded and replaced with the following:

Subject to the restrictions on ownership and transfer of stock set forth in our charter and except as may otherwise be specified in our charter, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors; provided, however, that stockholders of one share class shall have exclusive voting rights on any amendment to our charter that would alter only the contract rights of that share class, and no stockholders of another share class shall be entitled to vote thereon. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restriction on ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. While we expect that our board of directors will declare the same daily distribution amount with respect to Class I shares as compared to Class T shares, the lower purchase price of Class I shares will result in a higher annualized distribution percentage rate (when compared to the purchase price) for such shares as compared to Class T shares.

Our estimated NAV will be determined on an aggregate basis for the company and our estimated NAV per share will be the same across share classes.

Upon issuance for full payment in accordance with the terms of this offering, all shares of common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, or any preference, conversion, exchange, cumulative, sinking fund, redemption or appraisal rights.

Class T Shares

Each share of our Class T common stock sold in our primary offering will be subject to selling commissions of up to 3.0% of the gross offering proceeds per share and a dealer manager fee of up to 3.0% of the gross offering proceeds per share. With respect to the dealer manager fee, our advisor will fund 2.0% of the gross offering proceeds, which will reduce the amount we pay for such fee, and we will fund the remaining 1.0% of the gross offering proceeds. In addition, we will pay an ongoing stockholder servicing fee to our dealer manager with respect to shares of our Class T common stock sold in our primary offering. The stockholder servicing fee will accrue daily in an amount equal to 1/365th of 1.0% of the purchase price per share (or, once reported, the amount of our estimated NAV per share) of shares of our Class T common stock sold in our primary offering up to a maximum of 4.0% in the aggregate and will be paid quarterly in arrears. We will cease paying the stockholder servicing fee with respect to the shares of our Class T common stock sold in this offering at the earliest of (i) the date at which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares of our common stock in our primary offering (i.e., excluding proceeds from sales pursuant to the DRIP); (ii) the fourth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding the DRIP offering) terminates; (iii) the date that such share is redeemed or is no longer outstanding; or (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction. We cannot predict if or when this will occur. Our dealer manager may reallow 100% of the stockholder servicing fee to participating broker-dealers. We will not pay selling commissions, dealer manager fees or stockholder servicing fees on shares sold pursuant to the DRIP.

Class I Shares

Each share of our Class I common stock sold in our primary offering will not be subject to up-front selling commissions or a stockholder servicing fee, but will be subject to a dealer manager fee of up to 3.0% of the gross offering proceeds per share. With respect to the dealer manager fee, our advisor will fund 2.0% of the gross offering proceeds, and we will fund the remaining 1.0% of the gross offering proceeds. Class I shares are only available to investors purchasing through certain registered investment advisors and other accounts as outlined in the “Plan of Distribution” section of our prospectus. We will not pay selling commissions, dealer manager fees, or stockholder servicing fees on Class I shares sold pursuant to the DRIP.

Share Repurchase Plan

The following information should be read in conjunction with the discussion contained in the “Share Repurchase Plan” section beginning on page 178 of our prospectus:

For the period from January 23, 2015 (Date of Inception) through March 31, 2015 and the three months ended March 31, 2016, we did not receive any requests in good order pursuant to our share repurchase plan and did not repurchase any of our securities.

The Operating Partnership Agreement

The first paragraph of “The Operating Partnership Agreement — Distributions and Allocations” section beginning on page 185 of our prospectus is hereby superseded and replaced with the following:

Distributions and Allocations

We intend to distribute to our stockholders 100% of all distributions we receive from our operating partnership. The partnership agreement provides that our operating partnership will distribute cash flows from operations and from the sale of assets to its partners in accordance with their percentage interests (which will be based on each partner’s relative number of units, which in turn is generally based on relative capital contributions, including deemed capital contributions by us as general partner) at such times and in such amounts as we, as general partner, determine, subject to certain distributions to our advisor as discussed below. Except for certain distributions to our advisor as noted below, all distributions shall be made such that a holder of one Class T unit of limited partnership interest in our operating partnership will receive annual distributions from our operating partnership in an amount equal to the annual distributions paid to the holder of one share of our Class T common stock, and a holder of one Class I unit of limited partnership interest in our operating partnership will receive annual distributions from our operating partnership in an amount equal to the annual distributions paid to the holder of one share of our Class I common stock. However, after each partner (including us, as general partner) has received distributions from the operating partnership equal to the amount necessary to have provided such partner a return of its contributed capital plus an amount equal to an annual 6.0% cumulative, non-compounded return on such partner’s invested capital, 15.0% of any remaining cash flows (whether from operations or from the sale of assets) will be distributed to our advisor, and the other 85.0% will be distributed to the partners in accordance with their relative percentage interests. This means that, after we have received distributions from our operating partnership equal to the amount necessary to have provided our stockholders, on a collective basis, a return of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus an amount equal to an annual 6.0% cumulative, non-compounded return on the weighted-average amount of the capital we have raised (excluding such amounts used to fund repurchases), 15.0% of any remaining cash flows will be distributed to our advisor and the remaining 85.0% will be distributed to us. See the “Compensation Table” section of this prospectus for additional details regarding our subordinated distribution rights.

Plan of Distribution

The first paragraph of the “Plan of Distribution — General” section on page 191 of our prospectus is hereby superseded and replaced with the following:

We are offering a maximum of $2,800,000,000 in shares of our Class T common stock and $200,000,000 in shares of our Class I common stock to the public through Griffin Securities, our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, $2,800,000,000 in shares of our Class T common stock and $200,000,000 in shares of our Class I common stock are allocated to be offered pursuant to the primary offering and $150,000,000 in shares of our common stock are allocated to be offered pursuant to the DRIP. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the DRIP remain after meeting anticipated obligations pursuant to the DRIP, we may decide to sell some or all of such shares of our common stock to the public pursuant to the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the DRIP have been purchased and we anticipate additional demand for shares of our common stock pursuant to the DRIP, we may choose to reallocate some or all of the shares of our common stock allocated to be offered pursuant to the primary offering to the DRIP. In addition, we reserve the right to reallocate shares among classes of stock. The shares of our Class T common stock in the primary offering are being offered for $10.00 per share and the shares of our Class I common stock in the primary offering are being offered for $9.30 per share. Shares of our common stock sold pursuant to the DRIP will be offered during this offering for 95.0% of the per share primary offering price for Class T shares, or $9.50 per share assuming a $10.00 per share primary offering price for Class T shares.

The “Plan of Distribution — Dealer Manager and Participating Broker-Dealer Compensation and Terms” section beginning on page 191 of our prospectus is hereby superseded and replaced with the following:

Griffin Securities is our dealer manager for this offering on a “best efforts” basis, which generally means that our dealer manager is required to use only its best efforts to sell the shares of our common stock and it has no firm commitment or obligation to purchase any of the shares of our common stock. Our dealer manager may authorize certain other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell shares of our common stock. In addition, we may sell shares of our common stock through non-registered investment advisory representatives that are affiliated with FINRA-registered broker-dealers. Except as provided below, we generally will pay to our dealer manager selling commissions of up to 3.0% of the gross offering proceeds for shares of our Class T common stock sold in our primary offering, all or a portion of which may be reallowed by our dealer manager to participating broker-dealers. No selling commissions will be paid with respect to shares of our Class I common stock. We also generally will pay to our dealer manager a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of shares of our Class T or Class I common stock pursuant to the primary offering, all or a portion of which may be reallowed by our dealer manager to participating broker-dealers. 1.0% of the gross offering proceeds payable pursuant to the dealer manager fee will be funded by us and the remaining 2.0% of the gross offering proceeds payable pursuant to the dealer manager fee will be funded by our advisor; however, our advisor intends to recoup the portion of the dealer manager fee it funds through the receipt of the Contingent Advisor Payment as part of our acquisition fees. Our dealer manager also will receive a quarterly stockholder servicing fee for shares of our Class T common stock that will accrue daily in the amount of 1/365th of 1.0% of the purchase price per share of shares of our Class T common stock sold in our primary offering. We will pay the stockholder servicing fee from our cash flows from operations or, if our cash flows from operations are not sufficient to pay the stockholder servicing fee, from borrowings in anticipation of future cash flows. No stockholder servicing fee will be paid with respect to shares of our Class I common stock. No selling commissions, dealer manager fee, stockholder servicing fees or other organizational and offering expenses will be paid with respect to shares of our common stock sold pursuant to the DRIP. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of shares of our common stock.

The stockholder servicing fee relates to the Class T share or shares sold. The dealer manager may, in its discretion, reallow up to 100% of the stockholder servicing fee to participating broker-dealers; provided, however, that with respect to any individual investment, the dealer manager will not re-allow the related stockholder servicing fee to a participating broker-dealer if such participating broker-dealer ceases to hold the account related to such investment. In addition, the dealer manager will not re-allow the stockholder servicing fee to any participating broker-dealer if such participating broker-dealer has not executed a selling agreement with the dealer manager or if the participating broker-dealer’s previously executed selling agreement with the dealer manager is terminated. In any instance in which the dealer manager does not re-allow the stockholder servicing fee to a participating broker-dealer, the dealer manager will return such fee to us. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earliest of (i) the date at which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to the DRIP); (ii) the fourth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding the DRIP offering) terminates; (iii) the date that such share is redeemed or is no longer outstanding; or (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction. We cannot predict if or when this will occur.

Our advisor expects to pay, through its agreement to pay organizational and offering proceeds, an additional amount of gross offering proceeds from other organizational and offering expenses as reimbursements to participating broker-dealers (either directly or through our dealer manager) for bona fide due diligence expenses incurred by our dealer manager and such participating broker-dealers in discharging their responsibility to ensure that all material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of actual costs of third party professionals retained to provide due diligence services to our dealer manager and participating broker-dealers. Our advisor or our dealer manager shall have the right to require that any participating broker-dealer provide a detailed and itemized invoice for any such due diligence expenses. If the due diligence invoice cannot be justified, any excess over actual due diligence expenses that is paid is considered by FINRA to be a non-accountable expense that is considered underwriting compensation and will be included within the 10.0% compensation guideline under FINRA Rule 2310 and reflected on the participating broker-dealer’s books and records. Such amounts, when aggregated with all other non-accountable expenses, may not exceed 3.0% of gross offering proceeds.

The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell the maximum primary offering of $2,800,000,000 of Class T shares and $200,000,000 of Class I shares and do not sell any shares of our common stock pursuant to the DRIP. To show the maximum amount of dealer manager and participating broker-dealer underwriting compensation payable in this offering, this table assumes that all shares of our common stock are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

Type of Compensation and Expenses	Total Maximum Amount(1)	Percentage of Primary Offering(1)
Selling commissions
Class T Shares	$84,000,000	2.8%
Class I Shares	—	—
Stockholder servicing fee(2)
Class T Shares	112,000,000	3.7%
Class I Shares	—	—
Dealer manager fee(3)	90,000,000	3.0%
Total	$286,000,000	9.5%

(1)
Assumes the sale of the maximum offering in our primary offering of $2,800,000,000 in shares of our Class T common stock and $200,000,000 in shares of Class I common stock, excluding shares sold under the DRIP, at $10.00 and $9.30, respectively, per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the DRIP, and among classes of stock.

(2)
The stockholder servicing fee is an ongoing fee that is not paid at the time of purchase and is only paid with respect to shares of our Class T common stock. We will cease paying the stockholder servicing fee with respect to the shares of our Class T common stock sold in this offering at the earliest of (i) the date at which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares of our common stock in our primary offering (i.e., excluding proceeds from sales pursuant to the DRIP); (ii) the fourth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding the DRIP offering) terminates; (iii) the date that such share is redeemed or is no longer outstanding; or (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction. We cannot predict if or when this will occur.

(3)
With respect to the dealer manager fee, our advisor will pay 2.0% of the gross offering proceeds due at the time of the sale of Class T and Class I shares, and we will pay the remaining 1.0% of the gross offering proceeds due at the time of the sale of Class T and Class I shares. From the dealer manager fee, our dealer manager will pay for broker-dealer expense reimbursement. This reimbursement includes base salaries and bonuses paid to wholesalers employed by our dealer manager; travel, lodging and meal costs of participating broker-dealers and their registered representatives who attend training and education meetings sponsored by our dealer manager; a portion of the other costs of such training and education meetings sponsored by our dealer manager; and other business and business entertainment expenses.

As required by the rules of FINRA, total underwriting compensation, including but not limited to expense reimbursements and non-cash compensation, will not exceed 10.0% of our gross offering proceeds. FINRA and certain states also limit our total organizational and offering expenses to 15.0% of gross offering proceeds.

We and our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. In no event will such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned upon the achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

Our advisor will fund all of our other organizational and offering expenses; however, our advisor intends to recoup such expenses through the Contingent Advisor Payment as part of our acquisition fees. Based on the experience of our co-sponsors and their affiliates, we anticipate that the other organizational and offering expenses will not exceed 1.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. Other organizational and offering expenses consist of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts for direct expenses of our advisor’s employees and employees of its affiliates (other than our dealer manager and its employees and dual-employees) while engaged in registering and marketing shares of our common stock to be sold in this offering. Activities of our advisor include, but are not limited to, development of sales literature and presentations, participating in due diligence and coordinating generally the marketing process for this offering. All organizational and offering expenses, including selling commissions, dealer manager fees and stockholder servicing fees, will be capped at 15.0% of the gross proceeds of this offering. No organizational and offering expenses will be paid with respect to shares of our common stock sold pursuant to the DRIP.

We have agreed to indemnify the participating broker-dealers and our dealer manager against liabilities, including liabilities under the Securities Act of 1933, as amended, that arise out of breaches by us of the dealer manager agreement between us and our dealer manager or material misstatements and omissions contained in this prospectus, other sales material used in connection with this offering or filings made to qualify this offering with individual states. See the “Management of Our Company — Limited Liability and Indemnification of Directors, Officers and Others” section of this prospectus for a discussion of conditions that must be met for participating broker-dealers or our dealer manager to be indemnified by us for liabilities arising out of state or federal securities laws.

The participating broker-dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any additional shares of our common stock will be sold.

Our executive officers and directors, as well as officers and employees of our advisor and its affiliates and their respective family members (including spouses, parents, grandparents, children and siblings), may purchase shares of our Class T common stock in this offering at a discount. We expect that a limited number of shares of our Class T common stock will be sold to those individuals. However, except for the share ownership limitations contained in our charter, there is no limit on the number of shares of our Class T common stock that may be sold to those individuals at this discount. The purchase price for such shares of our Class T common stock will be as low as approximately $9.60 per share of our Class T common stock, reflecting the fact that selling commissions and the dealer manager fees in the aggregate amount of approximately $0.40 per share of our Class T common stock will not be payable by the investor in connection with such sales. In addition, no dealer manager fees (including the portion of such dealer manager fees funded by our advisor) or stockholder servicing fees will be paid with respect to such sales of our Class T common stock. The net proceeds to us from such sales will not be affected by such sales of Class T shares at a discount. Our advisor and its affiliates have agreed to hold their shares of our Class T common stock purchased as stockholders for investment and not with a view towards distribution.

We are offering Class I shares through the following distribution channels in the event that the investor: (1) purchases shares through fee-based programs, also known as wrap accounts; (2) purchases shares through participating broker-dealers that have alternative fee arrangements with their clients; (3) purchases shares through certain registered investment advisers (except where an investor has a contract for financial planning services with a registered investment advisor that is also a registered broker-dealer, such contract absent any investment advisory services will not qualify the investor for a reduction of the selling commissions described above); (4) purchases shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers; or (5) is an endowment, foundation, pension fund or other institutional investor. In addition, we may sell Class I shares to certain closed-end investment companies registered under the Investment Company Act of 1940; closed-end funds advised by investment advisers that are affiliated with a broker-dealer; or private equity funds or other unregistered wealth management funds. For the above-described purchases of shares, no selling commissions or stockholder servicing fees will be paid. The net proceeds to us from such sales will not be affected by such sales of shares at a discount.

In connection with purchases of shares of our Class T common stock of more than $1,000,000 by a “single purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions payable with respect to such excess amount are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per Class T share payable by the investor. The net proceeds to us from such sales will not be affected by such sales of Class T shares at a discount. The following table shows the discounted price per Class T share and reduced selling commissions payable for volume discounts.

Dollar Amount of Class T Shares Purchased	Commission Rate	Price Per Class T Share to the Investor	Amount of Commission Paid Per Class T Share	Net Offering Proceeds Per Class T Share
Up to $1,000,000	3.0%	$10.00	$0.30	$9.70
$1,000,000.01 to $5,000,000	2.0%	$9.90	$0.20	$9.70
$5,000,000.01 and over	1.0%	$9.80	$0.10	$9.70

The reduced selling price per Class T share and selling commissions are applied to the incremental dollar amounts falling within the indicated range only. All commission rates are calculated assuming a $10.00 price per share. Thus, for example, an investment of $1,500,000 in shares of our Class T common stock would result in a total purchase of approximately 150,505 shares of our Class T common stock as follows:

•	100,000 shares of our Class T common stock at $10.00 per share (total: $1,000,000) and a 3.0% commission; and

•	Approximately 50,505 shares of our Class T common stock at $9.90 per share (total: $500,000) and a 2.0% commission.

All investors will be paid the same distribution per share of our Class T common stock without regard to any discounts on investment. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

If you qualify for a particular volume discount as the result of multiple purchases of our shares of Class T common stock, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases. For this purpose, if you purchase Class T shares issued and sold in this offering, you will receive the benefit of such share purchases in connection with qualifying for volume discounts in future offerings.

Only individuals with the same social security number or tax identification number, or an individual’s spouse who lives in the same household, will be deemed a “single purchaser” for purposes of qualifying for a volume discount. A “single purchaser” may combine purchases for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers. Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares of our Class T common stock, and must set forth the basis for such request. Any request for volume discounts will be subject to verification by our dealer manager that all of the combined subscriptions were made by a “single purchaser.” You must mark the “Additional Investment” space on the Subscription Agreement in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

Experts

The “Experts” section on page 197 of our prospectus is superseded in its entirety as follows:

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the period from January 23, 2015 (Date of Inception) through December 31, 2015 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Incorporation of Certain Information by Reference

The following “Incorporation of Certain Information by Reference” section is hereby inserted in our prospectus immediately following the section of our prospectus captioned “Electronic Delivery of Documents” on page 198 of our prospectus:

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our website, www.healthcarereitiv.com. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 7, 2016;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 filed with the SEC on May 4, 2016; and

•	Current Reports on Form 8-K filed with the SEC on February 17, 2016, March 4, 2016, April 14, 2016 and May 26, 2016.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, (949) 270-9200. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Prior Performance Tables

The Prior Performance Tables contained in Exhibit A of our prospectus are hereby superseded and replaced with the prior performance tables attached to this supplement as Exhibit A.

Subscription Agreement

The form of Subscription Agreement contained in Exhibit B of our prospectus is hereby superseded and replaced with the revised form of subscription agreement attached to this supplement as Exhibit B.

Share Repurchase Request

The form of Share Repurchase Request contained as Exhibit “A” to Exhibit D of our prospectus is hereby superseded and replaced with the revised form of share repurchase request attached to this supplement as Exhibit D.

Supplemental Disclosure Relating to Class T Shares

Certain information relating to our Class T common stock is hereby attached to this supplement as Exhibit E.

EXHIBIT A

PRIOR PERFORMANCE TABLES

PRIOR PERFORMANCE OF OUR CO-SPONSORS AND ITS AFFILIATES

The following Prior Performance Tables provide historical unaudited financial information relating to one completed public real estate program co-sponsored by American Healthcare Investors and Griffin Capital, one active public real estate program co-sponsored by American Healthcare Investors and Griffin Capital, seven active private real estate investment programs sponsored by Griffin Capital, 14 completed private real estate investment programs sponsored by Griffin Capital and two active public real estate programs sponsored by Griffin Capital (referred to collectively as Prior Real Estate Programs) through December 31, 2015. Prior to completing its merger transaction with and into a subsidiary of NorthStar Realty Finance Corp., or NorthStar Realty Finance, in December 2014 whereby all of its assets were acquired by NorthStar Realty Finance for a combination of common stock and cash, Griffin-American Healthcare REIT II, Inc., or GA Healthcare REIT II, was a publicly registered, non-traded real estate investment trust formed in January 2009 and co-sponsored by American Healthcare Investors and Griffin Capital since January 7, 2012 that had investment objectives similar to ours, including the acquisition and operation of a diversified portfolio of real estate properties focusing primarily on medical office buildings and healthcare-related facilities; the provision of stable cash flows available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. Similar to our program, GA Healthcare REIT II was also able to originate and acquire secured loans and other real estate-related investments. As of December 31, 2015, Griffin Capital and/or its affiliates have sponsored or co-sponsored four public real estate programs, GA Healthcare REIT II, Griffin-American Healthcare REIT III, Inc., or GA Healthcare REIT III, Griffin Capital Essential Asset REIT, Inc., or GC REIT, and Griffin Capital Essential Asset REIT II, Inc., or GC REIT II, along with sponsoring 21 other private offerings of real estate programs since 2004. Of the public real estate programs sponsored or co-sponsored, only three programs, GA Healthcare REIT II, GA Healthcare REIT III and GC REIT, had completed their offerings as of December 31, 2015. As of December 31, 2015, GA Healthcare REIT III and GC REIT had not effectuated liquidity events. GC REIT and GC REIT II have investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flows available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. One difference in investment objectives between us and GC REIT and GC REIT II is the focus on a particular type or asset class of commercial property. In particular, our focus is on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, and to a lesser extent, secured loans and other real estate-related investments. GC REIT and GC REIT II focus on single tenant net lease properties diversified by corporate credit, physical geography, product type and lease duration. Furthermore, while we intend to invest in a diversified portfolio of properties, the 21 private programs were structured to acquire a single asset or a designated set of properties.

Our advisor is responsible for the acquisition, operation, maintenance and resale of our real estate properties. American Healthcare Investors and Griffin Capital, affiliates of our advisor, are our co-sponsors, and one or both of our co-sponsors serves as the sponsor of the Prior Real Estate Programs and related companies. The Prior Real Estate Programs presented provide an overview of prior American Healthcare Investors and Griffin Capital managed real estate programs and the performance of these programs. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance significantly.

The following tables are included herein:

Programs Co-Sponsored by American Healthcare Investors and Griffin Capital

Table I – Experience in Raising and Investing Funds by Co-Sponsors – Table I summarizes the experience of our co-sponsors and the former sponsor of a program co-sponsored by our co-sponsors in raising and investing funds in Prior Real Estate Programs, the offering of which closed in the most recent three years. The information in Table I is unaudited and includes two programs that closed in the required period.

Table II – Compensation to Co-Sponsors – Table II summarizes the compensation paid to our co-sponsors and affiliates for the Prior Real Estate Programs, the offering of which closed in the most recent three years, and total compensation paid by all other Prior Real Estate Programs to our co-sponsors and affiliates in the most recent three years. The information in Table II is unaudited.

Table III – Operating Results of Prior Programs – Table III summarizes the operating results of Prior Real Estate Programs co-sponsored by our co-sponsors, the offering of which closed in the most recent five years. The information in Table III is unaudited.

Past performance is not necessarily indicative of future results

Table IV – Results of Completed Programs – Table IV summarizes the results for the Prior Real Estate Program that has completed operations in the most recent 10 years. The information in Table IV is unaudited. GA Healthcare REIT II sold all of its properties during 2014 in connection with its merger with and into a subsidiary of NorthStar Realty Finance and therefore its results are included in Table IV.

Programs Sponsored by Griffin Capital

Table I – Experience in Raising and Investing Funds – Table I summarizes the experience of Griffin Capital and affiliates in raising and investing funds in Prior Real Estate Programs, the offerings of which closed in the most recent three years. The information in Table I is unaudited and includes one program that closed in the required period.

Table II – Compensation to Sponsor – Table II summarizes the compensation paid to Griffin Capital and affiliates for the Prior Real Estate Programs, the offerings of which closed in the most recent three years, and total compensation paid by all other Prior Real Estate Programs to Griffin Capital and affiliates in the most recent three years. The information in Table II is unaudited.

Table III – Operating Results of Prior Real Estate Programs – Table III summarizes the operating results for the Prior Real Estate Programs, the offerings of which closed in the most recent five years. The information in Table III is unaudited.

Table IV – Results of Completed Prior Real Estate Programs – Table IV summarizes the results for the Prior Real Estate Programs that have completed operations in the most recent five years. The information in Table IV is unaudited.

Table V – Sales or Disposals of Properties – Table V includes all sales or disposals of properties by Prior Real Estate Programs in the most recent three years. The information in Table V is unaudited.

Our stockholders will not own any interest in any Prior Real Estate Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs. Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on an investment in us and investors may lose some or all of their investment.

The financial information presented in Table III for the private real estate programs is presented on a tax basis rather than on a generally accepted accounting principles in the United States of America, or GAAP, basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. The financial information presented in Table III is provided to each private real estate program investor to be used in the preparation of the investing entity's tax return. Certain revenue items are excluded, such as the straightlining of rent as required by GAAP, which is not included when computing taxable income. Further, the financial information presented in Table III and provided to our private real estate program investors excludes depreciation expense, as each investor’s exchange basis is different, which will result in different depreciation expense amounts for each investor. The financial information presented in Table III for the public real estate programs is presented in accordance with GAAP.

Past performance is not necessarily indicative of future results

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS BY CO-SPONSORS (UNAUDITED)
DECEMBER 31, 2015

Table I presents the experience of American Healthcare Investors, Griffin Capital and the former sponsor of Griffin-American Healthcare REIT II, Inc. in raising and investing funds in Prior Real Estate Programs co-sponsored by American Healthcare Investors and Griffin Capital, the offerings of which closed in the three years prior to December 31, 2015. As of December 31, 2015, there were two public programs that closed in the three years prior to December 31, 2015.

	Griffin-American	Griffin-American
	Healthcare REIT II, Inc.(1)	Healthcare REIT III, Inc.
Dollar Amount Offered(2)	$4,607,200,000	$1,865,000,000
Dollar Amount Raised(2)	$2,838,329,000	$1,842,618,000
Length of Offering (in months)	50	12
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	52	21
_________________

(1)	Includes amounts in the initial and follow-on offerings.

(2)	Such amounts exclude amounts offered or raised under the distribution reinvestment plan.

Past performance is not necessarily indicative of future results

TABLE II
COMPENSATION TO CO-SPONSORS (UNAUDITED)
DECEMBER 31, 2015

Table II presents the compensation paid to American Healthcare Investors, Griffin Capital and the former sponsor of Griffin-American Healthcare REIT II, Inc. in connection with Prior Real Estate Programs co-sponsored by American Healthcare Investors and Griffin Capital with offerings that closed in the three years ended December 31, 2015. As of December 31, 2015, there were two public programs which paid compensation to American Healthcare Investors and Griffin Capital as co-sponsors. One of the programs also paid compensation to the program’s former sponsor prior to the transition to American Healthcare Investors and Griffin Capital as co-sponsors on January 7, 2012. Information in the table below for Griffin-American Healthcare REIT II, Inc. reflects compensation paid to American Healthcare Investors, Griffin Capital and the former sponsor of such program since inception of such program. Property management fees, asset management fees, acquisition fees, disposition fees, refinancing fees and leasing commissions are presented for consolidated properties at 100% of the amount incurred by the property on a GAAP basis. Consolidated property information has not been adjusted for the respective entities for affiliated ownership percentages. Additionally, unconsolidated property information is not included in the tabular presentation.

	Griffin-American		Griffin-American
	Healthcare REIT II, Inc.		Healthcare REIT III, Inc.
Date Offering Commenced	08/24/2009		2/26/2014
Dollar Amount Raised(1)	$2,838,329,000		$1,842,618,000
Amounts Paid to Sponsor from Proceeds of Offering
Selling Commissions	$190,938,000		$123,146,000
Marketing Support, Due Diligence Allowance and Dealer Manager Fees	84,679,000		55,097,000
Organization & Offering Expenses	13,463,000		3,507,000
Totals	$289,080,000		$181,750,000
Amounts Paid to Sponsor for Acquisitions and Investments
Acquisition Fees	$79,130,000		$45,483,000
Construction Management Fees	570,000		11,000
Totals	$79,700,000		$45,494,000
Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$249,575,000	(2)	$(21,520,000)
Amounts Paid to Sponsor from Operations — Year 2013:
Property Management Fees	$4,418,000		$—
Asset Management Fees	13,751,000		—
Leasing Commissions	3,231,000		—
Totals	$21,400,000		$—
Amounts Paid to Sponsor from Operations — Year 2014:
Property Management Fees	$6,059,000	(3)	$44,000
Asset Management Fees	21,219,000	(3)	160,000
Leasing Commissions	2,544,000	(3)	—
Totals	$29,822,000		$204,000
Amounts Paid to Sponsor from Operations — Year 2015:
Property Management Fees	$—		$738,000
Asset Management Fees	—		6,831,000
Leasing Commissions	—		23,000
Totals	$—		$7,592,000
Amounts Paid to Sponsor from Property Sales and Refinancings:
Disposition Fees	$—		$—
Incentive Fees	44,678,000	(4)	—
Totals	$44,678,000		$—
_________________

(1)	Such amounts exclude amounts offered or raised under the distribution reinvestment plan.

(2)
As Griffin-American Healthcare REIT II, Inc. merged with and into a subsidiary of NorthStar Realty Finance on December 3, 2014, the amount represents (a) the cash generated from operations for the two years ended December 31, 2013 and for the nine months ended September 30, 2014 (the last available quarterly information as annual information is not available) plus (b) payments to the co-sponsors from operations for the two years ended December 31, 2013 and for the period from January 1, 2014 through December 3, 2014. Includes amounts raised in the initial and follow-on offerings.

(3)
Amounts represent payments made for the period from January 1, 2014 through December 3, 2014 since Griffin-American Healthcare REIT II, Inc. merged with and into a subsidiary of NorthStar Realty Finance on December 3, 2014.

(4)	Amount includes $1,049,000 paid to Griffin-American Healthcare REIT II, Inc.’s former sponsor paid in connection with its merger with and into a subsidiary of NorthStar Realty Finance.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)
DECEMBER 31, 2015

The following sets forth the unaudited operating results of Griffin-American Healthcare REIT II, Inc. and Griffin-American Healthcare REIT III, Inc., Prior Real Estate Programs sponsored by American Healthcare Investors and Griffin Capital, the offerings of which have closed in the most recent five years ended December 31, 2015. Griffin-American Healthcare REIT II, Inc. was sponsored by its former sponsor, Grubb & Ellis Company, from inception to January 6, 2012 and co-sponsored by American Healthcare Investors and Griffin Capital beginning January 7, 2012. Griffin-American Healthcare REIT III, Inc. was co-sponsored by American Healthcare Investors and Griffin Capital since its inception. All amounts are as of and for the year ended December 31 for the year indicated, unless otherwise indicated.

Griffin-American Healthcare REIT II, Inc.

	September 30,	December 31,
	2014(1)	2013	2012	2011	2010
BALANCE SHEET DATA:
Total assets	$2,997,526,000	$2,928,726,000	$1,454,629,000	$499,152,000	$203,996,000
Mortgage loans payable, net	$318,609,000	$329,476,000	$291,052,000	$80,466,000	$58,331,000
Lines of credit	$250,000,000	$68,000,000	$200,000,000	$—	$11,800,000
Noncontrolling interests	$2,087,000	$2,206,000	$439,000	$123,000	$122,000
Stockholders’ equity	$2,292,022,000	$2,383,025,000	$860,307,000	$397,357,000	$125,240,000

	Nine Months Ended September 30,	Years Ended December 31,
	2014(1)	2013	2012	2011	2010	Total
STATEMENT OF OPERATIONS DATA:
Total revenues	$285,362,000	$204,403,000	$100,728,000	$40,457,000	$8,682,000	$639,632,000
Net income (loss)	$35,985,000	$9,065,000	$(63,244,000)	$(5,774,000)	$(7,423,000)	$(31,391,000)
Net income (loss) attributable to controlling interest	$35,950,000	$9,051,000	$(63,247,000)	$(5,776,000)	$(7,424,000)	$(31,446,000)
STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$121,869,000	$42,748,000	$23,462,000	$9,264,000	$(2,881,000)	$194,462,000
Net cash used in investing activities	$(171,743,000)	$(1,437,605,000)	$(730,304,000)	$(223,689,000)	$(186,342,000)	$(2,749,683,000)
Net cash provided by financing activities	$44,319,000	$1,337,919,000	$756,843,000	$253,089,000	$181,468,000	$2,573,638,000
OTHER DATA:
Distributions paid	$149,289,000	$125,547,000	$45,594,000	$18,192,000	$4,072,000	$342,694,000
Distribution Data Per $1,000 Invested
Cash Distributions to Investors(2)
Sources (on GAAP basis)
- Operating activities	$41.33	$21.10	$31.03	$30.07	$—
- Investing & financing activities	$—	$—	$—	$—	$—
- Other (return of capital)	$9.30	$40.86	$29.28	$28.98	$54.50
Estimated value per share(3)	$10.22	$10.22	$10.22	$—	$—
_________________
(1) Griffin-American Healthcare REIT II, Inc. merged with and into a subsidiary of NorthStar Realty Finance on December 3, 2014. As such, annual information is not available and the last available quarterly information is presented.

(2) Cash distributions per $1,000 invested exclude distributions to noncontrolling interests.
(3) Estimated value per share as determined by the board of directors of Griffin-American Healthcare REIT II, Inc. effective as of November 7, 2012.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)
DECEMBER 31, 2015

Griffin-American Healthcare REIT III, Inc.

	December 31,
	2015	2014	2013
BALANCE SHEET DATA:
Total assets	$2,526,219,000	$831,684,000	$202,000
Mortgage loans payable, net	$296,470,000	$16,959,000	$—
Lines of credit	$350,000,000	$—	$—
Redeemable noncontrolling interests	$22,987,000	$2,000	$—
Noncontrolling interests	$191,145,000	$—	$2,000
Stockholders’ equity	$1,492,113,000	$805,534,000	$200,000

	Years Ended December 31,		Period from January 11, 2013 (Date of Inception) through December 31,
	2015	2014	2013	Total
STATEMENT OF OPERATIONS DATA:
Total revenues	$160,476,000	$3,481,000	$—	$163,957,000
Net loss	$(115,041,000)	$(8,598,000)	$—	$(123,639,000)
Net loss attributable to controlling interest	$(101,333,000)	$(8,598,000)	$—	$(109,931,000)
STATEMENT OF CASH FLOWS DATA:
Net cash used in operating activities	$(22,987,000)	$(6,329,000)	$—	$(29,316,000)
Net cash used in investing activities	$(1,609,349,000)	$(265,715,000)	$—	$(1,875,064,000)
Net cash provided by financing activities	$1,176,599,000	$776,736,000	$202,000	$1,953,537,000
OTHER DATA:
Distributions paid	$103,204,000	$4,835,000	$—	$108,039,000
Distribution Data Per $1,000 Invested
Cash Distributions to Investors(4)
Sources (on GAAP basis)
- Operating activities	$—	$—	$—
- Investing & financing activities	$—	$—	$—
- Other (return of capital)	$61.23	$16.55	$—
_________________
(4) Cash distributions per $1,000 invested exclude distributions to noncontrolling interests.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
DECEMBER 31, 2015

This table sets forth summary information on the results of a Prior Real Estate Program that completed operations in the most recent 10 years ended December 31, 2015.

Griffin-American
Healthcare REIT II, Inc.
Date of Closing of Program	12/03/2014
Duration (in months)	63
Aggregate Dollar Amount Raised(1)	$2,838,329,000
Annualized Return on Investments(2)	24.6%
Median Annual Leverage(3)	18.6%
__________________

(1)	Amount excludes amounts offered or raised under the distribution reinvestment plan.

(2)
Annualized return on investments is calculated based upon (a) the difference between the aggregate amounts distributed to investors and invested by investors divided by (b) the aggregate amount invested by investors multiplied by the number of years from when the applicable program broke escrow to the liquidity event.

(3)
Median Annual Leverage is based upon a list of annual leverage values calculated from 2010 (the first year the program purchased properties and incurred debt) to 2014 derived from (a) the year-end mortgage loans payable and lines of credit balances outstanding divided by (b) total assets as of the same date. The list of annual leverage values is then arranged in order from lowest to highest value with the median value being the value separating the higher half of values from the lower half of values. Griffin-American Healthcare REIT II, Inc. merged with and into a subsidiary of NorthStar Realty Finance on December 3, 2014; therefore, the program used September 30, 2014 data for the 2014 portion of the calculation.

Past performance is not necessarily indicative of future results

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

Table I provides a summary of the experience of one of our co-sponsors, Griffin Capital, and its affiliates in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2015. As of December 31, 2015, there were two private programs that closed within the required time frame, as well as an initial offering and follow-on offering of one public program. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	Nashville
	Dollar Amount	Percentage
Dollar Amount Offered	$16,000,000
Dollar Amount Raised(1)	$16,000,000	100.0%
Length of Offering (in months)	5
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	5
___________

(1)	Kevin A. Shields, Chairman and Chief Executive Officer of Griffin Capital, and GC REIT hold a 4.94% and 10%, respectively, interest in the Delaware Statutory Trust.

Past performance is not necessarily indicative of future results

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

	Highway 94
	Dollar Amount	Percentage
Dollar Amount Offered	$10,500,000
Dollar Amount Raised	$10,500,000	100.0%
Length of Offering (in months)	11
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	11

Past performance is not necessarily indicative of future results

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

	GC REIT(1)
	Dollar Amount	Percentage
Dollar Amount Offered	$1,921,250,000
Dollar Amount Raised	$1,268,888,431
Dollar Amount Raised Pursuant to the Distribution Reinvestment Program (DRP)	$110,218,159
Total Amount Raised	$1,379,106,590	71.8%
Length of Offering (in months)	54
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	61
__________

(1)	Includes initial offering.

Past performance is not necessarily indicative of future results

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

The table below sets forth the compensation paid to one of our co-sponsors, Griffin Capital, and its affiliates for Prior Real Estate Programs for which the offerings have closed in the most recent three years ended December 31, 2015 and total compensation paid by all other Prior Real Estate Programs to Griffin Capital and its affiliates in the most recent three years ended December 31, 2015. There were five offerings closed in the three years ended December 31, 2015. As of December 31, 2015, there was one public program, GC REIT, and up to 13 private programs which paid compensation to Griffin Capital and its affiliates during the required three year period presented. Property management fees, asset management fees, acquisition fees, disposition fees, refinancing fees and leasing commissions are presented for consolidated properties at 100% of the amount incurred by the property.

	Nashville		Highway 94		GC REIT		Other Programs
Date Offering Commenced	04/12/2013		08/29/2012		11/06/2009	(1)	Various	(2)
Dollar Amount Raised	$16,000,000		$10,500,000		$1,268,888,000	(3)	$—
Amount Paid to Sponsor from Proceeds of Offering:
Selling Commissions	$1,120,000	(4)	$735,000	(4)	$85,572,000	(4)	$—
Due Diligence Expense	$480,000	(5)	$315,000	(5)	$—		$—
Dealer Manager Fee	$—		$—		$38,066,000	(6)	$—
Organizational and Offering Expenses	$280,000	(7)	$210,000	(7)	$7,174,000	(7)	$—
Acquisition Fees:
Acquisition Fees	$910,000	(8)	$—		$79,980,000	(8)	$—
Acquisition Expenses	$182,000	(9)	$—		$14,831,000	(9)	$—
Other	$—		$—		$14,346,000	(9)	$—
Dollar Amount Generated from Operations Before Deducting Payments to Sponsor	$5,080,000	(10)	$4,421,000	(10)	$308,860,000	(10)	$—
Amount Paid to Sponsor from Operations:
Property Management Fees	$205,000	(11)	$271,000	(12)	$16,210,000	(13)	$—
Partnership Management Fees	$—		$—		$—		$—
Asset Management Fees	$248,000	(14)	$—		$39,992,000	(15)	$2,020,000	(16)
Reimbursements	$—		$—		$—		$—
Leasing Commissions	$—		$—		$2,104,000		$—
Other	$—		$—		$—		$—
Dollar Amount of Property Sales and Refinancing Before Deducting Payments to Sponsor:
Cash	$—		$—		$104,620,000	(17)	$—
Notes	$—		$—		$—		$—
Amount Paid to Sponsor from Property Sales and Refinancing:
Incentive Fees	$—		$—		$—		$—
Real Estate Commission	$—		$—		$—		$—
Disposition Fee	$—		$—		$722,000	(17)	$250,000	(18)
Other	$103,000		$1,340,000	(19)	$—		$—
_____________

Past performance is not necessarily indicative of future results

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)
NOTES TO TABLE II
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

(1)	GC REIT’s public offering became effective with the SEC on November 6, 2009. See footnote (3) for the discussion of the private offering prior to the SEC effective date.

(2)
Total compensation paid by all other Prior Real Estate Programs to Griffin Capital and its affiliates for the three most recent years through December 31, 2015 consists of several private real estate programs with multiple closing dates. The number of programs is further discussed in footnote 16 below.

(3)
There was $1.3 billion, $2.8 billion and $1.8 billion in equity raised in the GC REIT, GAHR II and GAHR III public offerings, respectively, through December 31, 2015. In addition, concurrent with registering the public offering, GC REIT offered shares in a Regulation D private offering pursuant to a private placement memorandum, which offering began in February 2009. Approximately $2.4 million of common stock was sold in the Regulation D private placement. In addition to equity raised in the offerings, there was $110.2 million of distribution reinvestment plan shares issued for GC REIT.

(4)	Selling commissions of 7.0% are earned on each subscription, which amount was reallowed to the third party participating broker-dealers.

(5)	Griffin Capital paid up to 3.0% of each subscription to participating broker-dealers to reimburse for certain due diligence and marketing costs.

(6)
Dealer manager fees of 3.0% were earned on each subscription of GC REIT, GAHR II and GAHR III, which amount was paid to Griffin Capital Securities, LLC, our dealer manager, an indirect wholly-owned subsidiary of Griffin Capital. The dealer manager may reallow a portion of this fee to third party participating broker-dealers to reimburse for marketing efforts.

(7)	Organizational and offering expenses include marketing-related costs, technology costs, training and education meetings, broker-dealer seminars and bona fide due diligence expenses.

(8)
Acquisition fees are earned by Griffin Capital Essential Asset Advisor, LLC (“GC REIT Advisor”), an indirect wholly-owned subsidiary of Griffin Capital, on each acquired or contributed property. GC REIT pays an acquisition fee of 2.5% of the acquisition purchase price or contribution value. Acquisition fees earned by Griffin-American Healthcare REIT Sub-Advisor, LLC (“GAHR Sub-Advisor”) were 2.6% of the contract purchase price, of which 0.15% of the contract purchase price was paid in shares of GAHR II. Acquisition fees earned by Griffin-American REIT III Advisor, LLC (“GAHR III Advisor”) are 2.25% of the contract purchase price.

(9)
Actual GC REIT acquisition expenses incurred by Griffin Capital are reimbursable up to 0.50% of the acquisition purchase price. Other acquisition costs are those incurred by GC REIT directly, including appraisal fees, filing fees, title and escrow fees and other third party charges. In 2015, approximately $0.7 million of affiliated acquisition fees and acquisition expense reimbursement and $0.1 million of non-affiliated acquisition expenses were allocated between land and building as the property was acquired in a sale-leaseback transaction by GC REIT. There was also $2.9 million in acquisition fees and expenses that were capitalized as project costs related to a GC REIT development project.

(10)
The amount represents (a) the cash generated from or (used in) in operations for the three years ended December 31, 2015 plus (b) payments to the sponsor from operations for the three years ended December 31, 2015.

(11)	Property management fees are earned by Griffin Capital at 3.0% of gross collected rental revenue.

(12)	Property management fees are earned by Griffin Capital at 4.0% of gross collected rental revenue.

(13)	Property management fees are primarily earned by Griffin Capital Essential Asset Property Management, LLC at 3.0% of gross collected rental revenue.

(14)	Asset management fees are earned by Griffin Capital at 2.0% of Base Rent, Tenant Amortization and Additional Rent.

(15)
Asset management fees are, and with respect to GAHR II, were earned by GC REIT Advisor, GAHR Sub-Advisor and Griffin Capital Asset Management Company, LLC (formerly Griffin Capital REIT Holdings, LLC) for GC REIT, GAHR II and GAHR III, respectively, at 0.75% of the average acquisition/contribution value of the properties acquired. GAHR II asset management fees represent payments for the most recent three years.

(16)
Asset management fees were earned from the Private Real Estate Programs. In 2013, Griffin Capital earned $0.8 million from 11 Private Real Estate Programs; in 2014, Griffin Capital earned $0.7 million from 8 Private Real Estate Programs; and in 2015, Griffin Capital earned $0.6 million from 6 Private Real Estate Programs.

(17)	Griffin Capital has been paid a disposition fee from GC REIT for the disposition of 4 properties since inception.

(18)	Griffin Capital was paid a disposition fee for the Griffin Capital (Quantum Foods) Investors, LLC.

(19)	Griffin Capital was paid $1.3 million in fees for the syndication of Griffin Capital (Highway 94) Investors, DST.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015
(Dollars in thousands)

The following sets forth the unaudited operating results for GC REIT, a public real estate program sponsored by Griffin Capital, one of our co-sponsors, the offering of which closed in the most recent five years ended December 31, 2015. The following also sets forth the unaudited operating results for two private programs that have closed in the most recent five years. All amounts are as of and for the year ended December 31 for the year indicated.

	GC REIT
	2015	2014	2013	2012	2011
BALANCE SHEET DATA:
Total assets	$3,050,289	$2,065,447	$1,225,396	$334,796	$175,945
Mortgage loans payable, net	$364,673	$325,696	$169,848	$65,782	$60,033
Term and revolver loan	$1,121,653	$300,000	$275,430	$—	$—
Lines of credit	$—	$—	$44,500	$129,030	$35,396
Preferred units subject to redemption	$—	$250,000	$250,000	$—	$—
Stockholders’ equity	$1,287,769	$973,507	$374,838	$95,769	$41,071
Noncontrolling Interests	$21,318	$17,478	$19,736	$17,512	$21,787

STATEMENT OF OPERATIONS DATA:
Total revenues	$290,095	$202,394	$68,916	$25,490	$15,009
Net income (loss)	$15,621	$14	$(24,469)	$(5,674)	$(4,621)
Net loss attributable to common stockholders	$(3,750)	$(18,654)	$(24,664)	$(4,195)	$(2,535)
Net loss attributable to noncontrolling interest(1)	$(138)	$(698)	$(3,092)	$(1,739)	$(2,275)

STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$92,458	$73,249	$948	$5,058	$(1,184)
Net cash used in investing activities	$(414,371)	$(757,903)	$(845,672)	$(154,066)	$(14,651)
Net cash provided by financing activities	$274,942	$743,162	$849,458	$149,252	$19,628

OTHER DATA:(2)
Distributions paid to common shareholders	$52,407	$30,875	$7,731	$3,165	$1,535
Distributions paid to noncontrolling interests	3,477	3,410	3,041	2,694	2,258
Distributions paid to preferred unit holders	10,859	19,011	1,354	—	—
Issuance of shares for distribution reinvestment plan	52,557	44,947	8,902	2,732	909
Total Distributions	$119,300	$98,243	$21,028	$8,591	$4,702

Distribution Data Per $1,000 Invested
Cash Distributions to Investors(2)
Sources (on GAAP basis)
- Operating activities	$131.92	$48.79	$0.06	$25.53	$—
- Investing & financing activities	$—	$—	$—	$—	$—
- Other (return of capital)	$38.30	$16.65	$1.35	$17.83	$60.24
Estimated value per share(3)	$10.40	$—	$—	$—	$—

(1)
Noncontrolling interests consist of limited partners of the operating partnership in which limited partner units were issued in exchange for the limited partners’ interest in certain real estate assets.

(2)
Cash distributions per $1,000 invested includes cash distributions and shares issued pursuant to the distribution reinvestment plan to common stockholders, those made to limited partners of the operating partnership and those made to the preferred unit investor.

(3)	Estimated value per share as determined by the board of directors of GC REIT effective as of October 22, 2015.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

	Nashville(1)
	2015	2014	2013
Gross Revenue	$3,878,768	$4,094,730	$2,699,953
Profit (loss) on Sale of Property	—	—	—
Less:
Operating Expenses	1,178,444	1,266,392	890,043
Interest Expense	965,581	982,905	660,180
Depreciation	—	—	—
Net Income (Loss) — Tax Basis	$1,734,743	$1,845,433	$1,149,731
Taxable Income
from operations	$1,734,743	$1,845,433	$1,149,731
from gain (loss) on sale	$—	$—	$—
Cash Generated(2)
from operations	$1,734,743	$1,845,433	$1,149,731
from sales	—	—	—
from refinancing	—	—	—
Cash Generated from operations, sales and refinancing	1,734,743	1,845,433	1,149,731
Less: Cash Distributions to Investors
from operating cash flow	1,040,000	1,040,000	653,987
from sales and refinancing	—	—	—
from other	—	—	—
Cash Generated (deficiency) after Cash Distributions	694,743	805,433	495,744
Less: Special Items (not including sales and refinancing)	—	—	—
Cash Generated (deficiency) after Cash Distributions and Special Items	$694,743	$805,433	$495,744
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$108.42	$115.34	$71.86
from recapture	$—	$—	$—
Capital Gain (Loss)	$—	$—	$—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$65.00	$65.00	$40.87
return of capital	$—	$—	$—
Source (on cash basis)
sales	$—	$—	$—
refinancing	$—	$—	$—
operations	$65.00	$65.00	$40.87
other	$—	$—	$—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table	100%	100%	100%

(1)	The program commenced on April 12, 2013 and closed on September 6, 2013. Therefore, there are only three years of operations included in the table.

(2)
Griffin Capital has not disposed of this property as a result of completing a program since acquisition as this property continues to be held within the original holding period. Further, Griffin Capital has not generated cash from the refinancing of debt associated with the investment.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

	Highway 94(1)
	2015	2014	2013	2012
Gross Revenue	$2,037,641	$2,310,000	$2,310,000	$770,000
Profit (loss) on Sale of Property	—	—	—	—
Less:
Operating Expenses	253,679	119,136	116,701	6,250
Interest Expense	667,440	754,992	782,034	204,064
Depreciation	—	—	—	—
Net Income (Loss) — Tax Basis	$1,116,522	$1,435,872	$1,411,265	$559,686
Taxable Income
from operations	$1,116,522	$1,435,872	$1,411,265	$559,686
from gain (loss) on sale	$—	$—	$—	$—
Cash Generated
from operations	$1,116,522	$1,435,872	$1,411,265	$559,686
from sales	—	—	—	—
from refinancing	—	—	—	—
Cash Generated from operations, sales and refinancing	1,116,522	1,435,872	1,411,265	559,686
Less: Cash Distributions to Investors
from operating cash flow	667,365	704,758	702,599	328,194
from sales and refinancing	—	—	—	—
from other	—	—	—	—
Cash Generated (deficiency) after Cash Distributions	449,157	731,114	708,666	231,492
Less: Special Items (not including sales and refinancing)	—	—	—	—
Cash Generated (deficiency) after Cash Distributions and Special Items	$449,157	$731,114	$708,666	$231,492
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$106.34	$136.75	$134.41	$53.30
from recapture	$—	$—	$—	$—
Capital Gain (Loss)	$—	$—	$—	$—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$63.56	$67.12	$66.91	$31.26
return of capital	$—	$—	$—	$—
Source (on cash basis)
sales	$—	$—	$—	$—
refinancing	$—	$—	$—	$—
operations	$63.56	$67.12	$66.91	$31.26
other	$—	$—	$—	$—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table	—%	100%	100%	100%

(1)	The program commenced on August 29, 2012 and closed in November 2013. On November 6, 2015, the operating partnership of GC REIT acquired 100% of the beneficial ownership interest.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)
GENERAL NOTES TO TABLE III
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

(1)
Books and records of the Private Real Estate Programs are maintained on a cash basis which approximates the reportable tax information for each tenant-in-common investor. Specifically, (1) tax accounting does not take into consideration certain income and expense accruals at the end of each calendar year; (2) rental income is recognized for tax purposes when received rather than on a straight-line basis as required by generally accepted accounting principles; and (3) depreciation is not computed for these programs as each investor’s exchange basis is different. These differences typically create timing differences between years but total income over the life of the investment will not be significantly different between the two bases of accounting. The books and records for GC REIT, GAHR II, and GAHR III are maintained on an accrual basis and in accordance with generally accepted accounting principles.

(2)	Operating expenses for the Private Real Estate Programs, including real estate taxes and property insurance, are the responsibility of the tenant pursuant to the lease agreement.

(3)
Depreciation is not calculated for Private Real Estate Programs as the individual investor’s tax carrying basis may differ from the investor’s allocated share of the program’s real estate as a result of their exchange into the program.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

This table sets forth summary information on the results of Prior Real Estate Programs that completed operations in the most recent five years ended December 31, 2015.

Program Name	Carlsbad
Dollar amount raised	$15,500,000
Number of properties purchased	1
Date of closing of offering	02/10/2006
Date of first sale of property	05/13/2011	(1)
Date of final sale of property	05/13/2011	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$36.89
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$36.89
- return of capital	$—
Source (on cash basis)
- sales(2)	$502.52
- refinancing	$—
- operations	$36.89
- other	$5.18
Receivable on net purchase money financing	$—
_____________________________

(1)	The Carlsbad property was purchased by GC REIT on May 13, 2011.

(2)
The distribution represents the equity interests contributed to GC REIT by certain Carlsbad investors. On December 31, 2015, the tenant occupying the Carlsbad property acquired the property from GC REIT, pursuant to its purchase option under the lease agreement. See Table V for further information.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

Program Name	1200 Ashwood
Dollar amount raised	$13,110,000
Number of properties purchased	1
Date of closing of offering	06/01/2004
Date of first sale of property	07/06/2011	(1)
Date of final sale of property	07/06/2011	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(51.29)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales(1)	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________
(1) The lender elected to foreclose on the property through the exercise of a power of sale on July 6, 2011.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

Program Name	Hookston Square
Dollar amount raised	$17,000,000
Number of properties purchased	1
Date of closing of offering	08/19/2005
Date of first sale of property	10/14/2011	(1)
Date of final sale of property	10/14/2011	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(46.55)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales(1)	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________
(1) The lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

Program Name	Waterford
Dollar amount raised	$6,917,963
Number of properties purchased	1
Date of closing of offering	—	(1)
Date of first sale of property	09/16/2011
Date of final sale of property	09/16/2011
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$74.69
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales(1)	$1,000.00
- refinancing	$—
- operations	$74.69
- other	$—
Receivable on net purchase money financing	$—
_____________________________
(1) The property was sold on September 16, 2011 prior to fully syndicating the program.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

Program Name	Ashwood- Southfield
Dollar amount raised	$21,275,000
Number of properties purchased	1
Date of closing of offering	08/19/2005
Date of first sale of property	06/05/2012	(1)
Date of final sale of property	01/22/2013	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(6.36)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)
The Ashwood-Southfield investment program consists of two properties located in Georgia (900 Ashwood) and Michigan (Southfield). On June 5, 2012, the lender foreclosed on the 900 Ashwood property. The Southfield property was foreclosed by the lender on January 22, 2013.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

Program Name	St. Paul
Dollar amount raised	$19,965,000
Number of properties purchased	1
Date of closing of offering	08/19/2005
Date of first sale of property	10/15/2012	(1)
Date of final sale of property	10/15/2012	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(95.70)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales(1)	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)	The lender elected to foreclose on the property through the exercise of a power of sale on October 15, 2012.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

Program Name	Hotel Palomar
Dollar amount raised	$18,250,000
Number of properties purchased	1
Date of closing of offering	08/16/2007
Date of first sale of property	10/25/2012	(1)
Date of final sale of property	10/25/2012	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$217.83
- from recapture	$—
Capital gain(2)	$518.55
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$1,518.55
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)	The property was sold on October 25, 2012.

(2)	Capital gain is derived by the sale price less closing costs and the repayment of the outstanding debt.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

Program Name	Quantum Foods
Dollar amount raised	$11,050,000
Number of properties purchased	2
Date of closing of offering	10/17/2007
Date of first sale of property	09/25/2014	(1)
Date of final sale of property	09/25/2014	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$569.33
- from recapture	$—
Capital loss(2)	$(527.37)
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$472.63
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)	The property was sold on September 25, 2014.

(2)	Capital loss is derived by the sale price less closing costs and the repayment of the outstanding debt.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

Program Name	Washington Pointe
Dollar amount raised	$14,330,000
Number of properties purchased	1
Date of closing of offering	09/01/2006
Date of first sale of property	11/07/2014	(1)
Date of final sale of property	11/07/2014	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$227.80
- from recapture	$—
Capital loss(2)	$(905.46)
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$94.54
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)	The property was sold on November 7, 2014.

(2)	Capital loss is derived by the sale price less closing costs and the repayment of the outstanding debt.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

Program Name	ARG
Dollar amount raised	$12,900,000
Number of properties purchased	9
Date of closing of offering	10/03/2007
Date of first sale of property	04/04/2011
Date of final sale of property	01/15/2015
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(3.47)
- from recapture	$—
Capital loss(1)	$(956.98)
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$43.02
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)	Capital loss is derived by the sale price less closing costs and the repayment of the outstanding debt.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

Program Name	Westmont
Dollar amount raised	$17,100,000
Number of properties purchased	1
Date of closing of offering	06/30/2008
Date of first sale of property	06/18/2015	(1)
Date of final sale of property	06/18/2015	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(240.13)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)	On April 15, 2015, the Illinois Court entered a Judgment of Foreclosure and Sale with respect to the Property. On June 18, 2015, the Property was sold at auction.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2015

Program Name	Highway 94
Dollar amount raised	$10,500,000
Number of properties purchased	1
Date of closing of offering	11/22/2013
Date of first sale of property	11/06/2015	(1)
Date of final sale of property	11/06/2015	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$106.34
- from recapture	$—
Capital gain(2)	$231.37
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$1,231.37
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________

(1)	On November 6, 2015, the operating partnership of GC REIT acquired 100% of the beneficial ownership interest.

(2)	Capital gain is derived by the sale price less closing costs and the repayment of the outstanding debt.

Past performance is not necessarily indicative of future results

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2014

The following table sets forth sales or other disposals of properties by Prior Real Estate Programs in the most recent three years ended December 31, 2015.

			Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale (fair value)	Equity issued		Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP(4)	Total
Ashwood-Southfield(1)	12/20/2004	(2)	$—	$35,408,062	$—		$—	$—	$35,408,062
Quantum Foods	06/27/2007	09/25/2014	$5,610,941	$22,722,059	$—		$—	$—	$28,333,000
Washington Pt.	09/01/2006	11/07/2014	$2,000,000	$12,000,000	$—		$—	$—	$14,000,000
Eagle Rock	11/05/2013	12/17/2014	$10,950,000	$—	$—		$—	$—	$10,950,000
ARG	10/30/2006	01/15/2015	$26,316,175	(5)	$—		$—	$—	$26,316,175
College Park	11/05/2013	02/20/2015	$14,300,000	$—	$—		$—	$—	$14,300,000
Westmont	10/17/2007	(6)	$—	$26,883,056	$—		$—	$—	$26,883,056
Will Partners	06/04/2010	08/07/2015	$22,000,000	$—	$—		$—	$—	$22,000,000
Highway 94	12/05/2012	11/06/2015	$5,554,570	$19,033,110	$7,352,320	(3)	$—	$—	$31,939,997
Carlsbad	05/13/2011	12/31/2015	$26,026,994	$31,495,303	$—		$—	$(102,297)	$57,420,000

	Cost of Properties Including Closing and Soft Costs
Property	Original mortgage financing	Total acquisition cost, capital improvement, closing and soft costs	Equity issued in excess (deficiency) of acquisition and closing costs	Total	Excess (deficiency) of property operating cash receipts over cash expenditures
Ashwood-Southfield(1)	$38,600,000	$9,113,000	$15,714,000	$63,427,000	$9,371,661
Quantum Foods	$24,207,000	$962,000	$9,929,000	$35,098,000	$6,291,138
Washington Pt.	$23,175,000	$3,476,000	$7,749,000	$34,400,000	$3,264,393
Eagle Rock	$7,122,000	$1,220,000	$(1,842,000)	$6,500,000	$(879,360)
ARG	$27,000,000	$780,000	$10,780,000	$38,560,000	$3,174,913
College Park	$6,570,000	$228,000	$602,000	$7,400,000	$83,926
Westmont	$27,700,000	$4,379,000	$3,621,000	$35,700,000	$1,303,740
Will Partners	$16,900,000	$860,000	$8,383,000	$26,143,000	$2,276,061
Highway 94	$21,350,000	$1,017,000	$8,183,000	$30,550,000	$4,523,345
Carlsbad	$34,425,000	$2,360,000	$19,215,000	$56,000,000	$2,983,566
_____________________________

(1)
The Ashwood-Southfield investment program consists of two properties located in Georgia (900 Ashwood) and Michigan (Southfield). On June 5, 2012, the lender foreclosed on the 900 Ashwood property. The Southfield property was foreclosed by the lender on January 22, 2013.

(2)
A receivership was put in place at the property on June 19, 2012. On that date, all control of the property was relinquished and the benefits and burdens of ownership were effectively transferred. The lender conducted a mortgage foreclosure sale on October 15, 2012. However, as the benefits and burden of ownership were transferred the date of the receivership, the mortgage balance represents the balance as of June 19, 2012.

(3)	Represents the limited partnership units issued by the operating partnership of GC REIT for the contributed equity interest of the investors.

(4)	The program assumed the in-place mortgage as of the acquisition date. The adjustment represents a debt premium to reflect the debt at fair market value.

(5)
ARG, Inc.’s bankruptcy filing created a non-monetary event of default under the loan for the nine properties involved with this transaction. A loan default provided the lender with the right to sweep all of the excess cash flow above and beyond the mortgage payment. In order to cover the remaining debt service and/or pay down the loan to reduce the debt, the trust manager sold four properties in 2012. The borrower and the lender entered into a loan modification in April 2014 allowing the borrower to sell the remaining five locations. One of the remaining assets was sold in June 2014, two additional assets were sold in the third quarter of 2014, and an additional asset in December 2014. The final closing occurred in January 2015.

(6)	In April 2015, the lender foreclosed on the Westmont property. On June 18, 2015, the property was sold at auction.

Past performance is not necessarily indicative of future results

EXHIBIT B

GRIFFIN AMERICAN IV HEALTHCARE REIT

# SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

Any person(s) desiring to subscribe for shares of common stock (the "shares") in Griffin-American Healthcare REIT IV, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

**AN INVESTMENT IN GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.**

## (1) INVESTMENT

**Enter the amount to be invested in shares of Class T or Class I stock. The full purchase price of the shares subscribed for should be delivered, in the form of checks, drafts, wire, Automated Clearing House (ACH) or money orders, payable to the order of "Griffin-American Healthcare REIT IV, Inc." except for Pennsylvania and Washington investors, who should issue payment to "UMB Bank Escrow Agent for Griffin-American Healthcare REIT IV, Inc." until we receive the minimum offering applicable in those states.** Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled **"Suitability Standards."** (Certain states have imposed special suitability standards as set forth in the Prospectus.) Class I shares are only available for purchase by certain categories of investors, as set forth in the prospectus, as supplemented.

The minimum required initial investment is $2,500; provided however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission on any such additional investments in the Company.

## (2) NON-CUSTODIAL OWNERSHIP

**FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR FORM(S) OF PAYMENT MADE PAYABLE TO "GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC." EXCEPT FOR PENNSYLVANIA AND WASHINGTON INVESTORS, WHO SHOULD ISSUE PAYMENT TO "UMB BANK ESCROW AGENT FOR GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC." UNTIL WE RECEIVE THE MINIMUM OFFERING APPLICABLE IN THOSE STATES, TO:**

Regular Mail: Griffin-American Healthcare REIT IV, Inc.
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail: Griffin-American Healthcare REIT IV, Inc.
C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

## (3) CUSTODIAL OWNERSHIP

**FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.**

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian.

Enter the exact name of the custodian or trustee, mailing address and business phone. If this is an additional purchase by a qualified plan or non-qualified custodial account, please use the same exact plan name as the previous investment.

**(3)a** The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian or other administrator.

## (4) INVESTOR INFORMATION REQUIRED

**(4)a** For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

**(4)b** Enter the home address, city, state, zip code, home telephone, business telephone and email address of the investor. Note: Section 3 should contain the custodian's mailing address.

**(4)c** Enter an alternate mailing address if different than the home address in item 4(b).

**(4)d** Enter the date of birth of the investor **(required)** and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

**(4)e** Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

**(4)f** Check the box if either the investor or joint investor is an employee of Griffin-American Healthcare REIT IV, Inc., American Healthcare Investors, LLC, or their affiliates, or an affiliate or Board Member of the Company.

PAGE 1 OF 6

HC4-IU1369(0616)

GRIFFIN AMERICAN IV HEALTHCARE REIT

# SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

## (5) DISTRIBUTION OPTIONS

Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the appropriate box to participate in the Distribution Reinvestment Plan (the "DRIP"). If you are reinvesting pursuant to the DRIP, you may elect to reinvest all or a portion of your cash distributions by indicating in Section 5 the percentage desired in cash and the percentage desired to be reinvested pursuant to the DRIP (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automated Clearing House ("ACH"), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank.

AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.

## (6) SIGNATURES

The Subscription Agreement/Signature Pages must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement/Signature Page must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh or qualified plan, if applicable.

## (7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor ("RIA"). If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all broker-dealer information contained in Section 7 including suitability certification (state of sale).

The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with your form(s) of payment, if applicable, for the full purchase price, should be delivered or mailed to your broker-dealer.

Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No selling commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

**NOTICE TO STOCKHOLDERS**

The shares of common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences to subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

**ACCEPTABLE FORMS OF PAYMENT**

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks over $10,000
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement
8. Money orders

**Pay to the order of "Griffin-American Healthcare REIT IV, Inc." except for Pennsylvania and Washington investors, who should issue payment to "UMB Bank Escrow Agent for Griffin-American Healthcare REIT IV, Inc." until we receive the minimum offering applicable in those states.**

**WE CANNOT ACCEPT:** Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Investor Services Department at 888-926-2688.

**PLEASE NOTE:** Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the form(s) of payment, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the form(s) of payment.

Regular Mail: Griffin-American Healthcare REIT IV, Inc., C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail: Griffin-American Healthcare REIT IV, Inc., C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

PAGE 2 OF 6

HC4-IU1369(0616)

# SUBSCRIPTION AGREEMENT SIGNATURE PAGE

GRIFFIN AMERICAN IV HEALTHCARE REIT

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

## (1) INVESTMENT

☐ Initial Investment ☐ Additional Investment (Subscription Agreement or Additional Subscription Agreement Form must be completed)

**Please issue form(s) of payment payable to:**
"Griffin-American Healthcare REIT IV, Inc." except for Pennsylvania and Washington investors, who should issue payment to "UMB Bank Escrow Agent for Griffin-American Healthcare REIT IV, Inc." until we receive the minimum offering applicable in those states.

Minimum initial investment = $2,500
Minimum initial IRA investment = $1,500

☐ Funds Enclosed
☐ Funds Wired
☐ Funds to Follow

TOTAL INVESTED IN SHARES OF ***CLASS T*** STOCK $ ____

TOTAL INVESTED IN SHARES OF ***CLASS I*** STOCK (i.e., Fee Based Accounts)* $ ____

## (2) NON-CUSTODIAL OWNERSHIP

☐ **Individual** Investor must sign & initial

☐ **Joint Tenants with Right of Survivorship** All parties must sign & initial

☐ **Tenants in Common** All parties must sign & initial

☐ **Community Property** All parties must sign & initial

☐ **Pension or Profit Sharing Plan** Trustee or custodian signature required

☐ **Trust** Trustee or Grantor signature(s) required ____ DATE ESTABLISHED (required)
- ☐ Currently Revocable
- ☐ Irrevocable

☐ **Company or Corporation** Authorized officer must sign or initial
- ☐ S-Corp
- ☐ C-Corp

☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act** Custodian must sign or initial

☐ **Partnership or LLC** Authorized Agent must sign or initial

☐ **Qualified non-custodial administrator**

☐ **Other:** ____ (SPECIFY)

NAME OF TRUST OR BUSINESS ENTITY

## (3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ **IRA** ____ (TYPE) ☐ **Qualified Pension or Profit Sharing Plan** ☐ **Non-Qualified Custodial Account** ☐ **Other:** ____ (SPECIFY)

NAME OF CUSTODIAN OR TRUSTEE

MAILING ADDRESS

CITY STATE ZIP CODE

BUSINESS PHONE

**SECTION (3)a**

CUSTODIAN TAX ID # CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

* Class I shares are only available for purchase by certain categories of investors, as set forth in the prospectus, as supplemented.

PAGE 3 OF 6

HC4-IU1369(0616)

GRIFFIN AMERICAN IV HEALTHCARE REIT

# SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

## (4) INVESTOR INFORMATION (REQUIRED)

**SECTION (4)a**

NAME OF INVESTOR OR TRUSTEE (REQUIRED) ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.** ☐ **Other:**__________

NAME OF JOINT INVESTOR ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.** ☐ **Other:**__________

**SECTION (4)b**

STREET ADDRESS (REQUIRED) NO P.O. BOX

CITY STATE ZIP CODE

HOME PHONE (REQUIRED) BUSINESS PHONE EXTENSION

E-MAIL ADDRESS (Recommended)

☐ I (we) acknowledge and agree that I (we) will not receive paper copies of any documents that the Company can send to me electronically.

(SIGNATURE REQUIRED)

**SECTION (4)c**

ALTERNATE MAILING ADDRESS OR P.O. BOX

CITY STATE ZIP CODE

**SECTION (4)d**

REQUIRED

INVESTOR DATE OF BIRTH (MM/DD/YYYY)

JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY)

ENTITY TAX ID # (if applicable)

INVESTOR SSN#

JOINT INVESTOR / AUTHORIZED SIGNER SSN#

**SECTION (4)e**

Please indicate Citizenship Status (REQUIRED): If a box is not checked, U.S. Citizenship will be applied by default.

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien***

*If non-resident alien, investor must submit the appropriate w-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

**SECTION (4)f** Please indicate if:

☐ **Employee, Affiliate or Board Member of Griffin-American Healthcare REIT IV, Inc.**

## (5) DISTRIBUTION OPTIONS (REQUIRED)

All distributions for custodial accounts will be sent to the custodian.

**If a box is not checked below, 100% of your distributions will be paid in cash and sent to the address of record.**

☐ **Distribution Reinvestment Plan (DRIP)**
Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus.
________% DRIP ________% cash (must equal 100%)

☐ **Cash Distributions Directed to:**

☐ **Via Electronic Deposit (ACH)** Complete information below. See ACH Language in Section 5 of the instructions.
- ☐ **Checking** (must enclose voided check)
- ☐ **Savings** (verification from bank must be provided)

☐ **Mail to Alternate Address (4c)**

☐ **Mail to Street Address (4b)**

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

MAILING ADDRESS

CITY STATE ZIP CODE

BANK ABA# (FOR ACH ONLY) ACCOUNT #

MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT

PAGE 4 OF 6

HC4-IU1369(0616)

# SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

## (6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4.

**Each investor must separately sign and initial each representation made in the Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.**

**(A)** INITIALS INITIALS

I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement/ Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

**(B)** INITIALS INITIALS

I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, or if I am a (we are) resident(s) of California, Iowa or New Jersey, that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.”

**(C)** INITIALS INITIALS

I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/ Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

**(D)** INITIALS INITIALS

I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

**Residents of Alabama, California, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania, Tennessee and Vermont**

**(E)** INITIALS INITIALS

If I am a (we are) resident(s) of **Alabama**, the aggregate investment in the Company and its affiliates does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **California**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Iowa**, the investment in the Company, its affiliates, and any other non-traded real estate investment trust does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Kansas**, I (we) acknowledge the recommendation by the Office of the Kansas Securities Commissioner that I (we) should limit my (our) aggregate investment in the Company and other non-traded real estate investment trusts to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is defined as that portion of my (our) total net worth (total assets minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities. If I am a (we are) resident(s) of **Kentucky**, the aggregate investment in the Company and it affiliates' non-publicly traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Maine**, I (we) acknowledge the recommendation by the Maine Office of Securities that I (we) should limit my (our) aggregate investment in the Company and similar direct participation investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Maine, liquid net worth is defined as that portion of my (our) net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Massachusetts**, the aggregate investment in the Company and other illiquid direct participation programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Missouri**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Nebraska** and I am a (we are) non-accredited investor(s), the aggregate investment in the Company and other non-publicly traded REITs does not exceed 10.0% of my (our) net worth (exclusive of home, home furnishings and automobiles). If I am a (we are) resident(s) of **New Mexico**, the aggregate investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **North Dakota**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Ohio**, the investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Oregon,** the investment in the Company and its affiliates does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Pennsylvania**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Tennessee**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth (exclusive of home, home furnishings, and automobiles). If I am a (we are) resident(s) of **Vermont** and I am a (we are) non-accredited investor(s), the investment in the Company does not exceed 10.0% of my (our) liquid net worth, which is defined as my (our) total assets (not including home, home furnishings, or automobiles) minus total liabilities.

**(F)** INITIALS INITIALS

If I am a (we are) resident(s) of **New Jersey**, I (we) represent that I (we) have either: (1) a liquid net worth of at least $350,000 or (2) a gross annual income of at least $85,000 and a liquid net worth of at least $100,000. In addition, the investment in the Company, affiliated programs and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10.0% of my (our) liquid net worth. For purposes of this limitation, liquid net worth is defined as that portion of my (our) total net worth (total assets exclusive of home, furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities.

**BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.**

X

SIGNATURE OF INVESTOR **(REQUIRED)**

DATE **(REQUIRED)**

X

SIGNATURE OF JOINT INVESTOR (if applicable)

X

AUTHORIZED SIGNATURE (Custodian or Trustee)

**MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS**
(GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC. AND ITS AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

PAGE 5 OF 6

HC4-IU1369(0616)

GRIFFIN AMERICAN IV HEALTHCARE REIT

# SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

## (7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

**TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA**

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

BROKER-DEALER OR RIA FIRM NAME (REQUIRED)

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

BUSINESS PHONE# (REQUIRED) | FAX #

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) | REPRESENTATIVE #

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX | BRANCH ID #

CITY | STATE | ZIP CODE

BUSINESS PHONE# (REQUIRED) | FAX #

E-MAIL ADDRESS

☐ **CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION.**
**(Broker-Dealer Signature Approval Required)**

x x

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)**

DATE **(REQUIRED)**

x

SIGNATURE OF BROKER-DEALER OR RIA
(IF REQUIRED BY BROKER-DEALER)

DATE **(REQUIRED)**

**I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.** (Not applicable for RIAs.)

STATE **(REQUIRED)**

**REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.**

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. **If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.**

**MAIL TO:**

**Regular Mail:**
Griffin-American Healthcare REIT IV, Inc.
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

**Overnight Mail:**
Griffin-American Healthcare REIT IV, Inc.
C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

PAGE 6 OF 6

HC4-IU1369(0616)

# WIRING INSTRUCTIONS

Effective Date: June 17, 2016

(use of outdated instructions may result in returned funds.)

Thank you for choosing to invest in Griffin-American Healthcare REIT IV, Inc. For your convenience, listed below are the instructions for wiring funds for an investment in Griffin-American Healthcare REIT IV, Inc.

When wiring funds, please notify DST Systems, Inc. and provide the following information:

- Anticipated date of wire
- Amount of wire
- Investor's name
- Registered representative's name, phone number, and broker-dealer name
- Name of the institution sending the wire

Please note our office must be in receipt of the Subscription Agreement/Signature Page prior to the funds. If we receive the funds without a Subscription Agreement/Signature Page, we will be obligated to return the funds should we not receive the Subscription Agreement/Signature Page within 24 hours.

Please follow the wiring instructions exactly as written without omitting any portion:

**Wiring Instructions for NON-RESIDENTS OF PENNSYLVANIA OR WASHINGTON:**

**Bank:** UMB Bank
**Address:** 1010 Grand, 4th Floor, Mall Stop: 1020409, Kansas City, MO 64106
**Account#:** 9871976270
**ABA#:** 101000695
**Account Name:** Griffin-American Healthcare REIT IV, Inc.

**Wiring Instructions for RESIDENTS OF PENNSYLVANIA OR WASHINGTON until the minimum offering is reached in their respective state:**

**Bank:** UMB Bank
**Address:** 1010 Grand, 4th Floor, Mall Stop: 1020409, Kansas City, MO 64106
**Account#:** 9872062299
**ABA#:** 101000695
**Account Name:** UMB Escrow Agent for Griffin-American Healthcare REIT IV, Inc.

**Should you have any questions, please do not hesitate to contact us at 888.926.2688.**

We look forward to serving your investment needs.

PAGE 1 OF 1

HC4-IU1370(0616)

Questions regarding your account should be directed to:

**888.926.2688**

GRIFFIN AMERICAN IV HEALTHCARE REIT

OPTIONAL

# DIRECT DEPOSIT AUTHORIZATION

THE COMPANY PROVIDES THIS SERVICE TO CHARGE

**RETURN WITH A VOIDED CHECK (REQUIRED)**

Mail To: Griffin-American Healthcare REIT IV, Inc.
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Fax To: 855.886.9862 (Toll Free)

NOTE: Direct deposit is not available for investments made through IRAs or qualified accounts.

NAME OF REGISTERED OWNER

REGISTERED OWNER'S SSN ___ – __ – ____ OR REGISTERED OWNER'S TAX ID# __ – _______

CHECK ONE

☐ New Authorization ☐ Change of Information

BANK NAME

ACCOUNT NAME **(MUST BE THE SAME AS REGISTERED OWNER)**

ACCOUNT NUMBER **(REQUIRED)**

**Attach voided check here**

CHECK ONE

☐ Checking Account ☐ Savings Account

ABA ROUTING NUMBER **(REQUIRED)**

Any Bank
Any Street, Anytown
Tel: (001) 555-5555
LAYOUT MAY VARY
MEMO
⑈123456789⑈0001⑆000123456789⑆
ABA Routing #
Check #
Account #

BANK MAILING ADDRESS

CITY

STATE

ZIP CODE

BANK TELEPHONE NUMBER ___ – ___ – ____

**PLEASE NOTE: Griffin-American Healthcare REIT IV, Inc. must be in receipt of this form 30 days prior to the distribution payment date. This authorization will supersede any previous distribution instructions.**

Griffin-American Healthcare REIT IV, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Griffin-American Healthcare REIT IV, Inc. has notified me (us) that this deposit service has been terminated. In the event that Griffin-American Healthcare REIT IV, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

X

SIGNATURE

DATE

X

SIGNATURE OF JOINT INVESTOR

DATE

E-MAIL ADDRESS **(required to receive notification of direct deposit)**

PAGE 1 OF 1

HC4-IU875(0616)

Questions regarding your account should be directed to:

**888.926.2688**

GRIFFIN AMERICAN IV HEALTHCARE REIT

OPTIONAL - NOT APPLICABLE TO CUSTODIAL REGISTRATIONS

# TRANSFER ON DEATH (T.O.D.) FORM

## TRANSFER ON DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Griffin-American Healthcare REIT IV, Inc. receives proof of death and other documentation it deems necessary or appropriate.
- Until the death of the account owner(s), the T.O.D. beneficiary(ies) has (have) no present interest in, or authority over, the T.O.D. account.
- A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual's name or by two or more natural persons as joint tenants with rights of survivorship.
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
- Minors may not be named as a beneficiary unless a custodian or guardian for such minor is also named.
- A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Missouri.
- A T.O.D. designation may be voided at any time by Griffin-American Healthcare REIT IV, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
- A T.O.D. designation will not be accepted from residents of **Louisiana.**
- This form must not be used in conjunction with custodial held registrations. Under custodial held registrations, T.O.D. designations of beneficiaries will be collected by the custodian.

## INVESTOR INFORMATION

#1. NAME OF REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#1. INVESTOR'S SSN ___ – ___ – ___ #1. DAYTIME PHONE# ___ – ___ – ___ #1. STATE OF RESIDENCE

#2. NAME OF JOINT REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#2. INVESTOR'S SSN ___ – ___ – ___ #2. DAYTIME PHONE# ___ – ___ – ___ #2. STATE OF RESIDENCE

## TRANSFER ON DEATH DESIGNATION

I (we) authorize Griffin-American Healthcare REIT IV, Inc. to register all of my (our) shares of its common stock in beneficiary form, assigning ownership on my (our) death to my (our) beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%. For additional beneficiaries, please complete and attach an additional form.

**PRIMARY BENEFICIARY**

FULL NAME

SSN **(REQUIRED)** ___ – ___ – ___ OR TAX ID# ___ – ___ PERCENTAGE ___ %

BIRTHDATE ___ – ___ – ___

☐ **SECONDARY BENEFICIARY** OR ☐ **CONTINGENT BENEFICIARY**

FULL NAME

SSN ___ – ___ – ___ OR TAX ID# ___ – ___ PERCENTAGE ___ %

BIRTHDATE ___ – ___ – ___

☐ **THIRD BENEFICIARY** OR ☐ **CONTINGENT BENEFICIARY**

FULL NAME

SSN ___ – ___ – ___ OR TAX ID# ___ – ___ PERCENTAGE ___ %

BIRTHDATE ___ – ___ – ___

## SIGNATURE

By signing below, I (we) authorize Griffin-American Healthcare REIT IV, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designations(s) made previously with respect to my (our) Griffin-American Healthcare REIT IV, Inc. shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Griffin-American Healthcare REIT IV, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that Griffin-American Healthcare REIT IV, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) in the Subscription Agreement/Signature Page. All registered owners must sign. This authorization form is subject to the acceptance of Griffin-American Healthcare REIT IV, Inc.

X ______________________ DATE ________

SIGNATURE OF PRIMARY INVESTOR **(required)**

X ______________________ DATE ________

SIGNATURE OF JOINT INVESTOR **(if applicable)**

PAGE 1 OF 1

HC4-IU1455(0616)

Questions regarding your account should be directed to:

**888.926.2688**

GRIFFIN AMERICAN HEALTHCARE REIT IV

# ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT (For Additional Investments ONLY)

## Additional Investment Subscription Agreement

This form may be used by any current stockholder in Griffin-American Healthcare REIT IV, Inc. (the "Company") who desires to purchase additional shares of the Company's common stock pursuant to the Additional Investment Subscription Agreement and who purchased their shares directly from the Company. Stockholders who acquired shares other than through use of a Subscription Agreement/Signature Page (e.g., through a transfer of ownership or T.O.D.) and who wish to make additional investments must complete the Griffin-American Healthcare REIT IV, Inc. Subscription Agreement/Signature Page.

## A – INVESTMENT (a completed Additional Investment Subscription Agreement is required for each additional investment)

TOTAL INVESTED IN SHARES OF ***CLASS T*** STOCK $ ______

TOTAL INVESTED IN SHARES OF ***CLASS I*** STOCK (i.e., Fee Based Accounts)* $ ______

Existing Griffin-American Healthcare REIT IV, Inc. Account ☐☐☐☐☐☐☐☐☐

**Check here if applicable:** ☐ Reduced Commission Purchase **Payment will be made with:** ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

## B – INVESTOR INFORMATION (or Trustees if applicable)

**CUSTODIAL OWNERSHIP** (Send ALL paperwork directly to the custodian)

**NON-CUSTODIAL OWNERSHIP** (issue form(s) of payment payable to: "Griffin-American Healthcare REIT IV, Inc." except for Pennsylvania and Washington investors, who should issue payment to "UMB Bank Escrow Agent for Griffin-American Healthcare REIT IV, Inc." until we receive the minimum offering applicable in those states.

INVESTOR NAME ☐ Mr. ☐ Mrs. ☐ Ms.

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms.

MAILING ADDRESS

CITY STATE ZIP

PHONE BUSINESS PHONE

E-MAIL ADDRESS

☐ I (we) authorize the Company to make availabe on its website the documents and reports required to be delivered to me, and notify me via e-mail when such reports are available in lieu of receiving paper copies.

(SIGNATURE REQUIRED)

STREET ADDRESS (IF DIFFERENT FROM MAILING ADDRESS OR MAILING ADDRESS IS A PO BOX)

CITY STATE ZIP

INVESTOR DATE OF BIRTH (MM/DD/YYYY)

JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY)

ENTITY TAX ID # (if applicable)

INVESTOR SSN#

JOINT INVESTOR / AUTHORIZED SIGNER SSN#

## C – INVESTOR(S) SIGNATURES:

Under penalty of perjury, by signing this Additional Investment Subscription Agreement, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4 of a previously executed and submitted subscription agreement. Each investor must separately sign and initial each representation made in this Additional Investment Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS INITIALS **(A)** I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement/Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, or if I am a (we are) resident(s) of California, Iowa or New Jersey, that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS **(C)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

INITIALS INITIALS **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

**Residents of Alabama, California, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania, Tennessee and Vermont**

INITIALS INITIALS **(E)** If I am a (we are) resident(s) of **Alabama**, the aggregate investment in the Company and its affiliates does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **California**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Iowa**, the investment in the Company, its affiliates, and any other non-traded real estate investment trust does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Kansas**, I (we) acknowledge the recommendation by the Office of the Kansas Securities Commissioner that I (we) should limit my (our) aggregate investment in the Company and other non-traded real estate investment trusts to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is defined as that portion of my (our) total net worth (total assets minus total liabilities) that consists of cash, cash equivalents,

C – INVESTOR(S) SIGNATURES CON'T ON NEXT PAGE

PAGE 1 OF 2

* Class I shares are only available for purchase by certain categories of investors, as set forth in the prospectus, as supplemented.

HC4-IU1371(0616)

GRIFFIN AMERICAN IV HEALTHCARE REIT

# ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT (For Additional Investments ONLY)

NAME OF INVESTOR OR TRUSTEE (REQUIRED)

Existing Griffin-American Healthcare REIT IV, Inc. Account #

## C – INVESTOR(S) SIGNATURES CON'T (initial on previous page)

and readily marketable securities. If I am a (we are) resident(s) of **Kentucky**, the aggregate investment in the Company and it affiliates' non-publicly traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Maine**, I (we) acknowledge the recommendation by the Maine Office of Securities that I (we) should limit my (our) aggregate investment in the Company and similar direct participation investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Maine, liquid net worth is defined as that portion of my (our) net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Massachusetts**, the aggregate investment in the Company and other illiquid direct participation programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Missouri**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Nebraska** and I am a (we are) non-accredited investor(s), the aggregate investment in the Company and other non-publicly traded REITs does not exceed 10.0% of my (our) net worth (exclusive of home, home furnishings and automobiles). If I am a (we are) resident(s) of **New Mexico**, the aggregate investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **North Dakota**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Ohio**, the investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Oregon**, the investment in the Company and its affiliates does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Pennsylvania**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Tennessee**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth (exclusive of home, home furnishings, and automobiles). If I am a (we are) resident(s) of **Vermont** and I am a (we are) non-accredited investor(s), the investment in the Company does not exceed 10.0% of my (our) liquid net worth, which is defined as my (our) total assets (not including home, home furnishings, or automobiles) minus total liabilities.

INITIALS INITIALS

**(F)** If I am a (we are) resident(s) of **New Jersey**, I (we) represent that I (we) have either: (1) a liquid net worth of at least $350,000 or (2) a gross annual income of at least $85,000 and a liquid net worth of at least $100,000. In addition, the investment in the Company, affiliated programs and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10.0% of my (our) liquid net worth. For purposes of this limitation, liquid net worth is defined as that portion of my (our) total net worth (total assets exclusive of home, furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities.

**BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.**

X

SIGNATURE OF INVESTOR **(REQUIRED)**

DATE **(REQUIRED)**

X

SIGNATURE OF JOINT INVESTOR (if applicable)

X

AUTHORIZED SIGNATURE (Custodian or Trustee)

**MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS**
(THE COMPANIES AND THEIR AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

**TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA**

The registered representative or registered investment advisor (RIA) must sign below to complete the order. The registered representative or RIA warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber(s) as set forth in the current Prospectus (see "Suitability Standards") and Subscription Agreement, (b) he or she has informed the subscriber(s) of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and the Participating Broker-Dealer or RIA Agreement, and (c) he or she delivered the Prospectus and any supplements thereto through the date hereof to the subscriber(s) at least five days prior to the date that he or she will deliver this Additional Subscription Agreement to the Company.

BROKER-DEALER OR RIA FIRM NAME (REQUIRED)

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY STATE ZIP

BUSINESS PHONE# (REQUIRED) FAX #

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) REPRESENTATIVE #

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX BRANCH ID #

CITY STATE ZIP

BUSINESS PHONE# (REQUIRED) FAX #

E-MAIL ADDRESS

☐ **CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION.**
(Broker-Dealer Signature Approval Required)

X X

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)**

DATE **(REQUIRED)**

**I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.** (Not applicable for RIAs.)

STATE **(REQUIRED)**

X

SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER)

DATE **(REQUIRED)**

**REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.**

☐ **Check only** if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. **If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.**

**MAIL TO:** Griffin-American Healthcare REIT IV, Inc.
c/o DST Systems, Inc.,
PO Box 219133
Kansas City, MO 64121-9133

Questions regarding your account should be directed to:

**888.926.2688**

PAGE 2 OF 2

HC4-IU1371(0616)

EXHIBIT C
DISTRIBUTION REINVESTMENT PLAN
GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
Amended and Restated as of June 17, 2016
Griffin-American Healthcare REIT IV, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.
1.  Election to Participate.     Any purchaser of Class T shares of common stock of the Company, par value $0.01 per share (the “Class T Shares”) or Class I shares of common stock of the Company, par value $0.01 per share (the “Class I Shares” and collectively with the Class T Shares, the “Shares”), may become a Participant by making a written election to participate on such purchaser’s Subscription Agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Plan.
2.  Distribution Reinvestment.     The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Shares of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Shares will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the Company.
3.  General Terms of Plan Investments.
(a) Distributions on Class T Shares will be reinvested in Class T Shares and distributions on Class I Shares will be reinvested in Class I Shares. The Company intends to offer Class T Shares pursuant to the Plan at 95.0% of the estimated value of one Class T Share as estimated by the Company’s board of directors, regardless of the price per Class T Share paid by the Participant for the Class T Shares in respect of which the Distributions are paid. The Company intends to offer Class I Shares equal to the price of Class T Shares purchased pursuant to the Plan. The Company intends to offer Shares pursuant to the Plan until the earliest of (i) the date that all of the Shares registered under the Plan have been issued or (ii) all offerings terminate and the Company elects to deregister with the U.S. Securities and Exchange Commission the unsold Plan Shares. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below this amount. Until the board of directors determines the estimated value of one Class T Share, the estimated value of one Class T Share shall be the offering price per Class T Share in the public offering of shares pursuant to the Company’s prospectus.
(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.
(c) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.
(d) Stockholder servicing fees will not be paid for the Shares purchased pursuant to the Plan.
(e) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.
(f) Distributions will be reinvested by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(g) Participants may acquire fractional Shares so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.
4.  Absence of Liability.     Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.
5.  Suitability.     Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the minimum income and net worth standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.
6.  Reports to Participants.     Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the Subscription Agreement for the Participant’s initial purchase of Shares becomes inaccurate. All material information regarding the Distributions to the Participant and the effect of reinvesting such Distributions, including tax information regarding a Participant’s participation in the Plan, will be sent to each Participant by the Company or the Administrator at least annually.
7.  Taxes.     Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.
8. Reinvestment in Subsequent Programs.
(a) After the termination of the Company’s offering of Shares pursuant to this prospectus dated February 16, 2016, as may be amended or supplemented, the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant (other than Alabama and Ohio investors, who are not eligible) notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (a “Subsequent Program”). If the Company makes such an election, Participants (other than Alabama and Ohio investors, who are not eligible) may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:
(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;
(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;
(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;
(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and
(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.
9.  Termination.
(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.
(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.
10.  State Regulatory Restrictions.     The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.
11.  Amendment, Suspension or Termination by Company.
(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant; provided however, the Company may not amend the Plan to (i) provide for selling commissions or dealer manager fees to be paid for shares purchased pursuant to this Plan or (ii) to revoke a Participant’s right to terminate or modify his participation in the Plan.
(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may suspend or terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.
(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participation’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.
12.  Participation by Limited Partners of Griffin-American Healthcare REIT IV Holdings, LP.    For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Griffin-American Healthcare REIT IV Holdings, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.
13.  Governing Law.     This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14.  Notice.     Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Griffin-American Healthcare REIT IV, Inc. Distribution Reinvestment Plan Administrator, c/o DST Systems, Inc., P.O. Box 219133, Kansas City, Missouri 64121-9133, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

DISTRIBUTION REINVESTMENT PLAN ENROLLMENT FORM

Complete this form and return to address below or fax to 855-886-9862 (toll free).

To Join the Distribution Reinvestment Plan:

Please complete and return this enrollment form. Be sure to include your signature below in order to indicate your participation in the Distribution Reinvestment Plan (the "DRIP").

I hereby appoint Griffin-American Healthcare REIT IV, Inc. (the "Company") (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of the Company's Class T or Class I common stock, $0.01 par value per share (the "Common Stock") registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in the same class of shares of the Common Stock as follows:

_____**% DRIP** _____**% cash** (must equal 100%)

I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

Sign below if you would like to participate in the DRIP.
ACCOUNT NUMBER (existing stockholders)

SIGNATURE

X

DATE

PRINT NAME

SIGNATURE OF JOINT OWNER

X

DATE

PRINT NAME

PRINT NAME OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S)

MEDALLION STAMP GUARANTEE (REQUIRED FOR CUSTODIAL ACCOUNTS)

Questions regarding your account should be directed to:
888-926-2688

HC4-IU1456(0616)

PAGE 1 OF 1

EXHIBIT D
EXHIBIT “A”
SHARE REPURCHASE REQUEST
The undersigned stockholder of Griffin-American Healthcare REIT IV, Inc. (the “Company”) hereby requests that, pursuant to the Company’s Share Repurchase Plan (the “Repurchase Plan”), the Company repurchase the number of shares of Common Stock (the “Shares”) indicated below.
ACCOUNT NUMBER:
STOCKHOLDER’S NAME:
STOCKHOLDER’S ADDRESS:
TOTAL CLASS T SHARES OWNED BY STOCKHOLDER:
TOTAL CLASS I SHARES OWNED BY STOCKHOLDER:
NUMBER OF CLASS T SHARES PRESENTED FOR REPURCHASE: ☐          ☐100%
NUMBER OF CLASS I SHARES PRESENTED FOR REPURCHASE: ☐          ☐100%
(Note: number of shares presented for repurchase must be equal to or exceed 25.0% of total shares owned.)
REASON FOR REPURCHASE REQUEST (SUBMIT REQUIRED DOCUMENTS, IF APPLICABLE):
☐ DEATH             ☐ QUALIFYING DISABILITY         ☐ OTHER
By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent (as defined in the Repurchase Plan) the following:
The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.
The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.
The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein.
Stock certificates for the Shares presented for repurchase (if applicable) are enclosed, properly endorsed with signature guaranteed.
It is recommended that this Share Repurchase Request and any attached stock certificates be sent to the Repurchase Agent, at the address below, via overnight courier, certified mail, or other means of guaranteed delivery.

Mail:	Griffin Capital Securities, LLC Griffin-American Healthcare REIT IV, Inc. Repurchase Agent c/o DST Systems, Inc. P.O. Box 219133 Kansas City, MO 64121-9133	Overnight Courier:	Griffin Capital Securities, LLC Griffin-American Healthcare REIT IV, Inc. Repurchase Agent c/o DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105-1407

Date: ___________________

Stockholder Signature:______________________________________________________________________

Office Use Only
Date Request Received:

Medallion Stamp Guarantee (Required for custodial accounts)

D-1

EXHIBIT E

SUPPLEMENTAL DISCLOSURE RELATING TO
GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC. CLASS T SHARES

Share Class Overview

As of February 16, 2016, Griffin-American Healthcare REIT IV, Inc. (“GA Healthcare REIT IV”) began offering its Class T shares of common stock. One of the unique aspects of the GA Healthcare REIT IV Class T share relates to the advisor’s commitment to fund three percent (3.0%) of the gross offering proceeds representing a portion of the up-front offering expenses (2.0% of the gross offering proceeds representing a portion of the dealer manager fee and all of our organizational and offering expenses, which are anticipated not to exceed 1.0% of the gross offering proceeds, collectively the “Advisor Up Front Funding”). The advisor may recoup such Advisor Up Front Funding through a contingent advisor payment equal to 2.25% of the purchase price of the properties (including leverage) acquired by GA Healthcare REIT IV. However, in no event will the advisor ever collect more pursuant to the contingent advisor payment than it has funded, nor will the advisor earn any return on such amounts funded.

GA Healthcare REIT IV intends to utilize leverage in connection with property acquisitions. The use of leverage will provide GA Healthcare REIT IV with additional funds available for property acquisitions, which in turn will allow it to acquire additional properties more quickly. Because the payment of the contingent advisor payment is tied to acquisition activity, utilizing leverage will allow the advisor to recoup the Advisor Up Front Funding more quickly than if GA Healthcare REIT IV used less leverage. However, in addition to committing to the Advisor Up Front Funding, the advisor has also committed to keep $7.5 million of such funding outstanding for the longer of the end of the offering period, including any follow-on offerings, and three years from the effective date of the offering. Please note the following:

•
As a result of the amounts funded by the advisor at the point of sale, a stockholder’s customer account statement will reflect a statement value of $9.60 per share until GA Healthcare REIT IV declares a net asset value per share, which is anticipated to occur on or about September 10, 2018 (the “NAV Date”).

•	Were the advisor not to fund a portion of the offering expenses, the customer account statement would reflect a statement value of $9.30 per share until the NAV Date.

•
Given the advisor will likely recover the full amount of Advisor Up Front Funding (but not prior to the time frame set forth above), the net asset value may be negatively impacted upon the payment of the contingent advisor payments.

•	This potential negative impact may not be reflected on the account statement until the NAV Date.

•
This potential negative impact also will not impact or otherwise reduce the stockholder distribution rate and will not be reflected in the calculation of GA Healthcare REIT IV’s Modified Funds from Operations.

•
While other factors (such as the deployment of the amounts funded by the advisor in the acquisition of a revenue generating property or properties) may outweigh the potential negative impact stipulated above, the net effect of the amounts funded by the advisor relative to the return generated by GA Healthcare REIT IV from the deployment of such funding may not be known until such time as the NAV Date.

The information below details the Class T shares available for GA Healthcare REIT IV:

Class T Shares
Investment Attributes
Up front fees and commissions totaling 4.0% of gross offering proceeds (3.0% selling commission and 1.0% dealer manager fee) are lower than historical Class A shares, which typically have up front fees and commissions totaling 10.0% of gross offering proceeds (7.0% selling commission and 3.0% dealer manager fee).

Griffin-American Healthcare REIT IV Advisor, LLC (“Advisor”) will fund, at the time of sale, 2.0% of the gross offering proceeds representing a portion of the dealer manager fee and all of our organizational and offering expenses, which is anticipated not to exceed 1.0% of the gross offering proceeds, that would have otherwise been payable by GA Healthcare REIT IV (the “Advisor Up Front Funding”)(1).

E-1

The Advisor has the ability to recoup the Advisor Up Front Funding over time by charging GA Healthcare REIT IV a “Contingent Advisor Payment” in an amount not to exceed 2.25% of the purchase price of acquisitions in connection with the offering, which is in addition to the base acquisition fee of 2.25% of the purchase price of each property we acquire and 2.0% of the purchase price of any real-estate related investment we acquire or originate. The Advisor will keep the first $7.5 million of the Advisor Up Front Funding outstanding for the later of the full duration of the offering period, including any follow-on offerings, or three years from the effective date of the offering (the “Contingent Advisor Payment Period”)(1).

At no point will the Advisor collect more in Contingent Advisor Payments than the Advisor Up Front Funding amount then outstanding, subject also to the Advisor’s commitment to leave $7.5 million outstanding as indicated above.

Initial Purchase Price Per Share	$10.00
Initial Distribution Reinvestment Plan Price Per Share	$9.50
Selling Commissions Per Share	$0.30
Dealer Manager Fee Per Share	$0.30 ($0.10 of which paid up front and $0.20 of which paid by the Advisor)(2)
Organizational and Offering Expenses	Estimated at 1.0% of gross offering proceeds ($0.00 paid by GA Healthcare REIT IV)(3)
Stockholder Servicing Fee	1.0% of gross offering proceeds (approximately 4.0% of gross offering proceeds over life of GA Healthcare REIT IV)(4)
Customer Account Statement “Value” — Net Investment Methodology	$9.60 per share (Note: were there no Advisor Up Front Funding, the Customer Account “Value” would be $9.30 per share)

(1)
Pursuant to the terms of the offering as stipulated in the prospectus, the Advisor is entitled to receive a base acquisition fee of 2.25% or 2.00% of the contract purchase price of each property we acquire or any real estate-related investment we acquire or originate, respectively. As noted above, the Advisor has agreed to pay, on behalf of GA Healthcare REIT IV, 2.0% of the gross offering proceeds representing a portion of the dealer manager fee and all of our organizational and offering expenses, which is anticipated not to exceed 1.0% of the gross offering proceeds. The Advisor has the ability to recoup amounts paid in excess of the $7.5 million threshold by charging GA Healthcare REIT IV a “Contingent Advisor Payment” equal to 2.25% of the contract purchase price of an asset as such assets are acquired. The amount of the Contingent Advisor Payment paid upon the closing of an acquisition will be reviewed on an acquisition by acquisition basis and such payment shall not exceed the Advisor Up Front Funding. Following the Contingent Advisor Payment Period, the Advisor then has the ability to recover the $7.5 million threshold advanced through the Contingent Advisor Payment.

(2)
The dealer manager will be paid 1.0% of the gross offering proceeds per share as part of the dealer manager fee at the time of sale and the Advisor will fund the remaining 2.0% of the gross offering proceeds per share of the dealer manager fee on behalf of GA Healthcare REIT IV, which the Advisor may recover via the Contingent Advisor Payment discussed above. A portion of the dealer manager fee may be re-allowed to the participating broker-dealer.

(3)
Organizational and offering expenses are estimated to be 1.0% of gross offering proceeds from GA Healthcare REIT IV’s primary offering in the event GA Healthcare REIT IV raises the maximum offering. The Advisor will pay all our organizational and offering expenses. The sum of the dealer manager fee and the organizational and offering expenses funded by the Advisor on behalf of GA Healthcare REIT IV is referred to herein as the “Advisor Up Front Funding.”

(4)
The stockholder servicing fee shall be paid to the participating broker-dealer, subject to certain conditions, which fee shall accrue daily and be paid 25 basis points quarterly in arrears for approximately four years, subject to the conditions outlined further in the Prospectus. All of the stockholder servicing fee will be re-allowed to the participating broker-dealer.

E-2

Repurchase of Shares

GA Healthcare REIT IV is intended for investors with a long-term time investment horizon. However, once shares are held for one year, investors may be able to have their shares repurchased by GA Healthcare REIT IV at a price ranging from 92.5% – 100% of the purchase price or the then current offering price, whichever is less, and depending upon the length of time held. GA Healthcare REIT IV’s ability to process share repurchases is subject to restrictions. See the “Share Repurchase Plan” section of the prospectus beginning on page 178 for additional information. The board of directors may terminate, suspend or amend the share repurchase plan upon 30 days’ written notice without stockholder approval.

Share Purchase Anniversary	Repurchase Price
At least one year	92.5% of lesser of initial price paid or then current offering price
At least two years	95.0% of lesser of initial price paid or then current offering price
At least three years	97.5% of lesser of initial price paid or then current offering price
At least four years	100% of lesser of initial price paid or then current offering price

Volume Discounts

Investors may qualify for volume discounts on purchases of Class T shares. We will offer a reduced share purchase price on Class T shares to single purchasers on orders of $1,000,000.01 or more. To the extent you qualified for a discount on a particular purchase, any subsequent purchase, other than through the distribution reinvestment plan, will also qualify for the volume discount.

	Dollar Volume of Shares Purchased for a Single Purchaser	Purchase Price Per Share to Investors	Selling Commission Per Share for Incremental Share in Volume Discount Range
Class T Shares	Up to $1,000,000	$10.00	$0.30
	$1,000,000.01 – $5,000,000	$9.90	$0.20
	$5,000,000.01 and over	$9.80	$0.10

E-3